EXHIBIT 10.12

CERTAIN   PORTIONS  OF  THIS  DOCUMENT  FOR  WHICH   CONFIDENTIAL
TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED.  REDACTIONS  ARE
INDICATED BY A DOUBLE PAIR OF EMPTY BRACKETS ("[[   ]]").













                       ASSET PURCHASE AND

                         SALE AGREEMENT

                         By and Between

            FUTURESOUTH, INC., SOUTHBOAT LEMAY, INC.
               and SOUTHBOAT LIMITED PARTNERSHIP,

                             Seller,

                               and

                AMERISTAR CASINO ST. LOUIS, INC.

                             Buyer.





                  Dated as of February 15, 2000

1. Definitions; Construction.                                       1
 1.1 Definitions                                                    1
 1.2 Construction                                                  10
2. Assets, Assumed Contracts and Assumed Liabilities.              10
 2.1 Assets                                                        10
   2.1.1 Lease                                                     10
   2.1.2 Project Documents                                         10
 2.2 Assumed Contracts and Liabilities                             10
 2.3 Assumption of Liabilities                                     11
3. Purchase Price.                                                 11
 3.1 Purchase Price for the Assets.                                11
   3.1.1 Purchase Price                                            11
   3.1.2 Royalty Payment                                           11
   3.1.3 Sale of Project/Foreclosure                               12
   3.1.4 No Interest in Project                                    12
   3.1.5 Delivery of Financial Statements                          13
4. Closing; Conditions to Closing.                                 13
 4.1 Closing                                                       13
 4.2 Seller's Conditions                                           13
 4.3 Buyer's Conditions                                            14
5. Representations and Warranties of Seller                        17
 5.1 General Representations and Warranties.                       17
   5.1.1 Organization                                              17
   5.1.2 Ownership                                                 18
   5.1.3 Authorization                                             18
   5.1.4 Subsidiaries and Partnerships                             18
   5.1.5 No Conflict or Violation                                  18
   5.1.6 No Burdensome Restrictions                                19
   5.1.7 Litigation and Proceedings                                19
   5.1.8 Consents and Approvals                                    19
   5.1.9 Disclosures                                               19
 5.2 Representations and Warranties With Respect to the Assets.    19
   5.2.1 Title to Assets                                           20
   5.2.2 Leased Site                                               20
   5.2.3 Project Documents                                         20
   5.2.4 Other Assets                                              20
 5.3 Representations and Warranties With Respect to the
 Liabilities of Seller.                                            20
   5.3.1 Debts                                                     20
   5.3.2 Environmental Matters                                     20
   5.3.3 Insurance                                                 20
 5.4 Representations and Warranties With Respect to the
 Operations of Seller.                                             20
   5.4.1 Compliance with Laws                                      21
   5.4.2 Condemnation, Eminent Domain, Rezoning and Leasing        21
   5.4.3 Improper Payments                                         21
 5.5 Representations and Warranties With Respect to Seller's
 Disclosures.                                                      21
   5.5.1 Material Omissions                                        21
   5.5.2 Brokers                                                   21
   5.5.3 Project Documents                                         21
6. Representations and Warranties of Buyer                         22
 6.1 Organization                                                  22
 6.2 Authorization                                                 22
 6.3 No Conflict or Violation                                      22
 6.4 Litigation and Proceedings                                    22
 6.5 Consents and Approvals                                        23
 6.6 Brokers                                                       23
 6.7 No Licensing Problems                                         23
 6.8 Ownership                                                     23
 6.9 Financial Statements of ACI                                   23
7. Affirmative Covenants                                           23
 7.1 Permits                                                       23
 7.2 Governmental Investigation                                    24
 7.3 Notices                                                       25
 7.4 Contracts                                                     25
 7.5 Other Prohibited Transactions                                 25
 7.6 Inspection                                                    25
 7.7 Contacts                                                      26
 7.8 Condemnation                                                  26
 7.9 Project Documents                                             26
 7.10 Improper Payments                                            26
 7.11 Exclusivity                                                  26
 7.12 Right of Setoff                                              27
 7.13 Showboat Development Company                                 27
 7.14 Lease Obligations                                            27
 7.15 Information                                                  27
 7.16 VIP Privileges                                               28
 7.17 Transfers of Stock of Seller                                 28
8. Abandonment of Project                                          29
9. Alternate Site                                                  30
10. Termination; Default.                                          31
 10.1 Termination and Abandonment                                  31
 10.2 Effect of Termination                                        31
 10.3 Default by Seller                                            31
 10.4 Default by Buyer                                             31
 10.5 Notice and Cure Rights                                       31
11. Indemnification.                                               31
 11.1 Seller                                                       31
 11.2 Buyer                                                        32
 11.3 Third Person Claims                                          32
 11.4 Indemnification Payments                                     33
 11.5 Limitations                                                  33
   11.5.1  On Buyer                                                33
   11.5.2  On Seller                                               33
12. No Assurances                                                  33
13. General Provisions.                                            34
 13.1 Accounting Terms                                             34
 13.2 Amendment and Modification                                   34
 13.3 Approvals and Consents                                       34
 13.4 Assignments                                                  34
 13.5 Business Day                                                 34
 13.6 Captions                                                     34
 13.7 Confidentiality                                              34
 13.8 Counterpart Facsimile Execution                              35
 13.9 Counterparts                                                 35
 13.10 Entire Agreement                                            35
 13.11 Exhibits                                                    35
 13.12 Failure or Delay                                            35
 13.13 Further Assurances                                          35
 13.14 Governing Law                                               36
 13.15 Legal Fees, Costs                                           36
 13.16 Notices                                                     36
 13.17 Publicity                                                   37
 13.18 Schedules                                                   37
 13.19 Severability                                                37
 13.20 Specific Performance and Injunctive Relief                  37
 13.21 Submission to Jurisdiction                                  38
 13.22 Successors and Assigns                                      38
 13.23 Third-Party Beneficiary                                     38
 13.24 Signature Warranty                                          38
 13.25 Survival                                                    38
14. Arbitration.                                                   39
 14.1 Arbitration Proceedings                                      39
 14.2 Limitation on Consolidation or Joinder                       39

INDEX OF EXHIBITS

EXHIBIT        DESCRIPTION

EXHIBIT A      Legal Description of the Leased Site

EXHIBIT B      Assignment and Assumption Agreement

EXHIBIT C      Bill of Sale

EXHIBIT D      Lease

EXHIBIT E      Management Agreement

EXHIBIT F      Project Documents

EXHIBIT G      Promissory Note

EXHIBIT H      Collateral Assignment of Lease

EXHIBIT I      Security Agreement

EXHIBIT J      Opinion of Buyer's Legal Counsel

EXHIBIT K      Opinion of Seller's Legal Counsel

EXHIBIT L      Certificate of Futuresouth Shareholders

INDEX OF DISCLOSURE SCHEDULES

SCHEDULE            DESCRIPTION

5.1.1.              Names

5.1.2.              Stock Ownership

5.1.4.              Seller's Subsidiaries and Partnerships

5.1.7.              Litigation and Proceedings

5.1.8.              Consents and Approvals Required of Seller

5.3.1.              Seller's Debt

5.4.1.              Compliance with Laws

5.4.3.              Improper Payments

6.5.                Consents and Approvals Required of Buyer

                ASSET PURCHASE AND SALE AGREEMENT

      This Asset Purchase and Sale Agreement is made and entered into as of the 15th day of February, 2000 among Ameristar Casino St. Louis, Inc., a Missouri corporation ("Buyer"), Futuresouth, Inc., a Missouri corporation (herein "Futuresouth"), Southboat Lemay, Inc., a Nevada corporation (herein "Southboat") and Southboat Limited Partnership, a Missouri limited partnership (herein "SLP") (Futuresouth, Southboat and SLP are herein collectively referred to as "Seller").

                            RECITALS

      A.    Futuresouth  is  the sole shareholder  of  Southboat.
Southboat is the sole general partner and Futuresouth is the sole limited partner of SLP.

      B. SLP holds a leasehold interest in an undeveloped site in St. Louis County, Missouri pursuant to that certain Amended and Restated Lease and Development Agreement by and between SLP, as tenant, and St. Louis County Port Authority, as landlord, dated as of February 15, 2000. A legal description of the leased site is set forth in Exhibit A and by this reference made a part hereof .

      C. Buyer wishes to purchase, and Seller wishes to sell, the Lease and the Project Documents (as hereinafter defined) upon the terms set forth herein.

                            AGREEMENT

      In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties agree as follows:

     1.   Definitions; Construction.

          1.1 Definitions. For purposes of this Agreement, unless the context clearly indicates otherwise, the following capitalized terms have the following meanings:

                 "ACI" means Ameristar Casinos, Inc., a Nevada corporation; the parent company of Buyer.

               "Affiliate" of any specified Person means: (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above; or
(iii) any partner (general or limited), trustee, beneficiary, spouse, child (including an adult child) or sibling of, or member in a limited liability company with, any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and it shall be conclusively presumed that the beneficial ownership of 25% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person constitutes control; and the term "controlling" and "controlled" have meanings correlative to the foregoing.

                "Agreement"  means this Asset Purchase  and  Sale
Agreement, including all Exhibits and Schedules hereto.

                "Applicable Law" means any law, rule, regulation, order, decree or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

                 "Assets"   means  the  Lease  and  the   Project
Documents.

                "Assignment and Assumption Agreement" means that assignment and assumption agreement to be entered into between Buyer and Seller on the Closing Date, in the form of Exhibit B, whereby Seller assigns all of its rights under the Lease to Buyer and Buyer assumes Seller's obligations under the Lease on the terms set forth therein.

               "Basket Amount" means $25,000.00.

                "Bill of Sale" means that bill of sale to be executed and delivered by Seller to Buyer on the Closing Date, in the form of Exhibit C, whereby Seller conveys the Project
Documents to Buyer.

                "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America or the State of Missouri.

                "Buyer" has the meaning set forth in the opening paragraph of this Agreement.

                 "Capital  Expenditure"  means  all  expenditures
(excluding interest capitalized during construction) which must be capitalized under GAAP.

                 "Capitalized   Lease   Obligation"   means   the
obligations of a lessee under any lease of property which must be capitalized under GAAP.

                "Closing"  has the meaning set forth  in  Section
4.1.

                "Closing  Date"  has  the meaning  set  forth  in
Section 4.1.

               "Code" means the Internal Revenue Code of 1986, as amended.

                "Commencement of Construction" means the first turning of the ground in connection with the actual construction of the Project, excluding any ceremonial ground-breaking.

                "Confidential Information" means: (i) information not available to the general public or not in the public domain concerning Buyer's business and financial affairs delivered by or on behalf of Buyer to Seller; (ii) information not available to the general public concerning Seller's business and financial affairs (including, but not limited to, the information respecting the shareholders and partners of Seller) delivered by or on behalf of Seller to Buyer; and (iii) analyses, compilations, forecasts, studies and other documents prepared on the basis of such information prepared by the Parties or their respective agents, representatives, Affiliates, employees or consultants.

                "Contingent Obligation" means, as to any  Person:
(i) any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt or Contractual Obligation of another Person if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligees of such Debt or Contractual Obligation that such Debt or Contractual Obligation will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Debt or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof, and (ii) any contingent liability as determined in accordance with GAAP (without regard to materiality).

                "Contractual Obligation" means any obligation, agreement or undertaking, whether oral or written and includes, without limitation, the Lease.

               "CPI" means the Consumer Price Index for All Urban
Consumers for the U.S. City Average for All Items 1982-84=100, as determined by the United States Department of Labor, Bureau of Labor Statistics.

                "Debt" of a Person means (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all Capitalized Lease Obligations of such Person; (v) all obligations or liabilities of others secured by an Encumbrance on any asset owned by such Person, whether or not such obligation or liability is assumed by such Person; (vi) all Contingent Obligations of such Person; and (vii) all other obligations or liabilities of such Person which are required by GAAP (without regard to materiality) to be shown as a liability or otherwise disclosed in financial statements.

               "Development Costs" means all Capital Expenditures of the Project, as made from time to time, excluding Maintenance
Capital Expenditures to the extent funded or deemed to be funded out of the Maintenance Capital Expenditures Reserve.

                "Disclosing Party" has the meaning set  forth  in
Section 13.7.

                "Disclosure Schedule" means those schedule(s) which sets forth all exceptions to Seller's representations and warranties contained in Section 5.

               "$" means United States of America dollars.

                "Encumbrance" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, restriction (including any easement, right-of-way or similar restriction), condition, lease, lien (statutory or otherwise), security interest, any conditional sale or option contract or other title retention agreement.

                 "Environmental Damages" means all losses, penalties, fines, liabilities (including strict liability), costs and expenses, including reasonable attorneys' fees and consultants' fees, any of which are incurred at any time as a result of the existence of Hazardous Material at, upon, about or beneath the Leased Site, adjoining or nearby property or a Hazardous Waste Site or migrating or threatening to migrate to or from the Leased Site or a Hazardous Waste Site, or the existence of a violation of Environmental Laws pertaining to the Leased Site or a Hazardous Waste Site, including: (i) damages for personal injury, or injury to property or natural resource occurring upon or off the Leased Site or a Hazardous Waste Site, foreseeable or unforeseeable, including lost profits, consequential damages, interest and penalties, and (ii) damages for the loss of the use or any adverse impact on the marketing or marketability of rentable space on the Leased Site.

                "Environmental Laws" means all Applicable Laws relating to the environment, including: (i) all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Material, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, (ii) all requirements relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material, whether solid, liquid or gaseous in nature; and (iii) all requirements pertaining to the protection of the health and safety of employees or the public.

                  "Excess Unexpended Maintenance Capital Expenditures Reserves" means that amount of the Maintenance Capital Expenditures Reserve funded or deemed to be funded in respect of any Fiscal Year that is not expended or deemed to be expended within two (2) years after the end of such Fiscal Year in respect of which such amount was reserved. For purposes of this definition, all disbursements funded or deemed to be funded out of the Maintenance Capital Expenditures Reserve shall be deemed to be made on a first-in, first-out (FIFO) basis of accounting.

                "Excursion Gambling Boat" means a casino gambling facility licensed in accordance with Applicable Law.

                 "Financial Statements" means the financial statements of Buyer and, if Buyer engages in activities other than the Project or activities incidental thereto, of the Project for the applicable period, audited by a national accounting firm, containing a balance sheet, statements of income and expense and of cash flow, prepared in accordance with GAAP on a consistent basis, and includes all notes thereto.

               "Fiscal Year" means the 12-month period designated by the Buyer as its fiscal year for tax purposes.

                 "GAAP" means generally accepted accounting principles from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                "Governmental Authority" means any government of any nation, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Hazardous Materials" means any substance: (i) the presence of which requires investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a hazard to property or to the health or safety of Persons; (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) which contains polychlorinated biphenyls or asbestos.

               "Hazardous Waste Site" means any site or location, wherever located (including any well, pit, pond, lagoon, tailings pile, spoil pile, impoundment, ditch, trench, drain, landfill, warehouse or waste storage container) where Hazardous Material has been deposited, stored, treated, reclaimed, disposed of, placed or otherwise come to be located.

                "Indemnified Party" means any Person  claiming  a
right   to   indemnification  pursuant  to  any   indemnification
provision in this Agreement.

               "Indemnifying Party" means any Person obligated to
indemnify   another   Person  pursuant  to  any   indemnification
provision in this Agreement.

                "Landlord" means St. Louis County Port Authority, a public body corporate and politic of the State of Missouri.

                "Lease" means that certain Amended and Restated Lease and Development Agreement by and between SLP and the St. Louis County Port Authority dated as of February 15, 2000, a copy of which is attached hereto as Exhibit D, any and all future amendments thereto permitted hereunder prior to the Closing Date and the leasehold estate created thereunder.

                "Leased Site" means that real property and any appurtenances thereto located in St. Louis County, Missouri containing approximately twenty-nine (29) acres all as set forth and legally described in Exhibit A.

                "Lender" means a Person who lends money to Buyer and/or ACI in connection with the Project in an arms' length transaction.

                "Maintenance Capital Expenditures" means those Capital Expenditures of Buyer made for the purpose of replacing or renovating then existing assets and/or components of the Project, including but not limited to slot machine and other gaming equipment replacements, restaurant renovations, casino signage renovation or replacement, hotel room renovations and replacements and other furniture, fixture and equipment renovations and replacements.

                "Maintenance Capital Expenditures Reserve"  means
an unsegregated reserve account for Maintenance Capital Expenditures to be funded or deemed funded annually from and after the Opening Date. The initial annual funding rate shall be equal to 3.5% of the total Development Costs on a weighted average during the Fiscal Year in question. If the Opening Date occurs on a date other than the first day of a Fiscal Year, the amount to be funded or deemed funded shall be prorated for such
Fiscal Year. Commencing with the second full Fiscal Year following the Opening Date, the annual funding rate shall be increased annually, in the sole discretion of Buyer, to a percentage not to exceed the prior year annual rate multiplied by the increase, if any, in the CPI during the immediately preceding Fiscal Year. The annual funding percentage shall not be subject to decrease in the event of any decrease in the CPI. For example, after Fiscal Year 1, assuming the year to year increase in the CPI is 2%, then the maximum annual funding percentage increase is 3.5% times 2.0%, or .07%, thus making the revised annual percentage a maximum of 3.5% plus .07%, or 3.57%. Buyer, in its sole discretion, may either fund the Maintenance Capital Expenditure Reserve or deem the Maintenance Capital Expenditure Reserve funded for each applicable Fiscal Year. In the event the Maintenance Capital Expenditure Reserve is not actually funded in any given Fiscal Year, it shall be deemed funded. The Maintenance Capital Expenditures Reserve shall be reduced from time to time, but not below zero, by the amount of Maintenance Capital Expenditures incurred by Buyer (in the manner set forth under the definition of "Excess Unexpended Maintenance Capital Expenditure Reserves") and by the amount, if any, of Excess Unexpended Maintenance Capital Expenditure Reserves.

                 "Management Agreement" means that certain Management and Administrative Services Agreement in form and substance as set out in Exhibit E by and between Buyer and ACI relating to the Project. The Management Fee, as defined in the Management Agreement (not to exceed 4% of the gross revenues of the Project), shall be considered as an operating expense of the Project, but any and all interest payable thereon pursuant to the Management Agreement shall be excluded as an operating expense of the Project.

               "Material Adverse Change" means a material adverse change in any of: (i) the condition of the business, performance, prospects, operation or assets of Seller (financial or otherwise), including without limitation the suitability of the Leased Site for the development of the Project; (ii) the value of the Leased Site as a location for the Project; (iii) the legality, validity or enforceability of this Agreement; (iv) the rights and remedies of Buyer under this Agreement; or (v) Applicable Law.

                "Material Adverse Effect" means one or more effects that, individually or in the aggregate, could result from a Material Adverse Change.

                "Net Free Cash Flow" means a sum determined and calculated at the end of each Fiscal Year upon the issuance of the Financial Statements for such Fiscal Year as follows:

           The operating income (loss) for the Project for an applicable Fiscal Year as determined in accordance with GAAP and other accounting principles employed by ACI in the preparation and issuance of its consolidated financial statements, each applied on a consistent basis, adjusted to add or subtract (as indicated) the following items for such Fiscal Year:

          1.   Additions to operating income (loss):

               (a)  depreciation and amortization of assets;
                 (b)    Excess  Unexpended  Maintenance   Capital
Expenditures Reserves;
               (c)  Project-Related Interest Income.

          2.   Deductions from operating income (loss):

                (a)   interest  expense on any and  all  Project-
Related Debt;
               (b)  required principal payments on Project-Related Debt;
               (c) all sums required to be paid into any and all sinking funds or reserves for the purpose of retirement of all or a portion of the principal amount of any or all Project-Related Debt at scheduled maturity, if such sinking fund or reserve is required by the holder of such Debt and
                    such holder is not an Affiliate of Buyer;
               (d) the actual or deemed funding of the Maintenance Capital Expenditures Reserve;
               (e)  an amount necessary to provide ACI a non-cumulative
                    preferred rate of return of [[   ]] percent per annum on its
                    Unreturned Project Equity for such Fiscal Year; provided that such deduction shall be limited to the extent necessary to prevent the Net Free Cash Flow of Buyer for such Fiscal Year being reduced to below zero;
               (f) deductions shall not be double counted if the same payment fits under more than one category.

                "Opening Date" means the date on which the Excursion Gambling Boat included in the Project opens for business.

               "Party" means a Person named as entering into this Agreement.

                "Permit" means all approvals, authorizations, consents, licenses, franchises, orders and other permits of any Governmental Authority.

                "Permitted Encumbrances" means: (i) taxes and assessments, general and specific, not due and payable on or before the Closing Date; and (ii) those title exceptions listed in the commitment for title insurance to be obtained by Buyer which do not or will not, in the sole discretion of Buyer, impair the leasehold interest in, or the intended development, use, operation or occupancy of, the Leased Site.

                "Person" means any natural person, corporation, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, limited liability company, limited liability partnership, limited liability trust, partnership or other organization irrespective of whether it is a legal entity, and any Governmental Authority.

                "Prime Rate" means the prime rate as published from time to time by Wells Fargo Bank, N.A. or if such rate ceases to be published, then the prime rate as published daily in The Wall Street Journal.

                "Prime  Territory" has the meaning set  forth  in
Section 4.3.14.

                "Project" means Buyer's proposed development of the Leased Site, including a casino with approximately 2,000 slot machines and 60 table games, or approximately 2,360 gaming positions, and related improvements such as restaurants and parking. It is currently contemplated that there will be multiple restaurant offerings with total seating for approximately 700 to 750 guests. The term "Project" includes such additional improvements, renovations and/or expansions of existing improvements as Buyer may, at its sole discretion, elect to develop. Buyer may, at its sole discretion, elect from time to time to change the scope of the Project, but not the Purchase Price or the Royalty payable to Seller.

                "Project Costs" means all costs and obligations incurred by Buyer in developing, constructing, financing and operating the Project.

               "Project Documents" means all engineering studies,
architectural and engineering drawings or plans, elevations, site studies, Coast Guard permit applications (if any), U.S. Army Corps Of Engineers' permit application(s), if any, the Seller's and its predecessor's Missouri Gaming Commission license application(s), title insurance commitment(s) and policies, if any (including all copies of recorded or unrecorded documents listed as exceptions to the title of the Leased Site), surveys, environmental reports, market studies, applications for zoning or rezoning of all or a portion of the Leased Site, all correspondence, documents and/or agreements pertaining to the Lease and/or all or any portion of the Leased Site; all correspondence, documents and/or agreements relating to nearby or adjoining property to the Leased Site, information, presentations and other material used or useful in connection with any attempts by Seller to develop the Project. A list of such documents is attached hereto as Exhibit F.

                "Project Equity" means the equity investment of ACI in Buyer for the Project plus the retained earnings accumulated within the Buyer to the extent that any such undistributed retained earnings are used for capital expansion, additions and improvements, excluding Maintenance Capital Expenditures funded out of the Maintenance Capital Expenditures Reserve.

                 "Project-Related Debt" means all bona fide indebtedness incurred by or allocated to Buyer in connection with the development, construction, maintenance, operation, expansion or improvement of the Project and all refinancing indebtedness in respect thereof, including any and all loans to Buyer from one
(1) or more Affiliates of Buyer on which the rate of interest shall be the Prime Rate plus five and one-half (5.5) percentage points. Notwithstanding any provision hereof to the contrary:
(x) any indebtedness incurred or guaranteed by Buyer for the purposes set forth in the immediately preceding sentence which is also incurred by any Affiliate(s) of Buyer as co-borrower(s) and/or guaranteed by any Affiliate(s) of Buyer shall be deemed to be indebtedness incurred by such Affiliate(s) of Buyer and loaned to Buyer, such that Buyer shall be obligated to pay to such Affiliate(s) any difference between the actual rate of interest payable to the third party lender(s) and the lesser of (i) such actual rate of interest plus five (5) percentage points, or (ii) the Prime Rate plus five and one-half (5.5) percentage points; and (y) Project-Related Debt does not include the Promissory Note nor indebtedness otherwise incurred by or allocated to Buyer in order to make loans to one (1) or more Affiliates or as part of a consolidated borrowing group with one (1) or more Affiliates.

                 "Project-Related Interest Income" means the interest income earned by Buyer as reported on the Buyer's Financial Statements, excluding interest income earned on loans or advances to Affiliates of the Buyer or on loans or advances to third parties not in the ordinary course of Buyer's business.

               "Promissory Note" means that negotiable promissory
note  in  the original principal amount of [[   ]] to be executed
by Buyer, payable to the order of Seller and which is to be in the form of Exhibit G.

                "Purchase  Price" has the meaning  set  forth  in
Section 3. 1. 1.

                "Responsible Officer" means: (i) in the case of a corporation, the president, the chief executive officer, the chief financial officer, a vice president or a treasurer of such corporation; (ii) in the case of a partnership, a general partner therein; or (iii) in the case of a limited liability company, a manager of such entity.

               "Royalty" means that portion of the Purchase Price set forth in Section 3.1.2.

                "Seller" has the meaning set forth in the opening paragraph of this Agreement. Unless otherwise indicated by the context of usage (e.g., "any entity comprising Seller"), references to Seller herein shall be deemed to refer to each of Futuresouth, Southboat and SLP individually and all such entities collectively, and their respective successors and permitted assigns, if any. The Persons comprising Seller shall be jointly and severally liable for all obligations of Seller pursuant to this Agreement and the Transfer Documents.

                "Seller Collateral" means the collateral which secures the Promissory Note and the Royalty, namely a collateral assignment of the Lease in the form attached hereto as Exhibit H and a security interest in the Project Documents pursuant to a security agreement in the form attached hereto as Exhibit I, which collateral liens shall be subordinated to any lien on the same collateral held from time to time by a holder of Project-Related Debt that is not an Affiliate of Buyer, whether such holder is the original holder of such lien or an assignee.

                "Showboat" means Showboat Development Company,  a
Nevada corporation.

                "Stock" means shares of capital stock (including common and preferred stock) or other equity interests (regardless of how designated) of or in a corporation or comparable entity (including, without limitation, a partnership, joint venture, limited liability company or liquidating trust), whether voting or nonvoting, general or limited.

                 "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options and other rights to purchase or subscribe for any Stock, or other Stock Equivalents, whether or not presently convertible, exchangeable or exercisable.

                "Subsidiary" with respect to Seller means any corporation of which Seller and its other Subsidiaries own not less than 50% of the outstanding Stock of such corporation having ordinary voting power for the election of directors of such corporation.

                "Tax" means any tax, charge, fee, levy, duty, withholding or other assessment, together with any interest and penalties, additions to tax and additional amounts imposed by any Governmental Authority.

                "Third Person" means a Person other than a Party or an Affiliate of a Party.

                "Transfer Documents" means the Assignment and Assumption Agreement, the Bill of Sale and all other assignments, certificates of title and other documents referred to in Section
4.3.

                "Unreturned Project Equity" for any Fiscal Year means: (i) the Project Equity as of the first day of such Fiscal Year plus (ii) the weighted average of all additions to the Project Equity during such Fiscal Year, reduced by (x) (but not below zero) ninety percent (90%) of the aggregate amount of Net Free Cash Flow of Buyer for the immediately preceding Fiscal Year, and further reduced by (y) the aggregate amount of all reductions pursuant to the preceding clause (x) for all Fiscal Years preceding the immediately preceding Fiscal Year.

          1.2 Construction. Unless the context of this Agreement clearly requires otherwise; (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;
(iii)  references  to  one  gender  include  all  genders;   (iv)
"including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof",
"herein",  "hereby",  "hereunder"  and  similar  terms  in   this
Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section, clause, Exhibit and Schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and general or specific references to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

     2.   Assets, Assumed Contracts and Assumed Liabilities.

          2.1 Assets. Subject to the terms and conditions hereof, on the Closing Date, Seller agrees to sell, assign, transfer, grant, bargain, deliver and convey to Buyer, and Buyer agrees to purchase from Seller, the Assets. The conveyances of the Assets are to be made as follows:

               2.1.1 Lease. Seller agrees to execute and deliver to Buyer, or cause to be executed and delivered to Buyer, at the Closing, the Assignment and Assumption Agreement respecting the Leased Site.

               2.1.2 Project Documents. Seller agrees to execute and deliver to Buyer at the Closing, the Bill of Sale conveying to Buyer all the Project Documents.

          2.2 Assumed Contracts and Liabilities. Subject to the terms and conditions hereof, Buyer agrees to execute and deliver to Seller, and Seller agrees to execute and deliver to Buyer, at the Closing the Assignment and Assumption Agreement whereby Buyer assumes, upon the terms set forth therein, the Lease.

         2.3 Assumption of Liabilities. Except for the Lease, Buyer and Seller agree that Buyer is not assuming any liability of Seller or of any Affiliate of Seller (including, but not limited to, obligations, if any, to Showboat) and hereby disclaims responsibility for any Debts, Contractual Obligations, or other obligations of Seller or of any Affiliate of Seller not so specifically assumed. Except for obligations accruing or arising under the Lease from and after the Closing Date, the Parties intend that Buyer is not, nor is it to be deemed, a successor of Seller or of any Affiliate of Seller with respect to any of Seller's or of any such Affiliate's Debts, Contractual
Obligations or other obligations to Third Persons arising or accruing before, on or after the Closing Date.

     3.   Purchase Price.

          3.1  Purchase Price for the Assets.

               3.1.1  Purchase Price.  The purchase price payable
by Buyer to Seller  for  all  the Assets is the sum of  [[    ]]
(the  "Base Purchase  Price")  plus the Royalty  as set forth in
Section 3.1.2 (the Base Purchase Price and the Royalty are collectively called the "Purchase Price"), all to be paid by wire transfer or such other means as Seller may reasonably direct. The Base Purchase Price is payable as follows:

                (i)  [[   ]] upon the execution and delivery of a
letter of intent relating to this Agreement, which amount Buyer has previously paid to Seller.

                (ii) [[   ]] upon the selection for investigation
by the Missouri Gaming Commission of Buyer's gaming license application to own and operate an Excursion Gambling Boat as part of the Project.

               (iii)     [[   ]] evidenced by the Promissory Note
payable in twelve (12) equal quarterly installments of [[ ]] each, with the first installment due and payable upon the
Commencement of Construction of the Project by Buyer, and subsequent installments due every three (3) months thereafter, together with interest on the unpaid principal balance accrued at the rate of [[ ]] percent per annum from the date of the Commencement of Construction. The outstanding principal may be prepaid at any time, at the option of Buyer, without penalty.

               3.1.2 Royalty Payment. Buyer shall, from and after the Opening Date and for so long as an Excursion Gambling Boat is operated as part of the Project during the term of the Lease, pay to Seller an annual payment (the "Royalty") as follows:

               (i) The annual payment shall be equal to the lesser of (a) [[ ]] percent of the Net Free Cash Flow for each Fiscal Year beginning with the Fiscal Year in which the Opening Date occurs, as certified by Buyer's or ACI's chief financial officer, or (b) [[ ]], prorated for any partial Fiscal Year. Such certification shall contain a detailed calculation of the Royalty showing all components of such calculation. Buyer's independent auditors will verify the determination of the Royalty, and Buyer shall deliver such verification together with Buyer's certification of the Royalty. The foregoing notwithstanding, beginning with the first full Fiscal Year after the Opening
                    Date, the amount of annual Royalty payment for each full Fiscal Year shall not be less
                    than [[   ]].

               (ii) The  Royalty payment shall be due and payable
                    on or before the later of:

                    (a) Ninety (90) days following the close of Buyer's Fiscal Year, or

                    (b) Upon the delivery to Seller of Buyer's annual Financial Statements as required pursuant to Section 3.1.5.

               (iii)      If  Buyer shall fail to pay any Royalty
                    payment when due and shall not cure such failure within the later of (x) five (5) days after delivery of written notice of such failure by Seller to Buyer, or (y) fifteen
                    (15) days after the due date, then Buyer shall pay interest thereon at the rate of twelve percent (12%) per annum from the date due until paid.

               3.1.3   Sale of Project/Foreclosure.  In the event
of the sale by Buyer of the Project or the Buyer's leasehold interest pursuant to the Lease, except as provided below, Buyer shall require the purchaser (hereinafter sometimes called "Buyer's Successor") to assume all obligations of Buyer under this Agreement thereafter arising, including the obligations pursuant to Section 3.1.2 to pay the Royalty and pursuant to Section 3.1.5 to provide Financial Statements. The Buyer shall remain jointly and severally liable with Buyer's Successor for performance of all such obligations; provided that Buyer shall be deemed to be released from any and all further obligations hereunder (i) if Buyer's Successor has a tangible net worth at the time of the closing of such sale greater than $25,000,000.00, (ii) five (5) years following the date of closing of such sale, or (iii) upon the subsequent sale of the Project or the leasehold interest pursuant to the Lease to any Person that is not an Affiliate of Buyer or of Buyer's Successor. Notwithstanding the foregoing, the
obligations  to  pay  the  Royalty  and  provide  the   Financial
Statements and Buyer's obligations under Section 7.16 shall not apply and shall be released forever (a) in the event of a foreclosure sale by a Lender which is not an Affiliate of Buyer, or (b) the sale of the Project or the Buyer's leasehold interest pursuant to the Lease by Buyer, or the direct or indirect sale of the stock of Buyer by ACI to a Third Person, in either case described in this clause (b) following any period of three consecutive full Fiscal Years following the Opening Date in each of which Buyer has a negative Net Free Cash Flow; provided that in the event of a sale of the type referenced in clause (b)
above,  Buyer  shall  pay to Seller [[   ]] percent  of  the  net
proceeds, if any, of any such sale in excess of the sum of the then outstanding Project-Related Debt and Unreturned Project Equity as and when such net proceeds are received by Buyer.

               3.1.4 No Interest in Project. Seller's right to receive the Royalty shall not entitle Seller to, nor constitute any legal or equitable interest in, the Project nor in the ownership of Buyer. The relationship between Buyer and Seller with respect to the Royalty is solely that of debtor and creditor and none other, and it is expressly acknowledged and agreed that Buyer is not a fiduciary for or in respect of Seller.

               3.1.5 Delivery of Financial Statements. Following the Commencement of Construction, Buyer will deliver a copy of its Financial Statements to Seller within 120 days after the end of each Fiscal Year or when publicly released, whichever is earlier. Seller may engage its own auditors, at its expense, to review any such Financial Statements and the underlying financial records, during the normal business hours of Buyer's finance department, upon reasonable advance notice. Such right of review may be exercised not more than once with respect to the Financial
Statements for each Fiscal Year. Buyer will also provide to Seller copies of unaudited quarterly financial statements within sixty (60) days after the end of each fiscal quarter.

     4.   Closing; Conditions to Closing.

          4.1 Closing. The closing of the purchase and sale contemplated herein (the "Closing") is to occur at the offices of Stinson, Mag
&  Fizzell, P.C., 100 South Fourth Street, Suite 700, St.  Louis,
Missouri  63102,  on September 28, 2001 or a mutually  convenient date  and time within thirty (30) days following the satisfaction of  or written waiver of the conditions set forth in Sections 4.2 and  4.3  of this Agreement, whichever first occurs (the "Closing
Date").   Buyer,  at  its option, has the  right  to  extend  the
Closing  Date  for  up  to two (2) additional  twelve  (12)-month periods,  by  delivering to Seller written notice thereof  within
thirty   (30)  days  prior  to  any  such  date.   The  foregoing
notwithstanding, the Closing Date shall occur on  or  before  the
Commencement  Date  (as  defined  in  the  Lease)  so  that   the
Commencement  Date  Fee and the Annual Rent (as  defined  in  the
Lease)  shall  be payable by Buyer, not Seller.  On  the  Closing
Date, Seller shall convey all of its right, title, and interest in, and shall surrender possession of, all the Assets to Buyer.

         4.2   Seller's Conditions.   All of the  obligations  of
Seller hereunder to be performed at the Closing are subject to the satisfaction of every one of the following conditions precedent unless waived in writing by Seller:

               4.2.1 the representations and warranties of Buyer herein are true and correct in all material respects as of the Closing Date;

               4.2.2 Buyer is in compliance with all covenants, agreements and undertakings of Buyer herein,

               4.2.3 all consents, approvals or other authorizations of third parties, including any Governmental Authorities, required for the consummation of the transactions contemplated hereby have been received by Seller,

               4.2.4 no proceeding, investigation or inquiry is pending or threatened by or before any arbitrator or Governmental Authority to enjoin, restrain or prohibit, or to obtain material damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.
               4.2.5 at the Closing, Buyer tenders to Seller the following documents, executed in a manner and otherwise in form and substance reasonably satisfactory to Seller:

                    4.2.5.1   a copy of resolutions duly adopted
by the board of directors of Buyer authorizing the execution and delivery of this Agreement by Buyer and the consummation of the transactions herein contemplated to be consummated by Buyer, including the Promissory Note, and the Assignment and Assumption Agreement, duly certified, as of the Closing Date, by the secretary or any assistant secretary of Buyer;

                   4.2.5.2 a certificate, dated as of the Closing Date, of a Responsible Officer of Buyer to the effect that all of the conditions precedent to Buyer's obligations in Section 4.3 that have not been waived by Buyer have been satisfied, and that the representations and warranties of Buyer herein are true and correct in all material respects as of the Closing Date;

                   4.2.5.3   a certificate of the secretary or
assistant secretary of Buyer certifying the names and signatures of the officers of Buyer who have been authorized to execute and deliver this Agreement and any other agreement executed and delivered on behalf of Buyer in connection herewith;

                   4.2.5.4   a copy of the articles or certificate
of incorporation of Buyer certified as correct and complete as of a recent date by the Secretary of State or comparable official of the jurisdiction of incorporation of Buyer, together with a certificate containing the attestation of such official as to the good standing of Buyer in such jurisdiction, and a copy of the bylaws of Buyer, certified as correct and complete as of the Closing Date by the secretary or assistant secretary of Buyer;

                  4.2.5.5   the Promissory Note;

                  4.2.5.6   the Assignment and Assumption Agreement;

                  4.2.5.7 the collateral assignment of the Lease, security agreement and UCC-1 financing statements constituting and evidencing the Seller Collateral;

                  4.2.5.8 the legal opinion of counsel for Buyer in form and substance as set out in Exhibit J; and

                  4.2.5.9   all conditions under the Lease to the
assignment of the Lease to Buyer have been satisfied or waived by Landlord.

          4.3 Buyer's Conditions. All of the obligations of Buyer hereunder to be performed at the Closing are subject to the satisfaction of every one of the following conditions precedent unless, waived in writing by Buyer;

               4.3.1 the representations and warranties of Seller herein are true and correct in all material respects as of the Closing Date,

               4.3.2 Seller is in compliance with all covenants, agreements and undertakings of Seller herein;

               4.3.3     no Material Adverse Change has occurred;

               4.3.4 all consents, approvals or other authorizations of third parties, including any Governmental Authorities, required for the consummation of the transactions contemplated hereunder have been received by Buyer and/or ACI (including the approval of St. Louis County if and to the extent required by Buyer);

               4.3.5 No proceeding, investigation or inquiry is pending or threatened by or before any arbitrator or Governmental Authority to enjoin, restrain or prohibit, or to obtain material damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which could reasonably be expected to result in a Material Adverse Effect;

               4.3.6     Buyer has obtained current judgment,
tax and other lien and Uniform Commercial Code financing statement search reports showing no liens against the Leased Site or any of the Assets, other than taxes not yet due and payable;

              4.3.7 on or before the Closing, Seller shall have tendered to Buyer the following documents, executed in a manner and otherwise in form and substance reasonably satisfactory to Buyer:

                    4.3.7.1 a copy of resolutions duly adopted by the shareholders and directors of Futuresouth and Southboat authorizing the execution and delivery of this Agreement by Seller and the Transfer Documents and the consummation of the transactions herein and therein contemplated to be consummated by Seller, duly certified, as of the Closing Date, by the respective secretary or any assistant secretary of Futuresouth and Southboat;

                    4.3.7.2 certificates, dated as of the Closing Date, of Responsible Officers of Futuresouth, Southboat and SLP to the effect that all of the conditions precedent to Seller's obligations in Section 4.2 that have not been waived by Seller have been satisfied, and that the representations and warranties of Seller herein are true and correct in all material respects as of the Closing Date;

                    4.3.7.3 a copy of resolutions duly adopted by the shareholders and directors of the corporate general partner of SLP authorizing the execution and delivery of this Agreement by SLP and the Transfer Documents and the consummation of the transactions herein and therein contemplated to be consummated by Seller, duly certified, as of the Closing Date, by the respective secretary or any assistant secretary of such corporate general partner.

                   4.3.7.4   a copy of resolutions duly adopted
by the limited partner of SLP authorizing the transactions contemplated herein and in the Transfer Documents to be consummated by Seller, duly certified, as of the Closing Date, by the secretary or any assistant secretary of the corporate general partner.

                   4.3.7.5 releases and Uniform Commercial Code termination statements, executed by the appropriate secured parties and in a form appropriate for recording and filing that are sufficient to release any and all Encumbrances against the Assets other than Permitted Encumbrances;

                   4.3.7.6 copies of the respective articles or certificates of incorporation of Futuresouth, Southboat and the corporate general partner of SLP, certified as correct and complete as of a recent date by the Secretary of State or comparable official of thejurisdictions of incorporation of Futuresouth, Southboat and the corporate general partner of SLP together with a certificate containing the attestation of such official as to the good standing of Futuresouth, Southboat or the corporate general partner of SLP as the case may be, in such jurisdiction, and a copy of the respective bylaws of Futuresouth, Southboat and the corporate general partner of SLP, certified as correct and complete as of the Closing Date by the respective secretaries or assistant secretaries of Futuresouth, Southboat and the corporate general partner of SLP;

                   4.3.7.7   a copy of the Amended and Restated
Agreement of Limited Partnership of SLP, certified as correct and complete as of a recent date by the corporate general partner of SLP, together with a certificate of the Missouri Secretary of State attesting to the good standing of SLP and a copy of the certificate of limited partnership, certified as correct and complete as of a recent date by the Missouri Secretary of State.

                  4.3.7.8 a legal opinion of Seller's legal counsel directed to the Buyer in form and substance as set out in Exhibit K.

                  4.3.7.9   an estoppel certificate from Landlord,
in form and substance satisfactory to Buyer, certifying that (i) the Lease is in full force and effect, (ii) there exists no default(s) under the Lease, (iii) to the Landlord's knowledge, there exists no event or circumstance that with notice and/or the passage of time will cause a default to occur under the Lease, and (iv) all representations and warranties of Landlord set forth in Section 8 of the Lease shall be deemed to have been remade without qualification or exception by Landlord to Buyer as of the Closing
Date.

                  4.3.7.10 a certificate from each shareholder of Futuresouth in form and substance as set out in Exhibit L, delivered to Buyer prior to the execution and delivery of this Agreement by Buyer and to be reaffirmed as of the Closing Date; and any disclosures set forth on any disclosure schedules to such certificates shall be acceptable to Buyer in its sole discretion; provided that Buyer shall act in good faith with respect thereto.

               4.3.8 The completion to Buyer's satisfaction of background investigations of all the Seller's entities and their respective management, personnel and owners pursuant to ACI's Gaming Compliance Program, as required by the Nevada Gaming Control Board.

               4.3.9 The satisfactory completion, in Buyer's sole discretion, of its due diligence investigation concerning the Leased Site and Project, including environmental matters, title matters, survey, utilities, traffic, highway, soil structure, zoning, access, the "offsite work conditions" as provided in the Lease, and the feasibility of developing and operating the Project on the Leased Site.

               4.3.10 The consent of Landlord and any requisite Governmental Authority to the assignment and assumption of the Lease.

               4.3.11 Approval by Landlord, the Missouri Gaming Commission, the U.S. Army Corps of Engineers, the U.S. Coast Guard, local land use planning and zoning authorities and all Governmental Authorities having jurisdiction over the Project, in such a manner as to not materially decrease the size and scope of the Project, except as otherwise acceptable to Buyer in its sole discretion.

               4.3.12 Buyer must be reasonably satisfied that the ingress and egress to the Leased Site shall be improved (and at a cost, if any, to Buyer, acceptable to Buyer in its sole discretion) in a manner sufficient to handle the projected traffic flow to and from the Leased Site. Buyer must be reasonably satisfied that improvements shall be permitted on the Leased Site and surrounding properties to enhance the visibility and prominence of the Leased Site, including the development of an off-site lighted monument sign and directional signage in the surrounding area. Buyer shall be satisfied in its sole discretion, that the hardscape and landscape along the major access roads leading to the Leased Site shall be satisfactorily improved.

              4.3.13 No additional Excursion Gambling Boat or other casino shall be licensed or approved for development in Missouri that is within a radius of fifteen (15) miles of the Leased Site and that is south of Interstate 64 (the "Prime Territory").

              4.3.14 Receipt by Buyer, in form and substance acceptable to Buyer, of a commitment for an ALTA leasehold title insurance policy from a title insurer selected by Buyer, insuring Buyer's leasehold interest in the Leased Site, subject only to the Permitted Encumbrances.

               4.3.15 On or before the Closing, Seller shall have tendered to Landlord the duly executed Assignment Release (as defined in the Lease).

     5.   Representations and Warranties of Seller.  Notwithstanding
any   provision   in   this  Agreement  to  the   contrary,   all
representations in this Agreement by Seller, including everything in this Section 5, are limited by the qualification in this paragraph. Since Southboat and SLP were controlled and operated by Showboat prior to December 11, 1997, all representations herein by Southboat and SLP are limited to the period from and after December 11, 1997, and do not apply to any periods before that date. In order to induce Buyer to enter into this Agreement and to close the transactions contemplated hereunder, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

          5.1  General Representations and Warranties.

               5.1.1 Organization. Futuresouth and Southboat are duly organized and validly existing corporations in good
standing under   the   laws  of  the  jurisdiction  of  their
respective incorporations, and each has the power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted. Southboat is licensed and qualified to do business as a foreign corporation and is in good standing in the State of Missouri. Futuresouth and Southboat have not conducted business under any name other than their respective corporate names except as set forth in Disclosure
Schedule 5.1.1. SLP is a duly organized and validly existing limited partnership in good standing under the laws of the jurisdiction of its organization, and has the power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

               5.1.2 Ownership. Futuresouth owns beneficially and of record all outstanding shares of the capital stock of Southboat. Disclosure Schedule 5.1.2 is a listing of all beneficial and record holders of Stock in Futuresouth and the number of shares of Stock held beneficially and/or of record by each of them.
Except as provided on Disclosure Schedule 5.1.2, no entity comprising Seller has issued any Stock Equivalents. The only partners of SLP are Futuresouth and Southboat, and neither such partner has assigned or agreed to assign any of its interest in SLP.
               5.1.3 Authorization. There is no provision in the articles of incorporation, certificates of incorporation, bylaws or agreement of limited partnership or other governing documents of any entity comprising Seller which prohibits or limits Seller's ability to consummate the transactions contemplated herein.
Seller has the full right, power and authority to enter into this Agreement, to consummate all of the transactions contemplated and to fulfill all of the obligations to be fulfilled by Seller hereunder. The execution and delivery of the Lease by SLP and the execution and delivery of this Agreement by Seller and the due consummation by Seller of the transactions contemplated hereby will be duly authorized by all necessary action of the directors and shareholders of Futuresouth and Southboat, the directors and shareholders of the corporate general partner of SLP and the limited partner of SLP and Seller has delivered copies thereof to Buyer prior to the execution and delivery of this Agreement by Buyer. This Agreement constitutes a legal, valid and binding agreement of each entity comprising Seller enforceable against each such entity in accordance with its terms.

               5.1.4 Subsidiaries and Partnerships. No entity comprising Seller has any Subsidiary, nor owns stock or any other interest in any corporation or other entity, except for the interests that Futuresouth owns in Southboat and SLP.

               5.1.5 No Conflict or Violation. Assuming all consents necessary to transfer the Assets to Buyer are obtained in a timely fashion, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated to be consummated by Seller hereby nor compliance by Seller with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of the articles or certificates of incorporation, limited partnership agreements or comparable organizational documents or bylaws of any entity comprising Seller; (ii) to the best of Seller's knowledge, after due investigation, a breach of, or right of termination, forfeiture or default under any term, condition or provision of any Contractual Obligation or Permit to which any entity comprising Seller is a party or by which any of its assets is bound or affected, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, right of termination, forfeiture or default; (iii) to the best of Seller's knowledge, after due investigation, a violation of any Applicable Law, or order, judgment, writ, injunction, decree or award, or an event which with the giving of notice, lapse of time, or both, would result in any such violation; (iv) to the best of Seller's knowledge, after due investigation, an imposition of any Encumbrance on any Asset, or an event which, with the giving of notice, lapse of time, or both, would result in any such imposition; or (v) to the best of Seller's knowledge, after due investigation, any Person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from Buyer or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

               5.1.6 No Burdensome Restrictions. No entity constituting Seller is a party to any Contractual Obligation the performance of which will result in the creation of an Encumbrance on any Asset. To the best of Seller's knowledge, after due investigation, no entity comprising Seller is in breach or violation of, or in default under or with respect to any Contractual Obligation which breach, violation or default has any reasonable likelihood of having a Material Adverse Effect, nor has any event occurred which constitutes or, with the giving of notice, lapse of time, or both, would constitute such a breach, violation or default. No entity comprising Seller is subject to any Applicable Law, compliance with which has any reasonable likelihood of having a Material Adverse Effect.

               5.1.7     Litigation and Proceedings.  Except as
set forth in Disclosure Schedule 5.1.7, there are no actions, suits, proceedings or investigations pending (other than any investigation relating to Buyer's application for a license to operate an Excursion Gambling Boat at the Leased Site) or, to the best of Seller's knowledge after due investigation, threatened against or directly affecting any entity comprising Seller or any of their respective properties or their respective directors, officers or employees (in their capacities as such) before any Governmental Authority relating to the Leased Site or the Assets, nor is there any valid basis for any such action, suit, proceeding or investigation. No entity constituting Seller has been charged with, nor, to the best of Seller's knowledge after due investigation, is under investigation with respect to, any charge which has not been resolved concerning any violation of any Applicable Law with respect to any entity comprising Seller or the Assets nor is there a valid basis for any such charge or investigation. No judgment, order, writ, injunction, decree or assessment or other command of any Governmental Authority affecting any entity comprising Seller or the Assets is entered or in effect. There is no action, suit, proceeding or investigation pending or, to the best of Seller's knowledge, after due investigation, threatened which challenges the validity of this Agreement or the transactions contemplated hereunder, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions, nor is there any valid basis for any such action, suit, proceeding or investigation.

               5.1.8 Consents and Approvals. No consent, approval or authorization of any Person, nor any declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by any entity constituting Seller in connection with the execution, delivery and performance by Seller of the transactions contemplated hereunder, except as set forth in Disclosure Schedule 5.1.8.

               5.1.9 Disclosures. All disclosures made by or on behalf of any and all entities comprising Seller in connection with the background investigation under ACI's Gaming Compliance Program are and will be true, complete and correct.

          5.2  Representations and Warranties With Respect to the Assets.

               5.2.1 Title to Assets. Since the acquisition of the Assets by Seller on or about December 11, 1997, there have
been  no acquisitions  or  dispositions of the Assets.   Seller  has
not, directly or indirectly, by operation of law or otherwise, transferred or assigned all or part of its right, title or interest in and to any of the Assets to any other Person.

               5.2.2 Leased Site. Seller has no knowledge of any federal, state, county or municipal pending proceedings to change any highways or road systems adjoining the Leased Site or to restrict or change access from any such highway or road to the Leased Site or of any pending proceedings for improvements which might result in a special assessment against the Leased Site.

               5.2.3 Project Documents. To the best of Seller's knowledge, Exhibit F is a true, accurate and complete list of all Project Documents that are possessed by Seller and which were delivered to Seller by Showboat, and all such Project Documents have previously been delivered to Buyer by Seller for review and photocopying.

               5.2.4 Other Assets. Neither Seller nor any Affiliate of Seller owns or possesses any assets, other than the Assets, respecting the Leased Site or the development thereof. In the event that any such assets are discovered, Seller shall promptly deliver written notice thereof to Buyer and shall promptly convey such assets to Buyer upon Buyer's request.

          5.3  Representations and Warranties With Respect to the
               Liabilities of Seller.

               5.3.1 Debts. Seller has no Debt (whether accrued, fixed, absolute, contingent or otherwise and whether direct or indirect, primary or secondary, due or to become due) relating to the Assets, except liabilities which are set forth in the Disclosure Schedule 5.3.1. To the best of Seller's knowledge after due investigation, there is no basis for the assertion against Seller with respect to the Assets of any liability, obligation, commitment or Encumbrance which could adversely affect the value of any of the Assets or the Project or become an Encumbrance on any of the Assets, except as set forth on such Schedule.

               5.3.2 Environmental Matters. Seller has never been in physical possession of the Leased Site and has never conducted any environmental site assessments relating to the Leased Site.
Buyer and Seller understand that the Project Documents contain environmental site assessment materials generated for Showboat; however, Seller makes no representations or warranties concerning the correctness or completeness of such materials, except as set forth in Section 5.5.1. It is agreed that Seller shall not have any liability for any environmental remediation that may be necessary on the Leased Site, except in connection with a breach of the representations, warranties or covenants contained herein.

               5.3.3     Insurance.  Since January 15, 2000,
Seller has maintained, and as of the Closing will have consistently maintained general liability insurance coverage with respect to the Leased Site in an amount of not less than $2,000,000.00 per occurrence, subject to no deductible.

          5.4  Representations and Warranties With Respect to the
               Operations of Seller.

               5.4.1 Compliance with Laws. Except as set forth in Schedule 5.4.1, each entity constituting Seller is, to the best of Seller's knowledge after due investigation, in compliance with all Applicable Laws. Seller has not received any notice alleging (or any notice of any investigation related to) any violation by Seller or any entity constituting Seller of any Applicable Law, which notice has not been fully and completely resolved as of the date of this Agreement.

               5.4.2     Condemnation, Eminent Domain, Rezoning
and Leasing. No part of the Leased Site is, to the best of Seller's knowledge, the subject of any pending condemnation, eminent domain, rezoning or similar proceeding. Seller has not listed the Leased Site (or any portion thereof) for lease or sub-lease with any real estate broker, listing agent or similar Person. To the best of Seller's knowledge, none of the Leased Site is subject to a lease or similar Contractual Obligation, other than the Lease.

               5.4.3     Improper Payments.  Except as set forth
in Schedule 5.4.3, neither Seller nor any agent acting on behalf of Seller has at any time (i) made any contributions to any candidate for political office in violation of Applicable Law, or failed to disclose fully any contributions to any candidate for political office in accordance with any Applicable Law requiring such disclosure or (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by Applicable Law.

          5.5  Representations and Warranties With Respect to Seller's
Disclosures.

               5.5.1 Material Omissions. To the best of Seller's knowledge, in addition to the foregoing representations and warranties contained in this Section 5, neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Seller in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading, or which if disclosed would reasonably affect the decision of a Person considering a purchase of the Assets for the Project.

               5.5.2 Brokers. No agent, broker or other Person acting pursuant to express or implied authority of Seller is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or, pursuant to express or implied authority of Seller, will be entitled to make any claim
(including the assertion of an Encumbrance) against Buyer or all or any portion of the Assets for a commission or finder's fee.

               5.5.3 Project Documents. Seller will, at Closing, quitclaim all of Seller's right, title and interest in and to the Project Documents to Buyer; however, Seller makes no express or implied warranties of any kind concerning the Project Documents, except as otherwise expressly provided herein. Seller shall have no liability of any kind to Buyer if Buyer cannot legally use the Project Documents, or if they are not assignable, or for defects in such documents, or for any other matter related to such documents, except in connection with a breach of the representations, warranties or covenants contained herein.

     6. Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Seller:

          6.1 Organization. Buyer is a duly organized and validly existing corporation in good standing under the laws of the
jurisdiction  of  its  incorporation,  and  has  the  power   and
authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

          6.2 Authorization. There is no provision in Buyer's articles or certificate of incorporation or comparable organizational documents or in its bylaws which prohibits or limits Buyer's ability to consummate the transactions contemplated hereunder. Subject to the provisions of Sections 4.3.8 and 4.3.9 and to the other terms and conditions of this Agreement, Buyer has the full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated hereunder excepting those matters contemplated herein that are subject to approval by Governmental Authority. The execution and delivery of this Agreement by Buyer and the due consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary action of the board of directors and shareholders of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms

         6.3 No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will result in a material: (i) violation of or a conflict with any provision of the articles or certificate of incorporation or comparable organizational documents or bylaws of Buyer; (ii) breach of, accrual of a right of termination with respect to, or forfeiture or default under any term, condition or provision of any Contractual Obligation or Permit to which Buyer is a party or by which any of its assets is bound or affected, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, right of termination, forfeiture or default; (iii) violation of any Applicable Law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation; or (iv) any Person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from Seller or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

         6.4 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending (other than any investigation relating to Buyer's application for a license to operate an Excursion Gambling Boat at the Leased Site) or, to the best of Buyer's knowledge after due investigation, threatened against or directly affecting Buyer or any of its properties or its directors, officers or employees (in their capacities as such) before any Governmental Authority, nor is there any valid basis for any such action, suit, proceeding or investigation. Buyer has not been charged with, nor, to the best of Buyer's knowledge after due investigation, is under investigation with respect to, any charge which has not been resolved concerning any violation of any Applicable Law with respect to Buyer nor is there a valid basis for any such charge or investigation. No judgment, order, writ, injunction, decree or assessment or other command of any Governmental Authority affecting Buyer or any Affiliate of Buyer is entered or in effect. There is no action, suit, proceeding or investigation pending or, to the best of Buyer's knowledge after due investigation, threatened which challenges the validity of this Agreement or the transactions contemplated hereunder, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions, nor is there any valid basis for any such action, suit, proceeding or investigation.

         6.5 Consents and Approvals. No consent, approval or authorization of any Person, nor any declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance by Buyer of the transactions contemplated to be consummated by Buyer hereunder, except for the consents and approvals which are contemplated hereunder and such other consents and approvals as are set out on Disclosure
Schedule 6.5.

         6.6 Brokers. No agent, broker or other Person acting pursuant to express or implied authority of Buyer is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or, pursuant to express or implied authority of Buyer, will be entitled to make any claim (including the assertion of an Encumbrance) against Seller or the Leased
Site for a commission or finder's fee,

         6.7 No Licensing Problems. Buyer is not aware of any circumstances, whether or not they have been disclosed to the Missouri Gaming Commission, that would adversely affect Buyer's ability to obtain a gaming license from the State of Missouri, or which would adversely affect the ability of Buyer or its Affiliates to obtain any consents to the Project that they may need from the gaming authorities of any other state where any of them do business.

         6.8 Ownership. Buyer is wholly owned subsidiary of ACI, and no other Person has any equity interest in or option to acquire an equity interest in Buyer.

         6.9 Financial Statements of ACI. The audited financial statements of ACI for its Fiscal Year ended December 31, 1998, and the unaudited statements of ACI for the nine months ended September 30, 1999, copies of which have been delivered to Seller, fairly present the financial condition of ACI as of the date of said statements and there has been no material adverse change in the financial condition of ACI since the date of said statements.

     7. Affirmative Covenants. From and after the date hereof, the Parties covenant and agree as follows:

          7.1 Permits. Seller understands and acknowledges that Buyer has amended and restated the Missouri Riverboat Gaming Applications previously submitted by Seller or its predecessor, and Seller hereby reaffirms its consent thereto. On or before the later of February 11, 2000 and ten (10) days following the execution and delivery of this Agreement by the Parties, Buyer shall pay to Seller the sum of $25,000.00 to partially reimburse Seller for the application fees previously paid by Seller to the Missouri Gaming Commission. Seller agrees to cooperate with Buyer and to take all actions reasonably requested by Buyer to assist and support Buyer in its efforts to obtain all Permits necessary for
the  development  and  operation of  the  Project.   Buyer  shall
promptly reimburse Seller for all reasonable out-of-pocket  costs and expenses incurred by Seller in rendering such assistance, provided that such costs and expenses have been submitted to and pre-approved by Buyer. Buyer shall bear the costs associated with all applications for Permits, including the fees of legal counsel and supporting experts. Seller, if it elects to retain legal counsel to review such applications, shall bear the cost of such counsel.  In the event any Governmental Authority shall seek to  impose  a fee or fees for the investigation of the background of any entity comprising Seller or any shareholder, officer, director, partner (limited or general), employee or Affiliate
thereof,   such  fee  and  any  expenses  associated  with   such
investigation, including legal and accounting fees, shall be paid by Seller.

         7.2 Governmental Investigation. Seller (a) acknowledges that Buyer's ability to obtain and maintain all Permits necessary to develop and operate the Project depends in part upon the completion from time to time to the satisfaction of all relevant Governmental Authorities, including without limitation the Missouri Gaming Commission, of a thorough background investigation and evaluation of Seller, all shareholders, partners and other Persons with any financial interest or management role in Seller, and all employees of Seller, which investigation and evaluation may concern the character, reputation and criminal records of such Persons; (b) agrees to cooperate with Buyer to furnish or cause to be furnished all information and to take or cause to be taken all actions necessary or expedient to the achievement from time to time of such satisfactory completion; (c) agrees to promptly notify Buyer in writing of the occurrence of any changes in the record or beneficial ownership of any Stock of any of the entities comprising Seller, which notice shall specify the name of the entity, the nature of the change or transaction causing the change, the quantity of Stock involved, and the names and addresses of all parties to the change or transaction causing the change; and (d) agrees that, if Buyer is informed, orally or in writing, through formal notification or otherwise, that any such Person's interest in or involvement with Seller may or could delay or jeopardize the ability of Buyer or any Affiliate of Buyer to obtain or maintain any Permit related to the Project or otherwise, Buyer shall notify Seller thereof, and, to the extent permitted by the Missouri Gaming Commission and/or other Governmental Authority, Seller shall have thirty (30) days after receipt of such notice in which to try to convince the Missouri Gaming Commission and/or other Governmental Authority that such Person's interest does not need to be terminated and should not delay or jeopardize the ability of Buyer or any Affiliate of Buyer to obtain or maintain any Permit related to the Project or otherwise. Buyer agrees to provide Seller with such information as is made available to Buyer concerning the reasons why the Missouri Gaming Commission and/or other Governmental Authority wants such Person's interest terminated or why such Person's interest in or involvement with Seller may or could delay or jeopardize the ability of Buyer or any Affiliate of Buyer to obtain or maintain any Permit related to the Project or otherwise; provided that Buyer shall have no obligation to obtain such information or to support or assist Seller in supporting such Person's continued interest in or involvement with Seller. The foregoing notwithstanding, Buyer shall, upon receipt of a written request from Seller, request by letter addressed to the Missouri Gaming Commission and/or other Governmental Authority
(as the case may be) the disclosure to Seller of such information; provided that Buyer shall not be obligated to request such information more than once with respect to any such Person. If Seller is not successful in said thirty (30) day period in convincing the Missouri Gaming Commission and/or other Governmental Authority that such Person's interest does not need to be terminated, then Seller shall cause such interest or involvement to be terminated by the sale of such interest to a suitable Person, the termination of such involvement or otherwise. Until such termination is effected to the satisfaction of Buyer or its Affiliate (as the case may be) and all relevant Governmental Authorities, all rights to any Royalty payment, payments under the Promissory Note and any other payment due from Buyer coming due prior to the date on which such satisfactory termination is effected shall be suspended; provided that if such satisfactory termination is not effected within forty-five (45) days following the delivery of the aforesaid notice to Seller, Seller shall permanently forfeit all rights to the foregoing payments. Seller agrees that at all times prior to the termination of such involvement to the satisfaction of Buyer or its Affiliate (as the case may be) and all relevant Governmental Authorities, neither Seller nor any Affiliate of Seller shall have any legal or financial interest or participation, direct, indirect, attributed or otherwise, in or to the Project, including any income or revenues therefrom.

         7.3 Notices. Seller shall deliver or cause to be delivered to Buyer, promptly after receipt or delivery (if applicable) of the same, copies of all notices from any Governmental Authority or any Person respecting the Leased Site, the Business or the Project.

         7.4 Contracts. Seller will not, except with Buyer's prior written consent, amend or terminate the Lease, exercise or waive any rights under the Lease or enter into any material Contractual Obligation respecting the Leased Site. In the event that Buyer requests or requires any further extension of the Investigation
Date (as defined in the Lease), Seller shall not be obligated to obtain any such extension or to pay any consideration to the Landlord or any Third Person in connection therewith.

         7.5 Other Prohibited Transactions. No Party will, without the prior written consent of the other, take any action or omit to take any action, suffer any act or omission, which may result in any of the representations and warranties of such first mentioned Party being untrue or in the nonfulfillment of any of the covenants set forth herein. Seller may not (and will not permit any of its Affiliates to), without the prior written consent of Buyer (which consent with respect to subsections (i), (iv) and (v) shall not be unreasonably withheld, but may be given or withheld in Buyer's sole discretion with respect to all other subsections below), directly or indirectly, by operation of law or otherwise; (i) pay any dividends or otherwise make any distributions to Seller's shareholders in violation of Applicable Law; (ii) issue any Stock or Stock Equivalent in Seller; (iii) borrow money using the Lease or Leased Site as collateral; (iv) fail to pay any of Seller's Debts, to the extent of Seller's assets, as the same become due; provided that Seller shall have the right to diligently contest any claimed Debt; (v) dissolve Seller and form a liquidating trust, the certificated Stock of which is issued to the then shareholders of Futuresouth, (vi) merge or consolidate Seller with any other Person; (vii) engage in any discussions, or solicit or encourage any discussions, regarding the Leased Site or the Lease, except as provided for herein; or (viii) agree to do any of the foregoing. Seller will promptly notify Buyer in writing upon the occurrence of any Material Adverse Change or event which could have a Material
Adverse Effect.

         7.6 Inspection. Buyer and its employees, officers, shareholders, directors, attorneys, agents, independent auditors and representatives have the right to make a full due diligence investigation of the Assets and the books and records of Seller pertaining thereto. Buyer may conduct engineering or other inspections necessary or desirable to enable Buyer to evaluate the Leased Site, and may apply for any Permits which may be required of Buyer. Seller will cooperate with Buyer in carrying out the provisions of this Section and will provide Buyer promptly with such documents and information pertaining to the Assets as Buyer may reasonably request, if such documents are under the control of Seller or any Affiliate of Seller. Buyer agrees to indemnify, hold harmless and defend Seller against any loss, damages, claim or liability (including mechanic or materialmen's liens) suffered by Seller and resulting from the acts or omissions of Buyer or its employees, officers, shareholders, directors, attorneys, agents, independent auditors and representatives in inspecting or investigating the Leased Site pursuant to this Section. Notwithstanding the preceding sentence, Buyer has no obligation to indemnify, hold harmless or defend Seller with respect to any matter arising out of Seller's own negligence or willful misconduct. Sections 11.3 and 11.4 shall apply with respect to Buyer's indemnification obligations under this Section 7.6. In no event may Buyer commence any construction on the Leased Site until it has closed on the purchase of the Assets.

         7.7 Contacts. Seller hereby grants Buyer permission to contact any parties to the Lease or Project Documents for the purpose of investigating and ascertaining the status thereof.

         7.8 Condemnation. If, after the date hereof but prior to the Closing, condemnation or eminent domain proceedings are proposed, threatened or commenced against any portion of the Leased Site which could have a Material Adverse Effect on the prospects or operation of the Project, Seller will immediately notify Buyer of such event. Buyer may elect to terminate its obligations under this Agreement by notice to Seller within ten (10) Business Days after Buyer receives such notice from Seller, or elect to close the purchase and sale contemplated herein and receive any and all condemnation proceeds or awards (collectively the "Proceeds") payable as the result of such proceeding (including, any such Proceeds paid to or for the account of Seller or any Affiliate of Seller prior to the Closing Date, whether or not such Proceeds then constitute Assets). If Buyer elects to terminate such obligations, no Party shall have any further obligation under this Agreement, except for such obligations as expressly survive termination. If Buyer elects to close, Seller agrees to execute such assignment documents as Buyer may reasonably require to effect the assignment to Buyer of all Proceeds to which Seller has a right.

         7.9 Project Documents. Seller shall, if requested in writing by Buyer's legal counsel, deliver to Buyer or such legal counsel letters addressed to each of the professional service companies which prepared or issued any of the Project Documents, authorizing such companies to communicate freely and otherwise cooperate with Buyer. The letters shall be in a form and substance reasonably acceptable to Buyer and Seller.

         7.10 Improper Payments. Neither Seller nor any Affiliate of Seller nor any agent acting on behalf of any of them will (i) make any contributions to any candidate for political office in violation of Applicable Law, or fail to disclose fully any contributions to any candidate for political office in accordance with any Applicable Law requiring such disclosure or (ii) make any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by Applicable Law. The provisions of this Section 7.10 will survive the Closing and the delivery of the Transfer Documents.

         7.11 Exclusivity. So long as this Agreement is in effect, neither Seller nor any Affiliate of Seller shall participate in any negotiations or discussions or enter into any understanding or agreement with any third party concerning the Project or the Leased Site that would conflict with, preclude or serve as an alternative or "back-up" to this Agreement or the transactions contemplated hereunder. If Seller or any Affiliate of Seller receives any written or oral offers or proposals from third parties for any such negotiations, discussions, understandings or agreements respecting the Project or the Leased Site, Seller shall immediately notify Buyer in writing of the identity of the Person making such offer or proposal and the substance thereof.

         7.12 Right of Setoff. Seller agrees, on its behalf and on behalf of all subsequent holders of the Promissory Note and any assignees of the Royalty, that Buyer may (at its election) from time to time set off any and all amounts due Buyer from Seller
(as and when the same become due) against any and all amounts then due and owing (or to become due and owing) under the Promissory Note and the Royalty following the delivery by Buyer to Seller of not less than twenty-five (25) days prior written notice thereof, which notice shall state the grounds for any such setoff and shall include copies of any and all appropriate supporting documentation. In the event that Seller objects to any such proposed setoff, Seller shall have the right to cause the matter to be decided by arbitration in accordance with the provisions of Section 14 hereof. In order to exercise such right, Seller shall file a notice of a demand for arbitration with Buyer and the American Arbitration Association within the aforesaid twenty-five (25) day period. In the event that such right is timely exercised by Seller, Buyer shall within twenty-five (25) days following the receipt of the notice of a demand for arbitration deposit in escrow with U.S. Title Guaranty
Company, Inc. (or such other party upon whom Buyer and Seller may agree) the amount set off that is in dispute. If the amount deposited is greater than $25,000.00, such amount shall be held by the escrow agent in an interest-bearing account, and the interest earned thereon shall be paid ratably to the party or parties to whom the amount deposited is disbursed upon the resolution of the dispute. The escrow agreement shall provide that the amount escrowed shall be disbursed by the escrow agent
(i) upon receipt of a joint direction from Buyer and Seller, (ii) in accordance with the arbitration award, or (iii) in accordance with an order from a court of competent jurisdiction.

         7.13 Showboat Development Company. Seller expressly acknowledges that it shall satisfy any and all of its responsibilities, liabilities and obligations owed to Showboat under that certain
Stock Purchase Agreement dated the 11th day of December, 1997 by and between Showboat and Futuresouth, including any amendments thereto. Seller further agrees to indemnify, defend and save
Buyer harmless from and against any and all claims, demands, judgments and expenses, including but not limited to attorneys' fees and expenses of litigation incurred by Buyer in connection with any claims made by Showboat, its successors and assigns against Buyer. Sections 11.1, 11.3 and 11.4 shall apply to such indemnification obligations of Seller.

         7.14 Lease Obligations. Prior to the Closing Date, Buyer shall not be responsible for the performance of any of the obligations of SLP under the Lease, except that Buyer agrees, subject to the limitations and conditions set forth in this Agreement, to cooperate with Seller in connection with the performance of those obligations specifically applicable to Assignee (as defined in the Lease), pursuant to Sections 2(c), 3(b) and (c), 4(a) and 13 of the Lease.

         7.15 Information. Buyer agrees to provide reasonable reports to Seller from time to time concerning the status of the Project and any material changes therein, to meet with representatives of Seller not less frequently than quarterly for such purposes, and to respond to reasonable requests from Buyer for information concerning the status of the Project.

         7.16 VIP Privileges.  Subject to the provisions of Section
3.1.3 hereof and compliance with Applicable Law, commencing on the Opening Date and continuing for as long as the Excursion Gambling Boat included in the Project remains open for business, (i) each of the shareholders of Futuresouth, so long as they remain shareholders of Futuresouth, shall be entitled to use, along with their guests, on a non-exclusive basis, all of the facilities of the Project that are available for use from time to time by the customers of the Project, including any club or other facilities that are available for use by only a portion of such customers, and (ii) Buyer shall, subject to Applicable Law, provide to Seller a credit allowance in the amount of $10,000.00 per calendar year, which may be utilized by Seller (or such shareholders, as permitted by Seller) to purchase goods and services available from time to time for purchase by customers of the Project at then prevailing prices. Buyer may establish and modify, from time to time, reasonable policies and procedures for the exercise of Buyer's rights under this Section 7.16. Such credit allowance shall be prorated for any calendar year in which the Project is not open for business during part of such year.
If and to the extent that any portion of the credit allowance for any calendar year is not used in such calendar year, such unused portion shall be forfeited.

          7.17 Transfers of Stock of Seller. Seller will not permit any direct or indirect sale, assignment, pledge, hypothecation, transfer or other disposition of any record or beneficial interest in any Stock of any entity constituting Seller (a "Transfer") except in compliance with the following provisions:

               (a) Transfers Upon Death. Any Transfer occurring directly as a result of and upon the occurrence of the death of a natural person may be made so long as the Transfer is in compliance with all Applicable Laws and the following additional requirements: (i) Seller will promptly notify Buyer of the Transfer as required by Section 7.2; (ii) the transferee will cooperate with any background investigation with respect to the transferee pursuant to ACI's Gaming Compliance Program; (iii) the Transfer will be subject to any investigation and/or approval required by one or more Governmental Authorities as contemplated by Section 7.2; and (iv) such Transfer shall not in any way limit or restrict Buyer's rights under Section 7.2 with respect to the suspension and/or forfeiture of payments by Buyer to Seller. Transfers permitted pursuant to this clause do not extend to or include Transfers by the estate of the deceased natural person to heirs or devisees or by a testamentary trust of the deceased natural person to beneficiaries of such trust, which Transfers are subject to clause (c) of this Section 7.17.

                (b) Dissolution or Merger of Entities. Any Transfer of Stock in Southboat or SLP to Futuresouth deemed to result from the dissolution and liquidation of Southboat or SLP, or deemed to result from the merger or consolidation of Southboat or SLP with and into Futuresouth as the surviving entity, may be made so long as such Transfer complies with Section 7.5 and all Applicable Laws and Seller promptly notifies Buyer in writing of the transaction.

                (c) Other Transfers. Any other Transfer may be made only with the prior written consent of Buyer, which consent will not be unreasonably delayed or withheld. In connection with any such proposed Transfer, Seller will provide to Buyer in writing the details of the proposed Transfer and will cause the proposed transferee to submit to any background investigation conducted under ACI's Gaming Compliance Program and to cooperate with any investigations by one or more Governmental Authorities as contemplated by Section 7.2. Without limiting the foregoing, Seller acknowledges and agrees that it will not be unreasonable for Buyer to withhold its consent if (i) Buyer's background investigation, if any, concerning the transferee under ACI's Gaming Compliance Program is not satisfactory; (ii) if Buyer is informed, orally or in writing, through formal notification or otherwise, that the proposed transferee's interest in or involvement with Seller may or could delay or jeopardize the ability of Buyer or any Affiliate of Buyer to obtain or maintain any Permit related to the Project or otherwise; or (iii) if any Permit of any Governmental Authority or other requirement of Applicable Law for the consummation of such Transfer has not been obtained or satisfied, as the case may be. If Buyer withholds its consent pursuant to clause (ii) above, Seller will have the rights set forth in Section 7.2 to seek to convince the applicable Governmental Authority that the transferee should be allowed to acquire an interest in Seller and to cause Buyer to request information from the applicable Governmental Authority.

               (d) Legend. Upon the execution of this Agreement and thereafter, Seller agrees to cause all outstanding and all newly issued Stock certificates or other indicia of ownership of any entity constituting Seller to bear the following legend:

               THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF ANY RECORD OR BENEFICIAL INTEREST IN THE SECURITIES OR OTHER EQUITY INTERESTS REPRESENTED BY THIS CERTIFICATE, AGREEMENT OR INSTRUMENT (A "TRANSFER") IS SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN AN ASSET PURCHASE AND SALE AGREEMENT AMONG FUTURESOUTH, INC., SOUTHBOAT LEMAY, INC., SOUTHBOAT LIMITED PARTNERSHIP (AS SELLER ON A COLLECTIVE BASIS) AND AMERISTAR CASINO ST. LOUIS, INC. (AS BUYER) DATED AS OF FEBRUARY ___, 2000 (THE "AGREEMENT"). ANY SUCH TRANSFER MADE IN VIOLATION OF THE AGREEMENT SHALL BE NULL AND VOID AB INITIO. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

               (e) Effect of Consent. The consent of Buyer to any proposed Transfer shall not limit or restrict the exercise of Buyer's rights under Section 7.2 as and when appropriate.

     8. Abandonment of Project. In the event Buyer, in its sole discretion, determines for any reason and at any time prior to the Commencement of Construction not to proceed with the Project, Buyer shall deliver written notice thereof to Seller. Upon delivery of such notice, this Agreement shall terminate and all parties shall thereafter be released from all further obligations hereunder, except as expressly stated in this Section or as
otherwise  provided  herein.   Following  the  delivery  of  such
notice, Buyer shall reasonably cooperate with Seller for a reasonable period of time (not to exceed ninety (90) days) in Seller's efforts, if any, to substitute another company in the place of Buyer to pursue the Project. In the event of such termination, Seller shall have the right, but not the obligation, to require Buyer to assign to Seller its assignable rights, assets and entitlements to the Project, including the Lease, the Project Documents, and all other plans and designs, studies, inspections, reports and permits for the Project in exchange for an agreement by Seller, in form and substance satisfactory to Buyer and Seller, to: (i) assume any and all liabilities and obligations in respect of such assigned rights, assets and entitlements, (ii) indemnify, protect, defend and hold harmless Buyer and ACI against and from such liabilities in accordance with Sections 11.3 and 11.4 of this Agreement, and (iii) pay One Hundred Dollars ($100.00) to Buyer and ACI; provided, however, that Seller will not be required to assume, or to indemnify, protect, defend or hold harmless Buyer and ACI against or from any liabilities in respect of any intentional torts or frauds for which Buyer or ACI is responsible.

    9. Alternate Site. Alternate Site. Notwithstanding any provision to the contrary contained herein, in the event that Buyer, ACI or any other Affiliate of ACI (herein called an "ACI Entity") shall, during the term of this Agreement (whether prior to or after the Closing Date) or within thirty (30) months following the termination of this Agreement by Buyer (other than a termination pursuant to Section 10.3 hereof), shall have a gaming license application accepted for investigation by the Missouri Gaming Commission for a site, other than the Leased Site, that is within the Prime Territory (the "Alternate Site"), and such ACI Entity thereafter receives a gaming license and commences gaming operations on an Excursion Gambling Boat at the Alternate Site, then Buyer and ACI shall cause such ACI Entity to pay to Seller the balance of the Purchase Price with respect to the operation by the ACI Entity of such Excursion Gambling Boat and any related facilities in accordance with the provisions of
Section 3 hereof, and all other provisions of this Agreement respecting the Purchase Price shall likewise be applicable thereto; provided that the foregoing obligation to pay the balance of the Purchase Price to Seller shall be conditioned upon Seller taking all actions reasonably requested by any ACI Entity to assist, support and cooperate with such ACI Entity in its efforts to obtain all Permits necessary for the development and operation of such Excursion Gambling Boat and related facilities. The foregoing notwithstanding, if this Agreement has been terminated by Buyer due to a failure to satisfy one (1) or more of the conditions set forth in Section 4.3 hereof, then the foregoing obligation to pay the balance of the Purchase Price shall also be conditioned upon the exclusive endorsement by St. Louis County of the Alternate Site (to the exclusion of all other sites within the Prime Territory) for the development and operation by the ACI Entity of an Excursion Gambling Boat. In addition, in the event that any ACI Entity shall within eighteen
(18) months following the termination of this Agreement (other than an termination pursuant to Section 10.3 hereof) have a gaming license application accepted for investigation by the Missouri Gaming Commission for a site that is outside the Prime Territory, but within a radius of fifty (50) miles of the Leased Site, then Buyer and ACI shall cause such ACI Entity to pay to
Seller the sum of [[   ]] dollars upon the issuance to the ACI
Entity by the Missouri Gaming Commission of a gaming license for the operation of an Excursion Gambling Boat at such site. Buyer agrees to keep Seller reasonably informed of the efforts of Buyer or any other ACI Entity related to the pursuit of a license from the Missouri Gaming Commission for an Excursion Gambling Boat within a 50-mile radius of the Leased Site.

     10.  Termination; Default.

          10.1 Termination and Abandonment. This Agreement may be terminated and abandoned at any time prior to the Closing Date as follows:

               10.1.1    By mutual written consent of the Parties.

               10.1.2 By written notice to Seller delivered by Buyer, if any of the conditions set forth in Section 4.3 hereof have not been satisfied or waived by the Closing Date, or

               10.1.3    By written notice to Buyer delivered by
Seller, if any of the conditions set forth in Section 4.2 hereof have not been satisfied or waived by the Closing Date.

          10.2 Effect of Termination. In the event of the termination or abandonment of this Agreement pursuant to the provisions of
Section 10.1.1, 10.1.2, 10.1.3 or 10.3, this Agreement shall be void and of no further effect, except to the extent expressly provided herein.

         10.3 Default by Seller. Subject to Section 10.5, in the event of a default by Seller on any of its obligations hereunder, Buyer may elect to either: (i) sue for specific performance as set forth herein; or (ii) terminate this Agreement and sue for damages; or (iii) terminate this Agreement.

         10.4 Default by Buyer. Subject to Section 10.5, in the event of a default by Buyer on any of its obligations hereunder, Seller's sole remedy is to terminate this Agreement and sue Buyer for any and all damages sustained by Seller as a result of such default, provided, that Seller shall not be entitled to claim as damages any consequential damages.

         10.5 Notice and Cure Rights. Neither party may terminate thisb Agreement because of a default hereunder by the other party, unless the nondefaulting party has given the defaulting party written notice of such default and such default remains uncured for more than ten (10) calendar days after such notice is effective.

     11.  Indemnification.

          11.1 Seller. Seller hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless Buyer, and Buyer's past, present and future officers, directors,
shareholders,   employees,  agents,  attorneys,  representatives,
trustees and beneficiaries, and each of the foregoing's heirs, personal representatives, successors and assigns, from any and all manner of actions, suits, debts, sums of money, interest owed, accounts, controversies, agreements, guaranties, promises,
undertakings,    charges,    damages,   judgments,    executions,
obligations and costs, expenses and fees (including reasonable attorneys' fees and court costs), counterclaims, claims, demands, causes of action, liabilities, losses and amounts paid in settlement incurred, paid or sustained by any of the foregoing, in each case in connection with, arising out of, based upon, relating to or otherwise involving: (i) any misrepresentation, breach of warranty or nonfulfillment of any provision of this Agreement by Seller; (ii) any material error or omission in any
statement,   report,  exhibit,  schedule  or  other   information
delivered to Buyer by or on behalf of Seller; (iii) any claim or obligation or Debt of Seller to any party not being assumed by Buyer hereunder which is asserted against Buyer; or (iv) any act
or   omission  of  Seller,  its  agents,  servants  or  employees occurring prior to the close of business on the Closing Date.

         11.2 Buyer. Buyer hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless Seller, and Seller's past, present and future officers, directors, shareholders, partners, employees, agents, attorneys, representatives, trustees and beneficiaries, and each of the foregoing's heirs, personal representatives, successors and assigns, from any and all manner of actions, suits, debts, sums of money, interest owed, accounts, controversies, agreements, guaranties, promises, undertakings, charges, damages, judgments, executions, obligations and costs, expenses and fees (including reasonable attorneys' fees and court costs), counterclaims, claims, demands, causes of action, liabilities, losses and amounts paid in settlement incurred, paid or sustained by any of the foregoing, in each case in connection with, arising out of, based upon, relating to or otherwise involving: (i) any misrepresentation, breach of warranty or nonfulfillment of any provision of this Agreement by Buyer; or (ii) any claim, obligation or Debt of Seller which is expressly assumed by Buyer hereunder which is asserted against Seller.

         11.3 Third Person Claims. Promptly after any Indemnified Party has received notice of or has knowledge of any claim by a Third Person, or of the commencement of any action or proceeding by a Third Person, the Indemnified Party must, as a condition precedent to a claim with respect thereto being made against an Indemnifying Party, give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding.
Such notice must state the nature and basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying
Party has the right to defend and settle any such matter, at its own expense and by its own counsel, which counsel shall be reasonably acceptable to the Indemnified Party, so long as the Indemnifying Party diligently pursues the same in good faith. If the Indemnifying Party undertakes so to defend or settle, it must promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party must cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation includes furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties must use the same counsel, which is the counsel selected by the Indemnifying Party, provided that, if counsel to the Indemnifying Party has a conflict of interest that prevents such counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party has the right to participate in such matter through counsel of its own choosing and the Indemnifying Party must reimburse the Indemnified Party for the reasonable fees and expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of the Indemnifying Party's intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense in good faith, the Indemnifying Party is not liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent set forth in the "provided that" clause in the immediately preceding sentence and except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party is to be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under the applicable indemnity provision of this Agreement with respect to such Third Person claim is limited to the amount so offered in settlement by such Third Person and the Indemnified Party must reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified
Party is entitled to indemnification hereunder, or fails diligently to pursue such defense in good faith, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, such costs and expenses to be paid or reimbursed by the Indemnifying Party on an as-incurred basis, and the Indemnified Party may settle such matter on a basis which is commercially reasonable under the circumstances, and the Indemnifying Party must reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith. All settlements effected hereunder must effect a complete release of the Indemnified Party with respect to the Third Person claim unless the Indemnified Party otherwise agrees in writing.

         11.4 Indemnification Payments. The parties hereto will make appropriate adjustments in the amount of indemnification payable to an Indemnified Party for any Tax benefits or Tax detriments in determining the amount of any indemnification obligation under this Agreement.

         11.5 Limitations. Notwithstanding any other provisions of this Agreement to the contrary, no action for indemnification, breach of contract, misrepresentation or any other claim for damages may be brought by any party more than thirty-six (36) months after the Closing Date.

               11.5.1 On Buyer. Notwithstanding any provision to the contrary contained herein, no claim for indemnification for breach of this Agreement or any representation or warranty hereunder may be made by Buyer against Seller unless or until the aggregate amount for all such claims by Buyer against Seller exceeds the Basket Amount.

              11.5.2 On Seller. Notwithstanding any provision to the contrary contained herein, no claim for indemnification for breach of this Agreement or any representation or warranty hereunder may be made by Seller against Buyer unless or until the aggregate amount for all such claims by Seller against Buyer exceeds the Basket Amount.

     12. No Assurances. Buyer neither represents nor provides any assurances to Seller that Buyer will develop the Project at all, and if the Project is developed, Buyer does not represent that the size of the Project, including the scope, Development Costs, the operating costs or the Net Free Cash Flow will be as projected or anticipated. Buyer may at any time elect to abandon the Project, in its sole discretion, regardless of the effect of such abandonment on Seller. Seller expressly acknowledges that there are risks associated with the Project, that the Project may not be developed and that if it is developed it may not provide a positive Net Free Cash Flow. In no event shall this Agreement be construed to confer on Seller any vested right to require that the Project be developed or, if developed, that it be developed, financed or operated in any particular way or be operated for any particular length of time.

     13.  General Provisions.

          13.1 Accounting Terms. All accounting terms not specifically defined herein are to be construed in accordance with GAAP
(consistently applied) as in effect from time to time.

         13.2 Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the Party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

         13.3 Approvals and Consents. If any provision hereof requires the approval or consent of any Party to any act or omission, such approval or consent is not to be unreasonably withheld or delayed except as set forth herein.

         13.4 Assignments. Except as provided in Section 3.1.3 and except for assignments, deeds of trust, security interests and other transfers made to secure or collateralize Project-Related Debt, no Party may assign or transfer any of its rights or obligations under this Agreement to any other Person without the prior written consent of the other Parties. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to any Affiliate of Buyer without the consent of Seller; provided that such assignee executes and delivers to Seller an assumption agreement in form and substance reasonably satisfactory to Seller assuming all of Buyer's obligations hereunder; and provided further that such assignment does not release Buyer from its obligations hereunder for which such assignee and Buyer shall be jointly and severally liable.

         13.5 Business Day. If any day on which any payment is required to be made hereunder, or on which any notice must be sent, or on which any time period described herein commences or ends is not a Business Day, then such day will be deemed for all purposes of this Agreement to fall on the next succeeding day which is a Business Day.

         13.6 Captions. Captions contained in this Agreement and the table of contents preceding this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         13.7 Confidentiality. Each Party agrees to maintain as confidential any Confidential Information that it may receive from any other Party and may not disclose such information to any Person without the prior written consent of the Party originally providing such Confidential Information. However, a Party (the "Disclosing Party") may disclose such Confidential Information:
(i) to legal counsel and other professional advisors of the Disclosing Party (but only if they have been informed of the confidential nature of such Confidential Information and agree in writing to be bound by the terms of this Section); (ii) to regulatory officials having jurisdiction over the Disclosing Party or over any Permit (or application therefor) contemplated herein; (iii) to Affiliates of Buyer and Seller; and (iv) as required by law or legal process or in connection with any legal proceeding to which the Disclosing Party is a party or is otherwise subject, including, but not limited to, the application process contemplated herein, but, in each such event, the Disclosing Party, prior to such disclosure, is to inform the Party originally furnishing such Confidential Information.

         13.8 Counterpart Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any facsimile or telecopy document is to be re-executed in original form by the Parties who executed the facsimile or telecopy document. No Party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         13.9 Counterparts. This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatories to the same counterparts.

         13.10 Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written, including, but not limited to, any financial projections or estimates of the Tax treatment of the proceeds to be received by Seller from the transactions contemplated under this Agreement that may have been prepared by Buyer.

         13.11 Exhibits. All of the Exhibits and Schedules attached from time to time to this Agreement are deemed incorporated herein by reference. Any Exhibits or Schedules not attached to this Agreement at the time of its execution shall be negotiated, agreed upon and attached to this Agreement not later than February 7, 2000. Each party shall act in good faith with respect to the completion and approval of such Exhibits and Schedules.

         13.12 Failure or Delay. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case entitles such Party to any other or further notice or demand in similar or other circumstances.

         13.13 Further Assurances. The Parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         13.14 Governing Law. This Agreement and the rights and obligations of the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

         13.15 Legal Fees, Costs. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such costs and expenses, In the event any Party brings suit or institutes arbitration proceedings to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit or arbitration proceeding brought by another Party, the prevailing Party in such suit or arbitration proceeding is entitled to recover its attorneys' fees and expenses.

         13.16 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered in person or by commercial courier against receipt or by facsimile copy with confirmed receipt, as follows:
if to Buyer:

AMERISTAR CASINO ST. LOUIS, INC.
ATTENTION: Craig H. Neilsen, President
3773 Howard Hughes Parkway, Suite 490 South
Las Vegas, Nevada 89109
Fax: (702) 369-8860
Telephone: (702) 567-7000

and with copies to:

GORDON R. KANOFSKY
Senior Vice President of Legal Affairs
Ameristar Casinos, Inc.
16633 Ventura Boulevard
Suite 1050
Encino, California 91436-1864
Fax: (818) 995-7099
Telephone: (818) 995-7040

and

STEVEN E. KUSHNER
Stinson, Mag & Fizzell, P.C.
100 South Fourth Street
Suite 700
St. Louis, Missouri 63102
FAX:  (314) 259-4599
Telephone:  (314) 259-4544

If to Seller:

FUTURESOUTH, INC.
ATTN: DENNIS LONG
10205 Gravois Road
St. Louis, MO 63123
Fax: (314) 849-0423
Telephone: (314) 842-5666

with a copy to:

FREDERICK J. BERGER
Riezman & Berger PC
7700 Bonhomme
St. Louis, MO 63105
Fax: (314) 727-6458
Telephone: (314) 727-0101

or to such other address as any Party may designate by notice to the other Parties in accordance to the terms of this Section. Any notice or other communication mailed by registered or certified mail shall be deemed given at the earlier of the time of its receipt by the addressee or three days after the time of mailing thereof. Any notice or other communication given by any other means shall be deemed given at the time of its receipt by the addressee.

          13.17 Publicity. Any publicity release, advertisement, filing, public statement or announcement made by or at the request of any Party regarding this Agreement or any of the transactions contemplated hereby is to be first reviewed by and must be reasonably satisfactory to the Buyer provided, however, that Buyer may make disclosures in filings with the Securities and Exchange Commission, The Nasdaq Stock Market, Inc. and gaming regulatory authorities in Missouri, Nevada, Iowa and Mississippi without prior notice to or the consent of Seller.

         13.18 Schedules. To the extent necessary to correct, modify or supplement the information contained herein, the Schedules hereto may be replaced by mutually agreed upon replacement
Schedules.

         13.19 Severability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

         13.20 Specific Performance and Injunctive Relief. Seller recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, Buyer will suffer irreparable damages and no remedy at law will provide adequate relief to Buyer. Therefore, Buyer is hereby authorized to demand and obtain specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when Seller fails to comply with any of the provisions of this Agreement applicable to it.
To the extent permitted by Applicable Law, Seller hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief and further waives any requirement that Buyer post any bond in connection with any request for injunctive relief.

         13.21 Submission to Jurisdiction. EXCEPT FOR MATTERS SUBMITTED TO ARBITRATION IN ACCORDANCE WITH SECTION 14 HEREOF, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MISSOURI, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. NOTWITHSTANDING THE FOREGOING, IN THE EVENT A LAWSUIT IS FILED, EACH PARTY RESERVES THE RIGHT TO REMOVE THE LAWSUIT TO FEDERAL COURT. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 20 DAYS AFTER SUCH MAILING.

         13.22 Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the Parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         13.23 Third-Party Beneficiary. This Agreement is soley for the benefit of the Parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under, or because of the existence of, this Agreement. Following the Closing, Seller shall not be deemed to be a third party beneficiary of any covenant or provision of the Lease.

         13.24 Signature Warranty. Each Person executing this Agreement warrants that he is authorized to do so on behalf of the Party for whom he signs this Agreement.

         13.25 Survival. All representations, warranties, agreements and obligations of the Parties contained herein shall, notwithstanding any investigation made by any Party hereto, survive Closing and not be merged into any document delivered at Closing. Notwithstanding any provision to the contrary contained herein, the provisions of Sections 8, 11, 13.7, 13.10, 13.14, 13.15, 13.6, 13.17, 13.21 and 14 shall survive any termination of this Agreement.

     14.  Arbitration.

          14.1 Arbitration Proceedings. The parties desire to avoid and settle without litigation disputes that may arise between them relative to the Royalty provided in Section 3.1.2 and/or any setoff pursuant to Section 7.12 herein. In the event the parties are unable to resolve a dispute related to the Royalty or Seller disputes any setoff by Buyer and timely files a notice of a demand for arbitration as set forth in Section 7.12, then such dispute shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration
Association ("Rules"). The hearing location shall be either the City of St. Louis or St. Louis County, Missouri. The award rendered by the arbitrator shall be final and binding as between the parties and judgment on such award may be entered in any court having jurisdiction thereof. A single neutral arbitrator shall be appointed by the American Arbitration Association under the Rules who shall be a certified public accountant. Notice of a demand for arbitration of any dispute relating to the Royalty shall be filed in writing with the other party(ies) and with the American Arbitration Association. The parties agree that after any such notice has been filed, they shall, before the hearing thereof, make discovery and disclosure of all materials relative to such dispute to the extent and in the manner provided by the Rules and disclosure shall be completed no later than 30 days after filing of such notice of arbitration unless extended by such single arbitrator upon a showing of good cause by either party to the arbitration or by consent of the parties to the arbitration. The arbitrator may consider any material which is relevant to the subject matter of such dispute even if the material might also be relevant to an issue or issues not subject to arbitration hereunder; provided, however, that the arbitrator shall not have the power to modify the terms of this Agreement.
A stenographic record shall be made of the arbitration hearing, which shall be held within ninety (90) days following the delivery of the aforesaid notice of a demand for arbitration.
Each party shall pay its own costs of the arbitration and the parties share equally the costs of the American Arbitration
Association and the arbitrator.

          14.2 Limitation on Consolidation or Joinder. No arbitration hereunder may include, by consolidation, joinder or any other manner, any Person other than Buyer, Seller and other Persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in
arbitration.   Consent  to  arbitration involving  an  additional
Person  does not constitute consent to arbitration of  a  dispute not  described  therein or with a Person not named  or  described
therein.   This Section 14 is enforceable by specific performance
under Applicable Law in a court of competent jurisdiction.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY
BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set out above.

SELLER:

FUTURESOUTH, INC.,
a Missouri Corporation


By: /s/ Dennis P. Long
Title: President


SOUTHBOAT LEMAY, INC.,
a Nevada Corporation


By: /s/ Dennis P. Long
Title: President


SOUTHBOAT LIMITED PARTNERSHIP.,
a Missouri Limited Partnership
By: Southboat Lemay, Inc., its General Partner


By: /s/ Dennis P. Long
Title: President


BUYER:

AMERISTAR CASINO ST. LOUIS, INC.,
a Missouri Corporation

By: /s/ Gordon R. Kanofsky
Title: Authorized Agent

                            EXHIBIT D

                      AMENDED AND RESTATED
                 LEASE AND DEVELOPMENT AGREEMENT

          THIS AMENDED AND RESTATED LEASE AND DEVELOPMENT AGREEMENT (the "Lease") is made and entered into as of this 15th day of February, 2000 (the "Effective Date"), by and between the ST. LOUIS COUNTY PORT AUTHORITY, a public body corporate and politic of the State of Missouri ("Landlord"), and SOUTHBOAT LIMITED PARTNERSHIP, a Missouri limited partnership ("Tenant");

                        R E C I T A L S

          A. Landlord is the owner, subject to the Exceptions (defined below), of a certain approximately 80 acre parcel of real estate, together with the structures thereon, located in the Lemay area of St. Louis County, Missouri (the "County"), as described on Attachment A (the "Property"), consisting of a certain approximately 29 acre site depicted diagrammatically on Attachment B (the "Premises") and an approximately 51 acre site depicted diagrammatically on Attachment C (the "Adjacent Parcel").

          B. Landlord is a public body corporate and politic duly organized and existing pursuant to Chapter 68 of the Revised Statutes of Missouri and is charged with the responsibility of developing the riverfront area of the unincorporated portion of St. Louis County. In connection with such duties and responsibilities, to promote the general welfare, to encourage capital investment, and to increase the volume of commerce within the Lemay area and of the County generally, Landlord has determined that the Premises should be developed and operated as a Casino (as hereinafter defined) with related uses (the "Project").

          C.   Tenant submitted to Landlord and the St. Louis
County Council (the "Council") a certain Project proposal, which
Project proposal was modified and supplemented by subsequent correspondence to Landlord and the Council (together, the "Original Project Proposal").

          D. In order to induce acceptance of the Original Project Proposal by Landlord and the Council, Tenant agreed to apply to the Missouri Gaming Commission (the "Commission") for one or more licenses, as necessary, to operate the Project (including the Casino) at and from the Premises ("Gaming Licensure"), to pay certain rentals to Landlord in consideration of the opportunity to develop and operate the Project, and to designate the County as the "home dock" for the Project, all as hereinafter set forth.

          E. In order to further induce Landlord and the Council to approve the Original Project Proposal, Showboat, Inc., a Nevada corporation ("Original Guarantor") and parent company of Showboat Lemay, Inc., a Missouri corporation and Tenant's general partner (the "General Partner"), agreed to issue its unconditional guarantees (together, the "Original Guarantees") of
(i) payment of the hereinafter specified minimum rent for 15 years (the "Original Rent Guarantee") and (ii) timely completion of construction of and payment for all Project improvements and installations (the "Original Completion Guarantee").

          F. In order to promote the economic development of the Lemay area and the County, and in consideration of the Original Project Proposal, the financial incentives to Landlord, the Original Guarantees, the special and unique qualifications of the Original Guarantor in the development and operation elsewhere of gaming projects, and the covenants and promises of the Tenant and the Original Guarantor under this Lease and the Original Guarantees, respectively, Landlord approved the Original Project Proposal, and the Council enacted Ordinance Number 17,593, as amended by Ordinance Number 17,739, in support of the Original Project Proposal and the execution, delivery and performance of this Lease.

          G. Pursuant to the foregoing, Landlord and Tenant entered into that certain Lease and Development Agreement, dated as of October 13, 1995 (the "Original Effective Date"), as amended by a First Amendment to Lease and Development Agreement, dated as of May 21, 1996, a Second Amendment to Lease and Development Agreement, dated as of December 12, 1996, a Third Amendment to Lease and Development Agreement, dated as of December 12, 1997, a Fourth Amendment to Lease and Development Agreement, dated as of December 8, 1998, and a Fifth Amendment to Lease and Development Agreement, dated as of September 20, 1999 (collectively, the "Original Lease").

          H.   The Investigation Date (as defined in the Original
Lease) did not occur prior to the Investigation Deadline (as defined in the Original Lease), and pursuant to the aforementioned Third Amendment to Lease and Development
Agreement, the Original Guarantor was released from its obligations and liabilities to Landlord under the Original
Guarantees and the Original Guarantees were canceled.

          I. In conjunction with the release and discharge of the Original Guarantor and the cancellation of the Original Guarantee, Landlord consented to the transfer of all of the stock of the General Partner to Futuresouth, Inc., subject, however, to the commitment of Tenant to secure the affiliation and support of another entity meeting the Stated Criteria (as defined in the Original Lease).

          J. Subject to the terms and conditions set forth herein, Tenant desires to assign and transfer to Ameristar Casino
St. Louis, Inc., a Missouri corporation ("Assignee"), all of
Tenant's right, title and interest in this Lease (the
"Assignment").

          K. Assignee has filed its application for Gaming Licensure with the Commission and has developed a revised Project Proposal comprised of the preliminary construction documents included in Attachment D-1 and the employment and contracting policies included in Attachment D-2 (together, the "New Project Proposal"), which Landlord has determined will, if implemented, yield to Landlord, the County and the Lemay area the benefits anticipated from the implementation of the Original Project Proposal.

          L. The parent corporation of Assignee, Ameristar Casinos, Inc., a Nevada corporation ("New Guarantor"), will be required, in connection with the Assignment, to provide to Landlord, on or before the Commencement Date, a Guarantee of Minimum Rent in the form of Attachment E (the "New Rent Guarantee") and, in conjunction with the Assignment, a Guarantee of Completion in the form of Attachment F (the "New Completion Guarantee") (together, the "New Guarantees").

          M. In consideration of and as a material inducement to Landlord granting its consent to the Assignment, Tenant has acknowledged and agreed that such consent shall be conditioned on the execution and delivery to Landlord of a Lease Assignment and Assumption Agreement between Tenant and Assignee in the form of Attachment G (the "Assignment and Assumption Agreement") and, from Southboat Limited Partnership, a Release of Landlord and St. Louis County in the form of Attachment H (the "Assignment Release").

          N. In furtherance of the Assignment, Tenant has requested that Assignee and New Guarantor, at their sole risk, cost and expense, have access to the Premises from and after the Effective Date for the purpose of conducting due diligence in respect of the Premises and performing certain work incidental to the proper conduct of due diligence and site preparation, and Landlord has agreed to grant such right to Assignee and New Guarantor, subject to the execution and delivery, by Landlord, Assignee and New Guarantor of a License and Indemnity for Early Entry onto the Premises in the form of Attachment I (the "Early Entry License").

          O. Landlord and Tenant desire to amend and restate the Original Lease as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, Landlord and Tenant agree as follows:

          1.   Effectiveness of Lease and Assignment.

               (a) Demise of Premises. Landlord and Tenant acknowledge and agree that Landlord demised and leased the Premises to Tenant, and that Tenant leased and took the Premises from Landlord for the Term (as hereinafter defined), as of the Original Effective Date, and that said demise and letting is subject to all the terms and conditions of this Lease.

               (b)  Restatement and Amendment of Original Lease.
Upon the execution of this Lease by Landlord and Tenant, the Original Lease shall be deemed fully restated and amended pursuant to the terms hereof, as of the Effective Date.

               (c) Landlord's Ownership. Landlord represents and warrants to Tenant that Landlord is the owner of the Premises subject to the following matters (collectively, the "Exceptions"): (i) covenants, restrictions, easements, liens, encumbrances and any other matters of record affecting the Premises; (ii) present and future federal, state and local zoning and land use laws, ordinances and restrictions affecting the Premises, or the use thereof; (iii) any state of facts which an accurate survey or an inspection of the Premises and the Mississippi River would show; (iv) special assessments now or hereafter becoming a lien against the Premises; and (v) general property taxes and assessments for the current and subsequent tax fiscal years affecting the Premises.

               (d) The Assignment. Landlord hereby consents to the Assignment, subject, however, to the full and timely satisfaction of each of the following conditions:

               (1) On or before the Investigation Deadline (as defined herein), the Investigation (as defined herein) shall have commenced and Landlord shall have received (a) from Tenant and Assignee a fully executed Assignment and Assumption Agreement,
(b) from Southboat Limited Partnership a fully executed Assignment Release, (c) from New Guarantor, the New Completion Guarantee, and (d) from counsel to Assignee and New Guarantor, an opinion confirming the corporate existence and good standing of Assignee and New Guarantor, and the due authorization, execution and delivery by Assignee and/or New Guarantor, as the case may be, of their respective deliveries to Landlord, including without limitation the certificate described in subparagraph (5) below.

               (2) No default on the part of Tenant shall have occurred and be continuing under any provision of this Lease.

               (3) Assignee or New Guarantor, as the case may be, shall have delivered true, accurate and complete copies to Landlord of each and every environmental report, study, test, investigation, evaluation or work performed or obtained by either of them, or their respective employees, agents, contractors or consultants, on or about the Premises.

               (4)  No failure on the part of Assignee or New
Guarantor, as the case may be, to comply with the following requirements shall have occurred and be continuing as of the effective date of the Assignment:

                    (a)  Assignee or New Guarantor, as the case
          may be, shall have obtained any required consent of Landlord in connection with any partnership or corporate transaction involving Assignee or the New Guarantor which results in a change of control of the Assignee or the New Guarantor, unless the transaction involves the assignment of Assignee's rights under the Assignment and Assumption Agreement to the New Guarantor or to any corporation, partnership or limited liability company controlling or controlled by the New Guarantor or under common control with Assignee and meeting the Stated Criteria (as defined in Section 12(b)) or unless any such transaction involving the New Guarantor meets the Stated Criteria. The procedures for approval of any proposed assignment requiring Landlord's consent shall be the same as those set forth in respect of any such transaction involving Tenant under this Lease.

                    (b)  Assignee shall have filed its
          application for Gaming Licensure and shall not have withdrawn or effectively abandoned such application prior to the Investigation Deadline, and in no event later than 30 days after the Effective Date, Assignee shall have delivered to Landlord a copy of the transmittal correspondence for such application to the Commission, and, promptly thereafter, a copy of each and every material notice delivered to or received from the Commission by Assignee. As used in this subsection
          (b), a "material notice" shall be any notice substantively bearing upon the availability of Gaming Licensure or the Site Permits (as hereinafter defined) or affecting the occurrence of the Commencement Date or Project Opening.

                    (c)  Neither Assignee nor New Guarantor (nor
          any permitted successor or assign) shall have filed a voluntary petition in bankruptcy or shall have been adjudicated bankrupt or insolvent or shall have filed any petition or answer seeking any reorganization, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute or law of the United States or any State, or shall have sought or consented to or acquiesced in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Assignee or New Guarantor of all or any substantial part of either of their respective properties; nor within 60 days after the commencement of any involuntary proceeding against Assignee or New Guarantor seeking reorganization, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute or law, Assignee or New Guarantor, as the case may be, shall have failed to secure a dismissal and discharge thereof.

               (5) On the Assignment Date, Assignee and New Guarantor shall each deliver to Landlord a certificate setting forth, as to Assignee and New Guarantor, respectively, without qualification, the same representations and warranties made by the Tenant to Landlord in Section 8(a) (except that the representation and warranty set forth in Section 8(a)(i) shall be revised to reflect the correct type of entity and state of organization of such entity). Landlord agrees, upon the request of Tenant or Assignee, to deliver a certificate to Tenant and Assignee, addressed to Tenant, Assignee and New Guarantor, containing the same representations and warranties made by the Landlord to Tenant in Section 8(b); provided, however, that Landlord shall have no liability to any party whatsoever in the event that, as a result of any event first occurring subsequent to the Effective Date, the representation and warranty contained in Section 8(b)(iii) cannot be made without qualification.

          (e) Upon satisfaction of each and every condition set forth in Section (d)(1) through (5), the effective date of the Assignment (the "Assignment Date") shall be deemed to have occurred, Assignee shall have succeeded to all right, title and interest of Southboat Limited Partnership under this Lease and for all purposes herein shall be deemed the "Tenant" under this Lease, the New Guarantor shall be bound under the New Guarantees, and Southboat Limited Partnership, having delivered the Assignment Release, shall be released from any obligation or liability to Landlord accruing under this Lease subsequent to the Assignment Date.

          (f) In the event that prior to the Investigation Deadline either Tenant or Assignee shall notify Landlord in writing that the Assignment will not occur in accordance with the requirements of this Agreement, or in the event, for any reason, the Assignment shall fail to occur on or before the Investigation Deadline, this Lease shall be of no further force or effect and Landlord shall have no obligation or liability to Tenant or Assignee in respect of the proposed Assignment; provided, however, that in such event, the Original Lease shall be deemed automatically reinstated, ratified and reconfirmed by the parties. Nothing contained in this Lease shall be construed as creating any privity of estate between Landlord, on the one hand, and Assignee or New Guarantor, on the other hand, or any liability or obligation on the part of Landlord to New Guarantor or to Assignee prior to the Assignment Date except as expressly set forth in the Early Entry License, and except for enforcement of the rights granted New Guarantor and Assignee under the Early Entry License, neither New Guarantor nor, prior to the Assignment Date, Assignee, shall have any right, standing or privilege to enforce any obligation of Landlord under this Lease, whether directly or by assignment from Tenant, or in the name, place or stead of Tenant, or, except as to the obligations of Landlord under Section 1(d), as a putative third-party beneficiary of the rights or privileges of Tenant under this Lease. Nothing contained in this Section 1(f), however, shall be deemed to limit Tenant's rights under this Lease.

          2.   Tenant's Due Diligence and Pre-development Work.

               (a)  As-Is Delivery of Premises.  Except as
expressly provided in this Lease, Landlord makes no representation and provides no warranty to Tenant or Assignee of any kind whatsoever regarding (i) the existence or nature of any Exceptions, (ii) the condition of the Premises or the Mississippi River (including, without limitation, any environmental matters),
(iii) the suitability of the Premises for any aspect of the Project, or (iv) the feasibility of Tenant's development and operation of the Project on, at or from the Premises. Tenant acknowledges receipt from Landlord of the following: (i) an owner's policy of title insurance dated October 9, 1987 relating to the Property and issued by Ticor Title Insurance Company;
(ii) a survey dated July 7, 1987 relating to the Property and prepared by Pitzman's & Co. Surveyors and Engineers, and
(iii) certain environmental reports and studies conducted in respect of the Property dated January 30, 1981, March 12, 1981, January 1986 and June 1986, respectively, and prepared by Envirodyne Engineers, Inc. Tenant acknowledges that such materials have been provided solely for informational purposes to assist Tenant in Tenant's due diligence, that the same do not constitute representations or warranties by Landlord or the County, and that Tenant shall rely on Tenant's own evaluations, inspections and testing of the Premises in determining the suitability of the Premises and the feasibility of the Project. The foregoing provisions of this Section 2(a) shall be binding on Assignee as of the Assignment Date.

               (b) Tenant's Access to Premises. Tenant shall continue to have access to the Premises at any and all times after the Effective Date and prior to the Assignment Date. The access of Assignee and New Guarantor to the Premises prior to the Assignment Date shall be subject to the terms and conditions of the Early Entry License.

               (c) Zoning Condition. At the written request of Assignee, which request shall be delivered by Tenant to Landlord not later than 60 days after the Effective Date, Landlord shall apply to the County Planning Commission for an amendment to the existing "C-8" classification of the Premises so as to enable Assignee to construct and operate the Project at and from the Premises in accordance with the New Project Proposal; provided, however that Landlord shall not be obligated to incur any out-of-pocket or third-party costs and expenses in connection with such application. Tenant shall provide to Landlord or shall cause Assignee to provide to Landlord such information and documentation as may be necessary and appropriate to enable Landlord to apply for the rezoning. In the event the Premises is not so rezoned (or, if so rezoned, in the event the conditions of such rezoning are not acceptable to Tenant or Assignee in its discretion) pursuant to County ordinance prior to the later to occur of that date which is 180 days after the Effective Date or that date which is 120 days after the filing of the application by Landlord (the "Rezoning Deadline"), Tenant shall have the option, if exercised by delivery of written notice to Landlord delivered prior to the Rezoning Deadline, to cancel this Lease without further obligation or liability on the part of either party to the other; provided, however, that if the aforementioned rezoning has not occurred on or prior to the Rezoning Deadline notwithstanding the reasonably diligent efforts of the parties to secure the rezoning, either party shall have the right to extend the Rezoning Deadline for an additional period of 60 days.
Tenant shall be responsible for providing or for causing Assignee to provide to the County Planning Commission all information required of Tenant or Assignee, as the case may be, by the County Planning Commission.

               (d)  Acceptance of Premises.  Tenant hereby
accepts the Premises "AS IS", subject only, if applicable, to
(i) the occurrence of the Commencement Date, as defined in
Section 3(a), and (ii) any termination of this Lease occurring pursuant to the provisions hereof. From and after the Original Effective Date, Landlord shall not subject, and shall not have subjected, the Premises to any liens or encumbrances not expressly permitted by this Lease without the prior written consent of Tenant. The foregoing provisions of this Section 2(d) shall be binding on Assignee as of the Assignment Date.

          3.   Term of Lease.

               (a) Commencement Date. The term of this Lease (the "Term") shall commence (the "Commencement Date") if at all, at such time as the following have occurred: (i) the Assignment;
(ii) the Missouri Gaming Commission (the "Commission") commences the investigation of Assignee (the "Investigation") incident to Assignee's application for Gaming Licensure to operate the Project in accordance with the New Project Proposal (the "Investigation Date"); (iii) Assignee has obtained all Site Permits (as defined in Section 3(b)) (the "Site Permit Date"); and (iv) the New Guarantor shall have executed and delivered to Landlord the New Rent Guarantee, together with an opinion of counsel confirming the corporate existence and good standing of New Guarantor, and the due authorization, execution and delivery by New Guarantor of the New Rent Guarantee. The Term shall expire on the 99th anniversary of the day prior to the Commencement Date. Each successive 12 month annual period occurring subsequent to the Commencement Date shall be deemed a "Lease Year" for all purposes under the Lease. Landlord and Tenant shall each execute a memorandum prepared by Landlord and reasonably acceptable to Tenant confirming the Commencement Date of this Lease, such memorandum to become an attachment to this Lease.

               (b) Site Permits and Gaming Licensure. As used in this Lease, the term "Site Permits" shall mean all permits or licenses issuable by the U.S. Army Corps of Engineers (the "Corps") or by other governmental bodies to enable Tenant to commence dredging of the Mississippi River, and for site development, grading and excavation work on the Premises, including, without limitation, the Corps' Section 10 and 404 Permits, a flood plain development permit, a metro sewers and highway permit and a site plan approval permit, but excluding any building or construction permits required to enable Tenant to commence or complete the construction of Tenant's Project improvements or to occupy and operate the Project. Tenant shall make application for all Site Permits at the earliest practical opportunity consistent with the status from time to time of the Investigation. Tenant and Assignee shall use all reasonable efforts under the circumstances to obtain the Site Permits and Gaming Licensure, and Landlord shall fully and actively support, endorse and diligently assist Tenant and Assignee in such efforts, provided Landlord shall not be obligated to incur any out-of-pocket or third party expenses for Tenant's or Assignee's benefit or pay any monies to Tenant or Assignee. From and after the Assignment Date, Tenant shall deliver to Landlord a copy of each and every material notice delivered to or received from the Commission by Tenant. As used in this subsection (b), a "material notice" shall be any notice substantively bearing upon the availability of Gaming Licensure or the Site Permits or affecting the occurrence of the Commencement Date or Project Opening. Without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed, Tenant shall not withdraw Tenant's application for any of the Site Permits or for Gaming Licensure prior to any termination of this Lease.

               (c)  Early Defeasance of Lease.  Landlord or
Tenant shall have the right to terminate this Lease pursuant to subsection (d) if, for any reason other than an Unavoidable Delay (as defined in Section 30) or a delay caused by Landlord or the County, any of the following conditions occur:

               (i)  notwithstanding Tenant's or Assignee's
                    diligent pursuit of Gaming Licensure, if the Investigation Date has not occurred on or before August 15, 2001 (the "Investigation Deadline") or Tenant or Assignee reasonably determines, based on communications with or information received from the Commission staff, that the Commission will not commence the Investigation before the Investigation Deadline; or

               (ii) the Site Permit Date has not occurred on or
                    before the expiration of the 9 month period commencing on the Investigation Date (the "Site Permit Deadline") or the Corps officially notifies Tenant or Assignee that it will not permit the construction or operation of the Project as contemplated in this Lease; provided, however, in the event
                    (i) the Investigation Date has timely
                    occurred, (ii) Tenant or Assignee has
                    obtained all Site Permits other than the Site Permits to be issued by the Corps (or issuance of the remaining Site Permits is contingent solely on issuance of the Corps' Site Permits), and (iii) the Corps has not officially notified Tenant or Assignee that it will not permit the operation of the Project at the Premises, Tenant or Assignee shall have the option to extend the Site Permit Deadline for 3 successive periods of 60 days each by delivery of written notice of such election to Landlord not sooner than 30 days prior to, and not later than, the Site Permit Deadline; provided, however, Tenant or Assignee has made diligent efforts to secure the Site Permits to be issued by the Corps and has cooperated with the Corps by responding in a reasonably timely fashion to requests for information or proposed plan changes from the Corps.

               (d) Termination Notice. Termination of this Lease pursuant to Section 3(c) shall be accomplished by delivery of written notice to the non-terminating party of such election on or before the Investigation Deadline or the Site Permit Deadline, as the case may be (a "Termination Notice"); provided, however, that no such Termination Notice shall be effective unless the terminating party shall have sent an initial notice advising the non-terminating party of its intent to terminate this Lease at least 30 days prior to the date of the Termination Notice and the cause or grounds for such termination have not been cured during such 30-day period.

               (e) Post-Commencement Date Defeasance. From and after the Commencement Date, this Lease may be terminated by Tenant solely upon the discovery of any hazardous waste, pollutant, toxic pollutant, hazardous substance, toxic substance, infectious waste, solid waste or similar material or substance requiring abatement, removal, remediation or other special treatment in order to comply with applicable law (collectively, "Hazardous Substances") beneath the surface of the Premises not detected by or otherwise made known in writing to Assignee or New Guarantor prior to the Assignment Date, and costing more than $3,000,000 to remediate, or upon the repeal, invalidation or material adverse amendment of the law or regulations permitting and/or regulating gaming in the State of Missouri and consequent cessation of Tenant's business at the Premises, or upon the occurrence of a casualty or condemnation, all in accordance with the applicable provisions of Sections 4(g), 11(c), 15 or 16, respectively.

          4.   Project Construction and Development.

               (a) Submission and Approval of Plans. Prior to commencement of the work for the construction and development of the Project on the Premises (the "Work"), Tenant shall submit or shall cause Assignee to submit to Landlord for Landlord's approval, a final site plan, footprints, utility plans, exterior renderings, elevations and offsite improvement plans (together, the "Plans") and a proposed schedule of the Work (the "Work Schedule"), including the barge-based gaming facility and related installations for dockside gaming at the Premises (together, the "Casino"). Landlord's approval of the Plans and Work Schedule shall not be unreasonably withheld or delayed. In all events, Landlord shall approve or disapprove any proposed Plans within 10 business days after Landlord's receipt of same, and any disapproval shall be specific as to the reasons. Tenant, or, prior to the Assignment Date, Assignee, shall be given adequate time and opportunity to correct such matters which Landlord has identified as the basis for such disapproval. If Landlord does not approve or disapprove such Plans within 10 business days after submission by Tenant or Assignee, as the case may be, then such Plans shall be deemed approved for all purposes under this Agreement. Landlord agrees that the Premises shall be subject to any utility easements referenced in the approved Plans and to execute such easement agreements for the benefit of the Project. Landlord's approval of the Plans shall not be deemed to constitute acceptance by Landlord of any liability in connection with the Plans or the Work, such liability and risk being expressly and exclusively borne by Tenant. The procedures set forth in this Section 4(a) shall apply with respect to any changes to the approved Plans or Work Schedule proposed by Tenant or Assignee, as the case may be.

               (b)  Construction and Occupancy Permit
Applications. Tenant, at Tenant's sole cost and expense, shall apply for all permits required to enable Tenant to commence and complete the construction of Project improvements (the "Construction Permits") and to occupy and operate the Project (the "Occupancy Permits"), and Tenant shall prepare all engineering and construction documents required to apply for or comply with the terms of any Construction Permit. Landlord shall endorse and support Tenant's Permit applications to the extent the same are materially consistent with the approved Plans; provided Landlord shall not be required to incur any out-of-pocket or third-party costs or expenses in connection therewith.

               (c) Delivery of Premises. The Premises shall be made available to Tenant for commencement of the Work from and after the Commencement Date, provided Tenant has first obtained such Permits (Site Permits or Construction Permits, as the case may be) as are necessary for commencement of the applicable Work, executed and delivered the necessary construction contracts, established the construction disbursing escrow and delivered to Landlord the insurance certificates, contract assignments, consents and bonds provided for in Section 4(e). Prior to commencing any Work on or at the Premises, Tenant, at Tenant's sole risk, cost and expense, shall cause a resubdivision plat and revised legal description of the Premises to be prepared by a licensed Missouri surveyor in accordance with Attachment B and submitted to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld. The legal description of the Premises shall become Attachment J to this Lease. The resubdivision plat shall be sufficient to enable Landlord to cause the Premises to be lawfully subdivided from the Adjacent Parcel and shall be consistent with Tenant's contemplated ingress and egress by the public to the Project and Tenant's access to service roads and work areas as shown on the Project design plans and renderings. Landlord agrees to cooperate fully with Tenant in connection with Tenant's preparation of the legal descriptions and resubdivision plat, but at no out-of-pocket or third-party cost or expense to Landlord, except that Landlord shall bear the cost of any surveying of the Adjacent Parcel required to effect the resubdivision and any other resubdivision costs allocable to the Adjacent Parcel, with any such allocation between Tenant and Landlord to be based on the relative size of the parcels unless the cost in question relates solely to one parcel.

               (d)  Coordination and Inspection of Work.
Landlord shall have the right to inspect and monitor the progress of the Work during regular business hours, on reasonable prior notice to Tenant and without material interference with the Work. Tenant shall advise Landlord as to any material claim pending or threatened by or against Tenant or otherwise involving the Project and of any anticipated delays in Project Opening. Within 30 days after the Commencement Date, Tenant and Landlord shall each designate one or more "Project Representatives" who shall provide liaison services between the Tenant and contractors and consultants working on the Project on one hand and Landlord and officials and departments of the County on the other. The Project Representatives shall confer by telephone and fax communication, and shall meet with each other regularly or otherwise on reasonable prior request for the purpose of conveying and obtaining information and approvals required in connection with the Work. Notices provided by Project Representatives shall be sent and received in accordance with the provisions of Section 29 regarding delivery of Notices.

               (e)  The Work.  After the Commencement Date,
Tenant shall proceed with reasonable diligence to obtain all Construction Permits not theretofore obtained by Tenant, to commence and complete the Work in accordance with the Plans and, subject only to Unavoidable Delays and delays caused by Landlord or the County, the Work Schedule, and to obtain all Occupancy Permits and to open the Project (including the Casino) to the public ("Project Opening"). All Work shall be performed by Tenant at the sole risk, cost and expense of Tenant (i) in a first class, workmanlike manner, (ii) free of liens for labor and materials (subject to Tenant's right to contest liens as provided in this Lease), (iii) subject to commercial liability, builder's risk and worker's compensation insurance coverage required under this Lease, (iv) free of all other claims against Landlord or the Project (subject to Tenant's right to contest liens as provided in this Lease), (v) in compliance with the Permits and all applicable laws, regulations, ordinances and codes ("Governmental Requirements"), and (vi) as to the Work performed on the Premises only, subject to construction disbursing escrows with properly qualified and licensed contractors (collectively, the "Work Requirements"). Tenant shall be responsible for timely delivery to Landlord of all insurance certificates, construction contracts, construction disbursing escrows, collateral assignments of construction contracts and the contractors' consents thereto. Tenant shall deliver to Landlord a certificate of Substantial Completion of the Work issued by Tenant's architect, and Tenant shall provide evidence of payment of all construction costs. As used herein, "Substantial Completion" shall mean that only insubstantial details of finish construction and installation remain to be performed, and that the Project may nonetheless be opened to the public. Tenant agrees that all punch-list items shall be completed as soon as reasonably practical and in no event later than 180 days after Substantial Completion. Tenant shall deliver to Landlord a certificate of Final Completion issued by Tenant's architect and evidencing the completion of all punch-list items.

               (f) Control of Work. Landlord and Tenant agree, subject to the provisions of the New Project Proposal applicable to the employment or engagement of local persons or companies, minorities and women or companies owned by minorities and women, which provisions are hereby incorporated into this Lease by this reference, and subject further to applicable Governmental Requirements, that performance of the Work shall be subject to the following terms and conditions: (i) Tenant shall have the sole and exclusive right to select any architect, construction manager, general contractor and engineer in connection with the design and construction of the Project; (ii) Tenant shall have the sole and exclusive right to select any additional subcontractors, materialmen, suppliers or any other persons or companies in connection with the construction of the Project; and
(iii) Tenant shall have the sole and exclusive right to manage, direct, control, coordinate and prosecute the completion of the Project, and Landlord shall cooperate fully in such regard, but at no cost or expense to Landlord.

               (g)  Undetected Contamination.  In the event
Tenant, after commencement of the Work and not later than the date of Project Opening, discovers Hazardous Substances beneath the surface of the Premises which were not detected prior to the Effective Date or, if detected, the extent of which was not fully ascertained by any "Phase II" work or testing performed prior to the Effective Date (the results of which were made known in writing to Assignee or New Guarantor) or which were not otherwise disclosed to Assignee or New Guarantor in writing prior to the Assignment Date, and in the event the cost to remediate such Hazardous Substances shall equal or exceed $3,000,000, Tenant shall have the option, by delivery of written notice to Landlord within 90 days after Tenant's discovery of such Hazardous Substances, accompanied by a written bid of Tenant's contractor confirming such $3,000,000 or greater remediation cost, to terminate this Lease without further obligation or liability to Landlord, such termination to take effect no earlier than the date Tenant shall have (i) paid all costs incurred by Tenant in connection with the Work, (ii) installed warning signs and perimeter fencing to secure access to any area made dangerous by Tenant's excavations, and (iii) surrendered the Premises to Landlord, free and clear of Tenant's construction equipment and materials, but otherwise "AS IS." Landlord shall not be obligated to refund to Tenant the Commencement Date Fee (defined in Section 5(a)(i)) or any prepaid Annual Rent, and Landlord's agreement with respect to the cure of any objection raised by Tenant shall be void and of no further force or effect. Tenant shall provide Landlord with copies of all reports, test results and evaluations of Hazardous Substances discovered beneath the Premises.

               (h) Project Opening. Upon, and as a condition to, Project Opening, Tenant shall pay the Project Opening Fee described in Section 5(a)(ii). On or before the date of Project Opening, the parties shall execute a memorandum prepared by Landlord and reasonably acceptable to Tenant establishing the Project Opening date (and the date payments of Minimum Rent or Percentage Rent, as the case may be, shall be due under Section
5), which memorandum shall become an attachment to this Lease.

               (i) Relocation of Sewer Line. Landlord hereby agrees to the relocation of the sewer line running west to east across the Premises if requested by Tenant in accordance with plans approved by MSD and to grant MSD an easement as reasonably necessary to accommodate such relocation, and Tenant hereby agrees to provide for all costs related to the inspection and removal, relocation or replacement of such sewer line.

               (j)  Provision for Additional Wetland Areas.
Landlord hereby agrees to designate wetland areas to replace the wetland areas located on the Premises and Tenant hereby agrees to pay for any costs associated with the replacement of the wetland areas located on the Premises.

               (k) Right-of-Ways. Landlord will use its best efforts, not including litigation, to cause St. Louis County to vacate the right-of-way for the extension of Arlee Avenue upon the dedication to St. Louis County of the extension of Hoffmeister Avenue contemplated by Tenant; provided, however, that it is understood and agreed that Landlord shall be entitled to dedicate to St. Louis County a right-of-way up to 82 feet wide on the Premises for the future northward extension of the Hoffmeister Avenue Extension. Tenant agrees to take all action reasonably necessary to effectuate such dedication and to allow for the construction of such northward extension.

          5.   Rent.

               (a) Key Date Payments and Annual Rent. Tenant shall pay to Landlord, without setoff or deduction, by corporate or cashiers check or by wire transfer to such account as may be directed by Landlord in immediately available U.S. funds, the following rentals (collectively, "Rent"):

               (i) $2,500,000 on the Commencement Date (the
                   "Commencement Date Fee");

               (ii)$2,500,000 on the date of Project Opening
                   (the "Project Opening Fee"); and

               (iii)as annual rent ("Annual Rent"),

                    (A)  commencing on the Commencement Date and
                         continuing until the date of Project
                         Opening, $2,000,000 per annum, payable
                         in equal monthly installments, and

                    (B)  commencing on the date of Project
                         Opening and continuing until the
                         expiration of the Term or, subject to
                         Section 25, termination of the Lease,
                         the greater of (a) 4% of Adjusted Gross
                         Receipts ("AGR") ("Percentage Rent") or
                         (b) applicable Minimum Rent.

               (b) Minimum Rent. As used in this Lease, the term "Minimum Rent" shall mean $3,000,000 during the 1st 12 month period occurring after Project Opening, $2,800,000 during the 2nd 12 month period occurring after Project Opening, $2,600,000 during the 3rd 12 month period occurring after Project Opening, $2,400,000 during the 4th 12 month period occurring after Project Opening, $2,200,000 during the 5th 12 month period occurring after Project Opening, and $2,000,000 commencing on the 5th anniversary of the date of Project Opening and continuing through Lease Year 15. Minimum Rent shall be increased by 10% on the first day of each successive 10th Lease Year occurring during the Term, commencing with Lease Year 16.

               (c)  Payment of Annual Rent.  From the
Commencement Date until the date of Project Opening, Annual Rent shall be paid in equal monthly installments, with each installment equal to 1/12th of the applicable Minimum Rent. From and after the date of Project Opening, Annual Rent shall be paid on a monthly basis as provided in Section 5(a)(iii)(B). In the event the Commencement Date, the date of Project Opening, or the date the Term expires occurs on a date which is not the first day of a month, the relevant monthly installment of Annual Rent shall be prorated per diem, based on the number of days of such month included within the applicable Rent period. Payments of Annual Rent shall be subject to quarterly adjustment as provided in this subsection (c) in the event and to the extent Minimum Rent accruing for such quarterly period is exceeded by Percentage Rent (4% x AGR) accruing for such quarterly period. As used in this Lease, the term "Adjusted Gross Receipts" or "AGR" shall mean the gross receipts from licensed gambling games and devices less winnings paid to wagerers and the 20% tax paid to the State of Missouri pursuant to Section 318.822 of the Revised Missouri Statutes. In the event Percentage Rent exceeds Minimum Rent during any quarter, Tenant shall pay such difference to Landlord, as an adjustment to Minimum Rent, not later than 45 days after the end of each quarter. At the end of each Lease Year, Tenant shall be entitled to a credit against Rent next due to the extent of any overpayments of Percentage Rent made by Tenant during such Lease Year. Tenant shall report AGR to Landlord on a quarterly basis in accordance with the provisions of Section 13.

          6. Triple Net Obligation. The Lease shall be what is commonly known as a "Triple Net" Lease, and Tenant shall be responsible for the full and timely performance of all obligations and payment of all costs, charges, fees, expenses and other sums incurred by or for Tenant's benefit in connection with Tenant's ownership, leasing, construction, development, equipping, management, maintenance, repair, replacement, operation or use of the Project or any component thereof, including without limitation all salaries, fees, commissions, rentals, license or permit fees, loan or mortgage payments, utility charges, trash, sewage and waste water disposal charges, fuel charges, insurance premiums and deductibles, and all general real estate, ad valorem, sales, use and other taxes and assessments, special or general, allocable to the Premises, the Project or the leasehold estate of Tenant. All sums other than Rent payable by Tenant hereunder, including without limitation the amounts due Landlord pursuant to this Section 6 (whether directly or by reimbursement of any sum paid by Landlord to a third party in the cure of a default by Tenant as permitted under this Lease) shall be deemed "Additional Rent" as to which Landlord shall have the same rights and remedies for enforcement of payment and collection as Landlord has in respect of Rent.

          7.   INTENTIONALLY OMITTED.

          8.   Representations and Warranties.

               (a) In order to induce Landlord to enter into this Lease, Tenant makes the following representations and warranties to Landlord, as of the Effective Date:

               (i) Tenant is duly formed and validly existing as a Missouri limited partnership;

               (ii) the execution and delivery of this Lease and
                    the performance by Tenant of Tenant's
                    obligations hereunder have been duly
                    authorized by all requisite corporate action;

               (iii)this Lease constitutes the legal, valid and
                    binding obligation of Tenant and is
                    enforceable against Tenant in accordance with its terms;

               (iv) no litigation is pending or, to the best of
                    Tenant's knowledge, threatened against Tenant which, if adversely determined, would likely have a material adverse impact on Tenant or the Project;

               (v) Tenant is not a party to, and neither Tenant nor Tenant's properties, real or personal, are subject to, any agreement, order, proceeding, ruling or other matter in conflict with any provision of this Lease or which materially and adversely affects its ability to perform its obligations hereunder;

               (vi) Tenant is solvent and is not a party to any
                    assignment for the benefit of creditors or bankruptcy proceeding; and

               (vii)Tenant is not in material default of any
                    contract or agreement to which it is a party which materially and adversely affects Tenant's ability to perform its obligations under this Lease.

               (b) In order to induce Tenant to enter into this Lease, Landlord makes the following representations and warranties to Tenant as of the Effective Date:

               (i) Landlord is a corporate and political body lawfully existing and in good standing under the laws of the State of Missouri and has the power and authority to enter into this Lease, and the execution and delivery of this Lease and the performance by Landlord of Landlord's obligations hereunder have been duly authorized by all requisite governmental action;

               (ii) this Lease constitutes the legal, valid and
                    binding obligation of Landlord and is
                    enforceable against Landlord in accordance with its terms;

               (iii)no litigation is pending or, to the best of
                    Landlord's knowledge, threatened against
                    Landlord which, if adversely determined, would likely have a material adverse impact on the Project;

               (iv) Landlord is solvent and is not a party to any
                    assignment for the benefit of creditors or bankruptcy proceeding;

               (v) Landlord is not a party to any agreement, order, proceeding, ruling or other matter in conflict with any provision of this Lease;
                    and

               (vi) Landlord is not in default of any contract or
                    agreement to which it is a party which
                    materially and adversely affects its ability to perform its obligations under this Lease.

               (c) Each party agrees to promptly notify the other of any occurrence which shall make any representation or warranty provided by it as of the Effective Date no longer true, accurate or complete in any material respect.

          9.   Use of Premises and Quiet Enjoyment.

               (a)  Designated Use.  Tenant shall use the
Premises for the operation of a Casino and for related, supporting infrastructure, including without limitation a parking lot, lighting, signage and such additional installations as are required by Tenant in connection therewith. In addition to the Casino, Tenant or its permitted subtenants may (but shall not be obligated to) develop and operate on the Premises such restaurants, bars, hotels, bowling alleys, movie theaters, stores and/or other facilities, as Tenant may in its discretion determine, provided, however, that in all events the Casino shall contain a minimum of 26,000 square feet of Las Vegas style gaming area.

               (b) Alterations and Improvements. Subject to the provisions of Section 9(a), Tenant may from time to time, at Tenant's sole risk, cost and expense, make alterations and improvements, (i) without Landlord's prior written consent, to the interior, non-structural components of the Premises which do not reduce the minimum square footage devoted to Casino gaming, and (ii) with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, to the exterior or structural components of the Project; provided, however, that Landlord shall not be required to consent to any reduction in the square footage of the Project devoted to Casino gaming. In the event of a dispute between the parties as to whether Landlord's consent is required or has been unreasonably withheld, the issue shall be submitted to binding arbitration in accordance with the procedures of Section 31. In order to rule in favor of Landlord, the arbitrators must determine that such proposed new construction would be detrimental to the Project and Landlord's realization of the benefits of this Lease.

               (c) Compliance With Governmental Requirements. During the Term, Tenant shall, at its sole cost and expense, promptly observe and comply with all Governmental Requirements and the requirements of all insurance companies writing policies covering the Casino or the parking areas, streets, sidewalks, vaults, curbs and gutters included within the Project, or the use and occupation or franchises and privileges connected therewith, whether or not such Governmental Requirements or insurance requirements shall necessitate structural changes, improvements, interference with the use and enjoyment of the Project, replacements or repairs, extraordinary as well as ordinary, foreseen or unforeseen. The Casino shall be located within the Project in such a manner so as not to violate any applicable Gaming Licensure requirements of the Commission or any Permits obtained by Tenant. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with any of the foregoing requirements.

               (d) Permitted Contests. Tenant, after notice to Landlord, may, by appropriate legal proceedings conducted at Tenant's sole expense, contest in good faith the validity or enforcement of any Governmental Requirement and may defer compliance therewith, provided that (i) such noncompliance shall not constitute a crime, (ii) Tenant shall diligently prosecute such contest to final determination by a court, governmental authority, agency, department or other body having final jurisdiction, (iii) the contest conducted by Tenant will not operate to extend the Investigation Deadline or the Permit Deadline, and (iv) the contest conducted by Tenant will not result in the closing of the Project, any foreclosure or forfeiture of Tenant's leasehold estate or the imposition of any charge, fine, lien, penalty or claim against Landlord. Tenant, after notice to Landlord, may, by appropriate legal proceedings conducted at Tenant's sole expense, contest in good faith the validity of any lien for labor or materials imposed against Tenant or the Project, provided that Tenant first discharges such lien from the records of the County by posting of bond or other security reasonably adequate to secure Tenant's performance, and provided further that such contest will not result in the closing of the Project or any foreclosure or forfeiture of Tenant's leasehold estate.

               (e) Quiet Enjoyment. Landlord covenants and agrees that Tenant shall be entitled to lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or interference by Landlord or by any party claiming by, through or under Landlord, in accordance with and subject to the terms and conditions of this Lease.

          10.  Exclusivity and Restrictive Covenant.

               (a) Grant of Exclusivity. To the fullest extent permitted by law, and subject only to the provisions of Section 10(b), Landlord hereby grants to Tenant and its permitted successors and assigns, for a period commencing on the Original Effective Date and continuing through the 15th Lease Year (the "Exclusive Rights Period"), the exclusive right to operate any type of excursion gaming boat, land based or other type of gaming or gambling facility or facilities on any property which is at any time during the Exclusive Rights Period owned or controlled, directly or indirectly, by Landlord and located south of the River des Peres or, with respect to the development thereof or to uses which may be made thereof by the owner, tenant or occupant, under the direct or indirect administrative jurisdiction of Landlord. Such exclusive rights shall include an obligation on the part of Landlord to not authorize, endorse, support or otherwise assist, directly or indirectly, in connection with issuance by any governmental entity of any license or permit to or for the development or operation of any potentially competing gaming project south of the River des Peres for the duration of the Exclusive Rights Period.

               (b) Conditions of Grant. Landlord's grant to Tenant of exclusivity is subject to the following express conditions: (i) the Casino shall remain in operation after Project Opening; (ii) no Event of Default shall have occurred and be continuing under this Lease on the part of Tenant or on the part of the New Guarantor under the New Guarantees; (iii) Tenant and New Guarantor shall honor the restrictive covenant contained or referenced in Section 10(c); and (iv) Tenant shall not earn more than $200,000,000 in AGR during any Lease Year; provided that such amount shall be increased for the sixth (6th) Lease Year and each Lease Year thereafter by the same percentage as the percentage increase, if any, in the Consumer Price Index (as hereinafter defined) between the last month of the fifth (5th) Lease Year and the last month of the sixth (6th) and each succeeding Lease Year, as the case may be. For purposes hereof, the term "Consumer Price Index" means the Consumer Price Index for All Urban Consumers for the U.S. City Average for All Items 1982-84=100, as determined by the United States Department of Labor, Bureau of Labor Statistics. In the event that the publication of the Consumer Price Index is discontinued, such index as may be published by any United States government bureau or department to replace the present Consumer Price Index shall be substituted therefor.

               (c) Restrictive Covenant. Tenant covenants and agrees that during the Exclusive Rights Period, Tenant shall not participate in any manner in the ownership, sponsorship, control, management, operation or use of any riverboat gaming facility along either the Illinois or Missouri banks of the Mississippi River from the southern boundary of the City of St. Louis to the northern boundary of Jefferson County. Tenant acknowledges that the restrictive covenant contained in this Section 10(c) is reasonable under all of the circumstances. Notwithstanding the foregoing, the Exclusive Rights Period shall terminate upon any termination of this Lease other than pursuant to Section 25 hereof.

               (d)  Right of First Refusal.  In the event
Landlord shall elect to support issuance of a second gaming license south of the River des Peres because Tenant has earned more than $200,000,000 in AGR, as adjusted pursuant to Section 10(b), during any Lease Year, and provided Tenant is in compliance with the conditions described in clauses (i), (ii) and
(iii) of Section 10(b), Landlord shall grant Tenant a 180-day right of first refusal (subject to extension during the pendency of any arbitration proceeding as hereinafter defined) to commit in writing to construct and operate a second gaming project in unincorporated St. Louis County at a mutually acceptable location (and on terms and conditions mutually acceptable to the parties) which, if constructed and opened for operation by Tenant within 30 months after Tenant's election (which 30-month period shall be subject to extension on account of Unavoidable Delays and/or during the pendency of any arbitration proceeding as hereinafter provided), shall operate, so long as the Tenant is in compliance with respect to clauses (i), (ii) and (iii) above, as the same pertain to both projects, to divest Landlord of the right to implement or to authorize the implementation of any proposal from another prospective tenant, developer or operator of a second gaming facility, whether the proposal in question involves the sale, lease or licensing of property owned or leased by Landlord or Landlord's support before the Commission and the St. Louis County Council with respect to an operation proposed to be located on privately-owned land. Tenant's failure to elect to construct and operate a second gaming project by timely written notice to Landlord shall constitute a waiver of Tenant's right of first refusal, unless Landlord's proposal does not result in a sale or lease of the site in question, in which event Tenant's right of first refusal shall be deemed reinstated. Landlord agrees to lend all reasonable cooperation to Tenant in connection with any timely exercise by Tenant of Tenant's right of first refusal to construct and operate a second gaming project. In the event of a dispute between Landlord and Tenant regarding any aspect of Tenant's specific plans for the construction and operation of a second gaming project or the terms of a lease or other agreement with Landlord with respect to such second gaming project (other than rent, which shall be equal to the then-current Rent payable under this Lease), either party shall have the right to submit such dispute to binding arbitration in accordance with the procedures of Section 31.

               (e) Memorandum of Restrictive Covenant. The provisions of this Section 10 shall be incorporated into a memorandum prepared and recorded by Landlord against the Adjacent
Parcel and any property now or hereafter owned by Landlord and located south of the River des Peres.

          11.  Covenant of Continuous Operation.

               (a)  Maximization of Revenues.  The Project
(including the Casino and any barges utilized in connection with the Project, and all structures, parking lots, driveways, landscaping, fencing, lighting and signage), shall be maintained, managed, operated, staffed, serviced, equipped and repaired in accordance with all Governmental Requirements, insurance requirements and the highest standards of projects operating along and from the Mississippi and Missouri Rivers. The Casino shall remain in operation 24 hours a day, 7 days a week, 365 days a year, so as to maximize the opportunity of Landlord to earn Percentage Rent under Section 5(a)(iii), except to the extent limited by applicable Governmental Requirements, Unavoidable Delays, casualty or condemnation or by repairs, replacements or alterations made by Tenant in accordance with the provisions of
Section 9. Tenant shall provide a reasonably adequate complement of properly trained and equipped security personnel for the Project at all times.

               (b) Particular Operations. The exterior of the Project and all Project signage shall be illuminated at all times during which the Project is open. Subject to applicable laws, Tenant shall have the right to erect or affix such signs and banners as Tenant may require in its discretion for directional, informational, promotional or advertising purposes upon windows, doors and walls (interior and exterior) of Project structures and otherwise on or about the Project. All signs and banners shall be in good taste and generally consistent with the themes and aesthetics of the Project.

               (c)  Illegality of Gaming Operations.
Notwithstanding the foregoing provisions of this Section 11, in the event casino gaming shall become illegal in the State of Missouri by virtue of legislative action taken by the Missouri General Assembly, popular referendum or otherwise, and in the further event that the Casino is closed for a period of 365 consecutive days due to such legal impediment, then either party shall have the right to cancel this Lease by delivery of written notice of such election to the other party at any time prior to the date casino gaming again becomes legal in the State of Missouri. For so long as the Project remains closed due to such legal impediment, Tenant's obligation to operate the Project and to pay Rent shall be suspended. Landlord or Tenant shall have the right but not the obligation to contest the validity of any legal impediment to the operation of the Project arising under this subsection (c), and in the event either party elects to contest such impediment, the other party shall lend all non-financial assistance reasonably required by the contesting party; provided, however, Tenant shall not be obligated to participate in or assist Landlord in connection with such contest if the Project is closed for 365 days due to such legal impediment and either party elects to cancel this Lease as provided in this subsection (c).

          12.  Assignment and Subletting.

               (a) Landlord's Consent Generally. No assignment or subletting (including licensing) shall be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In no event shall any assignment or subletting operate by itself to release Tenant from any liability under this Lease, release New Guarantor from any liability under the New Guarantees or constitute permission for any further subletting or assignment. Consent to any one proposed assignment or sublease shall not be deemed consent to further proposed assignments or subleases. A partnership or corporate transaction involving Tenant or the General Partner, including without limitation a merger or sale or other transfer of the partnership interests in Tenant or the stock of or partnership interests in the General Partner, which results in a change of control of the Tenant or the General Partner, shall constitute an assignment requiring Landlord's prior written consent. Notwithstanding the foregoing provisions of this Section 12(a), if the transaction involves the assignment of this Lease to the New Guarantor or to any corporation, partnership or limited liability company controlling or controlled by the New Guarantor or under common control with Tenant, the consent of Landlord thereto shall not be required, but no such transaction, by itself, shall release Tenant from any liability under this Lease. Tenant shall deliver notice to Landlord of any assignment or sublease which Tenant believes does not require Landlord's consent under this Section 12(a), together with sufficient information to enable Landlord to verify that its consent is not required. The assignment or pledge of the assets of the Project as collateral for financing purposes shall not be considered an assignment pursuant to this
Section 12 but shall be governed by the provisions of Section 19. Landlord's consent shall not be required in connection with the subletting or licensing of portions of the Premises for bar, restaurant, hotel, retail, recreational, entertainment or other purposes which are incidental to the operation of the Casino and which do not reduce the floor space dedicated to Casino gaming under Section 9; provided that no such subletting or licensing shall operate to relieve Tenant of any liability under this Lease.

               (b) Procedures for Assignment and Subletting. In the event Tenant desires to assign its interest in this Lease or to sublet the use of all or any portion of the Project, and provided Landlord's consent to such assignment or subletting is required under Section 12(a), Tenant shall deliver notice of the proposed transaction to Landlord, together with detailed information regarding the financial condition and operating history of the proposed assignee or subtenant (including any operator) and the terms of the proposed assignment or subletting. Within 30 days after receipt of the foregoing information, and subject to the provisions of subsection (a) of this Section 12, Landlord shall accept or reject Tenant's proposal. Landlord's rejection shall be based upon (i) the failure of the proposed assignee or subtenant to meet any of the "Stated Criteria" as hereinafter defined, or (ii) the occurrence of an Event of Default, and Landlord shall specifically state the grounds for Landlord's rejection. If Landlord shall fail to respond to Tenant within 30 days after receipt of Tenant's proposal, Landlord shall be deemed to have accepted such proposal. In the event Tenant shall object to Landlord's rejection of Tenant's proposal, Tenant's sole remedy shall be to commence arbitration proceedings in accordance with the provisions of Section 31. The arbitrators shall either approve or disapprove the proposed assignment or sublease based on their determination regarding compliance with the Stated Criteria or whether an Event of Default has occurred and shall make no other award or determination. Tenant agrees to indemnify and hold Landlord harmless from and against any loss, cost, damage, claim, demand or expense (including attorneys' fees and expenses) incurred by Landlord in connection with any action brought by or for the benefit of the proposed assignee or subtenant or seeking relief other than arbitration as provided herein. In the event an assignment is approved by Landlord or through arbitration, the assignee shall be subject to all of the provisions of this Lease.

               (c)  Stated Criteria.  With respect to any
assignee or subtenant (or the general partner, if the assignee or subtenant is a partnership), the following shall constitute the Stated Criteria for approving any proposed assignee of Tenant's interest in this Lease or any proposed subtenant or operator of the Project:

               (i) the assignee, subtenant or parent corporation of such assignee or subtenant shall have a net worth of not less than $10,000,000.00, and if such parent corporation is relied upon to meet the net worth test, it shall deliver a guarantee of the Lease suitable to Landlord;

               (ii) the assignee, subtenant or parent corporation
                    of such assignee or subtenant shall have a sufficient casino gaming operating history or reputation in the industry or community or a manager with such experience or reputation, in the reasonable judgment of Landlord; and

               (iii)the assignee, subtenant or parent corporation
                    of such assignee or subtenant shall have a gaming license to operate the Project.

               Tenant agrees that Landlord shall not be deemed unreasonable in rejecting a proposed assignee or subtenant on any of the above-stated grounds.

               (d)  Conveyance by Landlord.  Landlord shall
promptly notify Tenant in writing of any conveyance of the Premises, in whole or in part, or any interest therein, to any party. Landlord shall not convey the Premises, in whole or in part, or any interest therein to any party if such conveyance shall impair Tenant's rights under this Lease or jeopardize Gaming Licensure. Landlord's right to transfer title to the Premises or to assign rentals derived therefrom to any governmental body shall not be deemed to constitute any such impairment or jeopardy.

          13. Reporting Covenants. Tenant shall report, or, prior to the Assignment Date, shall cause Assignee to report, each month in writing to Landlord the progress of the Gaming Licensure and Permit application process, the progress of construction, and, after Project Opening, on a quarterly basis, AGR realized by Tenant. Tenant also shall provide, or, prior to the Assignment Date, shall cause Assignee to provide, Landlord with such other information regarding the development and operation of the Project as Landlord may reasonably request, including the status of Tenant's obligations under the Lease.
All reports of AGR shall be certified as to accuracy and completeness by an officer of Tenant. In addition, copies of annual audit statements shall be provided to Landlord by Tenant, and Landlord shall have the right, at Landlord's sole cost and expense, except as hereinafter provided, to conduct an audit of the books and records of Tenant, not more frequently than once during any Lease Year, in order to verify the accuracy of AGR reported by Tenant and Tenant's compliance with the various operating and reporting covenants contained in this Lease.
Tenant shall maintain Tenant's books and records in support of Tenant's computations and reporting of AGR in accordance with generally accepted principles of accounting consistently applied. Tenant's books and records shall be retained or made available in the St. Louis metropolitan area, available for inspection and audit by Landlord during regular business hours on reasonable prior notice to Tenant and without material interruption of Tenant's business. In the event Landlord's audit or any audit conducted by the Commission discloses that AGR has been under-reported such that Landlord is entitled to receive an additional payment of Annual Rent, Tenant shall promptly make payment to Landlord of the entire sum due Landlord. In the event the amount due exceeds 5% of the amount paid by Tenant, Tenant also shall pay Landlord's reasonable expenses in conducting such audit.
Upon Landlord's request, Tenant also shall provide Landlord with a copy of each financial statement, report and filing issued by or on its behalf and provided to any regulatory body, including, without limitation, the Missouri Gaming Commission, the Securities and Exchange Commission and other authorities, agencies and commissions having jurisdiction over Tenant's operations. Tenant shall promptly report to Landlord any notice received by it from any governmental authority or in respect of any proceedings at law or in equity to which Tenant is a party alleging violation of any Governmental Requirements by Tenant, and Tenant shall provide to Landlord such information as Landlord may request in connection therewith. Upon Landlord's request, Tenant shall present to Landlord on an annual basis the Coast Guard certificate of inspection obtained for the Casino. Tenant hereby irrevocably designates St. Louis County as the "home dock" for the Project during the Term for all purposes under Section
313.822 of the Revised Missouri Statutes, and Tenant agrees to confirm the status of the County as the "home dock" for the Project as and when requested to do so by Landlord or the Commission.

          14.  Insurance.

               (a)  Types of Insurance.  Throughout the Term,
Tenant shall maintain in full force and effect the following insurance coverage:

               (i)  commercial liability insurance on an
                    "occurrence basis" against claims for
                    "personal injury" including, without
                    limitation, bodily injury, death or property damage occurring on, in or about the Project or in connection with any other operations of Tenant related to the Project (such as, by way of example, off-site bus or shuttle service), such insurance to afford immediate minimum protection of $5,000,000 combined single limit/per occurrence and $10,000,000 aggregate, and, (a) with respect to the Project exclusive of any boat hull, a deductible not greater than $75,000, and, (b) with respect to any boat hull, a deductible not greater than 1% of the value of the boat;

               (ii) property insurance against loss or damage to
                    the Project (including the Casino) by fire and other risks covered by insurance of the type now known as "fire and extended coverage" in an amount equal to the replacement value of the Casino and remainder of the Project and with a deductible not greater than $75,000 from the loss payable for any casualty;

               (iii)protection and indemnity insurance including
                    collision liability covering collisions with all fixed or floating objects with a minimum limit of $5,000,000 per occurrence and a deductible not greater than $75,000;

               (iv) worker's compensation insurance in full
                    compliance with all applicable state and federal laws and regulations, including a specific endorsement covering liability for Federal Longshoremen's and Harbor Workers' Compensation Act;

               (v) employers liability insurance in the minimum amounts of $1,000,000 per individual claim, not to exceed $10,000,000 in the aggregate, with a deductible not greater than $350,000, covering injury or death to any employee which may be outside of or in addition to liability under any worker's compensation statutory coverage;

               (vi) excess or umbrella insurance providing a
                    minimum of $10,000,000 in excess of
                    underlying limits and coverage provided by commercial general liability, protection and indemnity and employer's liability policies; and

               (vii)personal property insurance covering Tenant's
                    trade fixtures, equipment, goods and
                    inventory in an amount not less than 95% replacement value.

               (b) Quality of Coverage. All such policies shall be issued by insurance companies licensed to do business in the State of Missouri and approved by Landlord as to form and as to surety and reserving the right of recovery by the Landlord in the event of damage to its property and issued in the name of Tenant and naming Landlord as additional insured, as its interest may appear. In addition, one or more of the policies shall include special dram shop and vehicular endorsements and a contractual liability endorsement covering the indemnification agreements of Tenant contained in this Lease. Policy certificates shall be delivered to Landlord on the Effective Date and shall state that the coverage afforded thereby shall not be modified or canceled without 30 days' prior written notice to Landlord, delivered by registered mail. Provided no Event of Default has occurred and is continuing, all loss proceeds shall be made available to Tenant to restore and repair the Project (including the Casino) as provided in Section 15. Permitted deductibles may be increased by an amount equal to any increased inflation in the value of U. S. currency.

               (c)  Renewal of Coverage.  Certificates of
insurance with reasonably satisfactory evidence of payment of the premium thereof, shall be delivered to Landlord on or before the Commencement Date or date of Project Opening, as appropriate, and upon renewals of such policies, not less than 30 days after renewal. Not less than 30 days prior to the expiration of any such coverage, Tenant will provide evidence to Landlord of continuing insurability by means of letters from qualified carriers confirming intent to renew or provide the required coverage. If Tenant at any time fails or refuses to procure or maintain the required amount of insurance, then the Landlord may, and without notice to Tenant, obtain same for and on behalf of Tenant and charge the cost thereof to Tenant, such charge to be due and payable upon demand and to constitute Additional Rent hereunder.

               (d) Waiver of Subrogation and Right of Recovery. Tenant, and all parties claiming under or through Tenant, hereby expressly release and discharge Landlord and the County from any claim or liability, whether based on negligence or any reason whatsoever, for any personal injury or property damage. All insurance policies of Tenant shall contain an endorsement containing an express waiver of any right of subrogation by the insurance company against Landlord and the County.

               (e) Additional Insurance. Tenant shall obtain such other insurance in such amounts as may from time to time be reasonably required by the Landlord against other insurable hazards, and the Landlord may require the amount of any policy of insurance Tenant is required to maintain pursuant to the provisions of this Lease to be reasonably increased. Tenant shall not carry separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease, if the effect of such insurance would be to reduce the protection or payment to be made under insurance required hereunder. In the event Tenant objects to any increased or additional coverage required by Landlord on the grounds that such coverage is not required of, or is not commercially available to, other operators of facilities similar to the Project, and Landlord disagrees, the issue shall be submitted to binding arbitration in accordance with the provisions of Section 31 hereof.

          15.  Damage and Destruction.

               (a) Casualty Termination. If, at any time during the last 10 years of the Term, the Project is damaged by any cause or casualty in an amount exceeding 15% of the then replacement cost of the Project, Tenant shall have the right to terminate this Lease by written notice to Landlord within 60 days of the happening of the casualty causing such damage or destruction. In such event, Landlord (subject to the requirements of any Leasehold Mortgage (as defined in Section
19)) shall receive from the insurance proceeds the lesser of
(a) the then present value of the Minimum Rent payable to Landlord for the remainder of the Term plus the amount equal to the cost of rebuilding all damaged or destroyed land-based facilities, or (b) 100% of the insurance proceeds. Any funds remaining following the distribution of the insurance proceeds paid to Landlord pursuant to the previous sentence shall be paid to Tenant. Upon any termination of the Lease under this provision, Tenant shall surrender possession of the Premises within 90 days after notice of termination, whereupon each of the parties shall be released thereby from any further obligations to the other except for items which have theretofore accrued and are then unpaid, and such termination shall be deemed to relate back to the date of damage or destruction; provided, however, that if the Project or any part thereof shall be kept open for business after the date of damage and prior to the surrender of possession of the Premises, the termination date shall be the date upon which Tenant shall discontinue the conduct of its business on the Premises. In the event of any termination pursuant to this
Section 15(a), and upon surrender of the Premises to Landlord, Landlord shall refund to Tenant any unearned portion of Annual Rent prepaid by Tenant. In addition, in the event Landlord relets the Premises to another lessee, Landlord shall reimburse Tenant for the prepaid Minimum Rent paid by Tenant due to the termination of this Lease pursuant to this Section 15(a) from the rent paid by such lessee.

               (b) Casualty Reconstruction. In the event of damage or destruction occurring to the Project (including the Casino) other than as described in subsection (a) above, Tenant shall (subject to compliance with the requirements of any Leasehold Mortgage (as defined in Section 19)) repair and rebuild the Project (including the Casino), and restore the Project to full operation with reasonable diligence; Tenant shall direct, control, coordinate and approve all such repairs, reconstruction and restoration contemplated by this provision and shall have the right to select any architects, engineers and contractors for such repairs, reconstruction or restoration. All loss proceeds shall be made available to Tenant and shall be applied to effect such repair, reconstruction or restoration of the Project. No component of Annual Rent or Additional Rent shall abate as a result of any such damage or destruction, regardless of the availability or sufficiency of loss proceeds to repair or restore the Project, it being understood and agreed that Tenant shall maintain such business interruption insurance as Tenant may require in order to assure Tenant of the ability to continue to meet Tenant's financial obligations under this Lease.

          16.  Condemnation.

               (a) Definitions. Whenever used in this section, the following words shall have the following respective definitions and meanings: (i) "condemnation" or "condemnation proceedings" - any action or proceeding brought by competent authority for the purpose of the taking of the fee of the Premises, the Project or any part thereof, as a result of the exercise of the power of eminent domain, including a voluntary sale to such authority either under threat of or in lieu of condemnation or while such action or proceedings is pending; (ii) "taking" - the event of vesting of title to the fee of the Premises, or the Project or any part thereof, in the competent authority pursuant to condemnation; (iii) "vesting date" - the date of the taking.

               (b) Defense of Taking. Landlord, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any part thereof, shall notify Tenant of the pendency of such proceedings. Landlord shall then, if requested by Tenant, file or defend its rights thereunder and prosecute the same with due diligence to its final disposition. Tenant may, but shall not be required to, participate in any such proceedings and Landlord from time to time will deliver to Tenant all instruments requested by it to permit such participation. In the event Tenant chooses to participate in any such proceedings, Landlord may be the nominal party in such proceedings, but Tenant shall be entitled to control and direct the same and to be represented therein by counsel of its choice, at Tenant's cost. Landlord covenants and agrees that it will use its best efforts and take all actions necessary and appropriate to cause the County not to exercise its powers of eminent domain with regard to the Premises, the Project or any part thereof, and otherwise to assure to the greatest extent possible that neither the Premises, the Project nor any part thereof, shall be condemned during the Term.

               (c) Total Taking. In the case of a taking of all of the Premises and the Project, this Lease shall terminate as of the vesting date and the Rent under this Lease shall be apportioned to the date of termination, and upon surrender of the Premises to Landlord, Landlord shall refund to Tenant any unearned portion of Annual Rent prepaid by Tenant.

               (d) Partial Taking - Termination or Arbitration. In the case of a taking of less than all of the Premises and Project (other than for a temporary use) Landlord and Tenant mutually shall determine within a reasonable time after the vesting date whether the remainder thereof can economically and feasibly be used by Tenant. If Landlord and Tenant cannot mutually agree upon such matter with 90 days after the vesting date, it shall be determined by binding arbitration pursuant to the provisions of Section 31. If it is determined by mutual agreement or by arbitration that the remaining Premises and Project cannot economically and feasibly be used by Tenant, Tenant may terminate this Lease on not less than 10 days nor more than 30 days notice to Landlord to such effect, provided that such notice is given within 30 days after such determination, and the Rent shall be apportioned to the date of termination. If Tenant does not elect to terminate this Lease within the period aforementioned, it shall continue in full force and effect with respect to the remaining portion of the Premises. If this Lease shall terminate pursuant to this provision, the award for the Project shall be apportioned and paid, to the extent available, in the following order of priority: (i) Landlord and Tenant first shall be entitled to their reasonable expenses and charges including, without limitation, reasonable attorneys' fees incurred in connection with the taking; (ii) Landlord shall be entitled to the value of the fee exclusive of the value of this Lease; and (iii) Tenant shall be entitled to the balance of the award. If the court in which the condemnation proceedings are brought fails or refuses to apportion its award between Landlord and Tenant, and if Landlord and Tenant cannot agree upon the allocation defined in the above order of priority, such values, allocation and apportionment shall be determined by binding arbitration under the provisions of this Lease. The provisions of this section regarding the apportionment of the award shall also apply in the case of a total taking and shall survive any termination of this Lease pursuant to this Section 16.

               (e) Partial Taking - Reconstruction. In the case of a partial taking where the Tenant does not elect to terminate this Lease pursuant to the provisions set forth above, Tenant shall commence and proceed with reasonable diligence to repair and reconstruct the remaining improvements to a complete, economically usable, architectural unit or units, including, without limitation, temporary repairs, changes and installations required to accommodate space subtenants and all other work and replacements and additions of furniture and furnishings incidental to and appropriate in connection with all of the foregoing (all such repair, reconstruction, replacements and additions and work being referred to in this section as "restoration"); and the total award of the condemnation proceedings, including the award for the Project shall be apportioned and paid to the extent available in the following order of priority: (i) Landlord and Tenant first shall be entitled to their reasonable expenses and charges including, without limitation, reasonable attorneys' fees incurred in connection with the taking; (ii) Tenant shall be entitled to an amount equal to the cost of restoration to the extent contemplated by this section, such sums shall be turned over to Tenant to be held in trust for the purpose of paying for the cost of restoration; (iii) Landlord shall be entitled to the value of the fee exclusive of the value of this Lease; (iv) Tenant next shall be entitled to the value of its leasehold estate under this Lease, the value of the Project, the value of the furniture, fixtures and equipment of the Project and the balance of the award. In the case of a partial taking where the Tenant does not elect to terminate this Lease pursuant to the provisions set forth above, the Rent payable for the balance of the Term of this Lease shall be equitably reduced effective as of the date of such partial taking to an amount fixed by agreement between Landlord and Tenant or, in the event of their failure to agree within thirty (30) days of such taking, by arbitration pursuant to the provisions of Section 31.

               (f) Temporary Taking. In the event of a taking of all or any portion of the Premises and the Project for temporary use, the foregoing provisions of this Section 16 shall be inapplicable thereto. This Lease shall remain in full force and effect and Tenant alone shall be entitled to make claim for, recover and retain any award recoverable in respect of such temporary use, so long as Rent is first paid from such award. If any portion of the award for such temporary use is intended to cover the cost of restoring the Premises and the Project to the condition they were in prior to such temporary use, such portion of the award shall be paid to Tenant to cover the cost of such restoration and repair.

          17.  Adjacent Parcel.

               (a)  Development Parameters.  Tenant and its
affiliates shall be permitted to submit proposals to Landlord for the development of all or portions of the Adjacent Parcel. The Adjacent Parcel may be developed by Landlord and/or other parties for light industrial, commercial, retail, entertainment and/or recreational uses. Structures of any size or height, such as warehouses, distribution centers, manufacturing facilities, hotels, shopping centers, entertainment, sporting or recreational facilities, parking lots or garages, communications towers, and docking facilities, may be constructed and operated on the Adjacent Parcel. Landlord covenants that no use may be made of the Adjacent Parcel which shall constitute a nuisance or hindrance to the Project, detract materially from the aesthetic appeal of the Project, generate excessive industrial noise or noxious industrial or chemical odors, or materially impair access to the Project. Neither the volume nor type of traffic, including heavy truck traffic, on the Adjacent Parcel, including any resulting noise or omissions, nor any signage or illumination located on the Adjacent Parcel, shall be deemed to constitute a nuisance, impairment or detraction. That portion of the Adjacent Parcel which is within the 50' by 550' zone along the northern perimeter boundary of the Premises identified on Attachment K shall constitute a "Buffer Zone" between any development located on the Adjacent Parcel and the Premises. Only green space or landscaping shall be located within the Buffer Zone. Tenant shall have a non-exclusive, irrevocable license during the Term of this Lease, at Tenant's sole risk, cost and expense, at Tenant's option, but without obligation, to enter upon the Buffer Zone for the sole purpose of performing, maintaining, repairing and replacing landscaping on the Buffer Zone should Tenant so desire. Notwithstanding the foregoing provisions of this Section 17(a), the parties acknowledge and agree that a reconfiguration of the roadway providing access to the Premises and/or the Adjacent Parcel, if and as agreed to by the parties in connection with a resolution of pertinent access issues, may entail access to the Adjacent Parcel (i) via the bridge to be constructed by Tenant or via the roadway to be constructed on the Premises, or
(ii) to provide alternate access to the Premises for emergency vehicles.

               (b)  Enforcement.  A restrictive covenant
consistent with the requirements of Section 17(a) shall be recorded by Landlord against the Adjacent Parcel, and such restrictive covenant shall be prior and paramount to any mortgage, deed of trust or other encumbrance against the Adjacent Parcel. Landlord shall have the right but not the obligation to enforce compliance with such covenant to the extent the real estate in question has been sold or transferred to a third party, but Tenant, its successors and assigns, shall be designated in the covenant as intended beneficiaries thereof with full right to institute action, legal and equitable, for any violation thereof. To the extent Landlord retains ownership of the real estate in question and the violation complained of is committed by a tenant or occupant of the real estate, Landlord shall use its best efforts to enforce Landlord's rights under the covenant by appropriate legal action, including seeking appellate relief, if necessary.

               (c) Original Lease. In the event of a conflict between any provision of this Section 17 and any existing provision of that certain Lease between Landlord, as successor to NL Industries, Inc., and The Kiesel Company, as Tenant, dated as of April 1, 1997, including any amendments thereto and restatements thereof, the provisions of the latter such lease shall control. In the event the operations of the Kiesel Company, its successors, assigns or subtenants, on or from the Kiesel Company premises, are interfering with, or will likely interfere with, Tenant's development or operation of the Project, in the reasonable judgment of Tenant, after written notice to Landlord, and provided other measures taken by Landlord and the Kiesel Company to obviate the interference or potential interference are either unavailable or prove insufficient, Landlord agrees to cancel the Kiesel Company lease at the earliest permissible date.

          18. Non-Disturbance and Attornment. Landlord shall have the right to obtain from any lender (a "Mortgagee") a mortgage secured by Landlord's interest in the Premises and/or this Lease; provided, however, that this Lease, including all of the rights of Tenant under or pursuant to this Lease, shall be paramount to, and shall not be subject or subordinate to, any mortgage, deed of trust or other security interest instrument ("Mortgage") that may now or hereafter affect Tenant's interest in the Premises. Any Mortgage shall contain, as required terms, the express acknowledgment that Tenant shall not be liable for the payment of the sum secured by such Mortgage, nor for any expenses in connection with the same. Neither such Mortgage nor any instrument collateral thereto shall contain any covenant or other obligation on Tenant's part to pay such debt, or any part thereof, or to take any affirmative action of any kind whatsoever; provided, however, that Tenant shall remain liable under this Lease notwithstanding any foreclosure of Landlord's interest in the Premises or any transfer of title to the Premises, and provided further that Tenant shall agree to attorn to such transferee. Such Mortgage shall expressly provide that the Mortgagee shall not seek any money judgment against Tenant related to any Mortgage obligation of Landlord. Each Mortgagee shall agree to a non-disturbance and attornment agreement which will require the Mortgagee to recognize that this Lease is superior to Mortgagee's Mortgage, (ii) that Tenant shall be entitled to use and occupy the Premises and the Project in accordance with the terms of this Lease, (iii) that Tenant shall be entitled to all of its rights under this Lease, (iv) that insurance and condemnation awards and proceeds shall be disbursed as provided in this Lease, and (v) Tenant's possession of the Premises and the Project shall not be disturbed by Mortgagee or by any person whose rights are acquired through foreclosure proceedings or through a deed in lieu of foreclosure except as may be expressly provided in this Lease, and any subsequent transferee of such rights shall be so bound provided no Event of Default occurs and is continuing under this Lease. The non-disturbance and attornment agreement may require (x) that as a condition to the making of any amendment or modification to this Lease Landlord receive the prior written consent of such Mortgagee, (y) that such Mortgagee shall receive notice of any default claimed by or through Tenant against Landlord, and (z) that such Mortgagee shall have the same right to cure such default as is provided the holder of any Leasehold Mortgage obtained by Tenant. Tenant shall within 10 days after receipt from Landlord execute and deliver to Landlord and Landlord's Mortgagee such estoppels and attornment agreements as may be reasonably required in connection with any proposed financing or refinancing involving the Premises and/or the Adjacent Parcel, provided the terms and conditions of such estoppels or attornment agreements are consistent with the provisions of this Section 18 and the same do not constitute a modification of this Lease.

          19.  Leasehold Mortgages.

               (a) Right to Leasehold Mortgage. Tenant shall have the right to mortgage and to refinance this Lease and Tenant's leasehold estate and any improvements thereon, including but not limited to the Project, ("Leasehold Mortgage") at any time, and from time to time, on any terms Tenant may deem desirable and to assign this Lease and any existing and future subleases, license agreements and concession agreements, and the rentals and fees payable to Tenant thereunder to the holder of such mortgage ("Leasehold Mortgagee"), as additional collateral security for the indebtedness secured by the Leasehold Mortgage. In connection therewith, Landlord agrees to timely execute and deliver an estoppel certificate, a non-disturbance agreement, and such other documents in reasonably satisfactory form as shall be requested by any Leasehold Mortgagee, so long as such certificates, agreements or other documents are not inconsistent with this Lease. Any Leasehold Mortgage shall be subject and subordinate to Landlord's rights under this Lease and its fee interest in the Premises, except as otherwise provided herein.

               (b) Terms of Leasehold Mortgage. If Tenant shall have executed and delivered a Leasehold Mortgage or Mortgages and the Leasehold Mortgagee shall have notified Landlord in writing to such effect giving its name and address:

               (i) Landlord concurrently shall serve upon such Leasehold Mortgagee a copy of each notice, consent, approval, request or demand given to Tenant under this Lease including, without limitation, any notice, consent, approval, request or demand under this Lease. No such notice to Tenant shall be deemed to have been given nor shall be effective unless copies thereof are thus served upon the Leasehold Mortgagee at such address and in the manner provided pursuant to the Notice provisions hereof.

               (ii) Subject to the provisions set forth below,
                    such Leasehold Mortgagee shall have the
                    right, for a period of 30 days more than is given to Tenant, to remedy or cause to be remedied any default which is the basis of a notice; and Landlord shall accept performance by such Leasehold Mortgagee as performance by Tenant. In the event that Tenant has contested an event of default, such Leasehold Mortgagee shall be given a 20 day period after the date of a final decision affirming the contested default within which to cure such default on behalf of Tenant.

               (iii)In the case of default by Tenant under this
                    Lease which is susceptible of being cured only when such Leasehold Mortgagee has obtained possession of the Premises and the Project, other than a default in the payment of Rent or Additional Rent, Landlord shall take no action to effect a termination of this Lease by service of a notice or otherwise without first giving to such Leasehold Mortgagee a reasonable period of time (not to exceed 6 months) within which diligently to obtain possession of the Premises and the Project (including possession by a receiver) and to cure such default and/or diligently to institute and complete foreclosure proceedings or otherwise acquire Tenant's leasehold estate under this Lease and to cure such defaults.

               (iv) Upon acquisition of Tenant's interest in this
                    Lease by the Leasehold Mortgagee, or by any purchaser of this Lease pursuant to any foreclosure proceeding instituted by the Leasehold Mortgagee, Landlord's right to serve a notice of election to end the Term based upon the occurrence of any default (other than non-payment of Rent or Additional Rent, or non-compliance with the provisions of Sections 9, 10, 12, 14, 15 or 20) which cannot with the exercise of due diligence be remedied by such Leasehold Mortgagee or purchaser shall be deemed waived.

               (v) If, prior to any foreclosure sale brought by a Leasehold Mortgagee, or if prior to the date upon which Tenant's interest in this Lease shall have been otherwise acquired by Leasehold Mortgagee or other purchaser, the default in respect of which Landlord shall have given the notice shall have been remedied and possession of the Premises and the Project restored to Tenant, the obligation of the Leasehold Mortgagee to assume this Lease shall be null and void and of no further effect.

               (vi) Notwithstanding anything contained in this
                    Section 19 to the contrary, if for any reason this Lease shall terminate prior to the expiration of the Term, Landlord shall give written notice thereof to the Leasehold Mortgagee. Subject to the curing of any Event of Default and the payment of all Rent and Additional Rent owed Landlord by the Tenant, and provided such cure occurs not later than 60 days after Landlord's termination of this Lease, Landlord shall enter into a new lease for the Premises and the Project with the Leasehold Mortgagee or with any person, firm, corporation or entity designated by the Leasehold Mortgagee for the remainder of the Term, subject to approval by Landlord, which approval shall not be unreasonably withheld or delayed as provided in clause (vii) below, commencing as of the date of such termination, at the Rent and upon the same terms, covenants and conditions contained in this Lease (except those which by their terms are no longer applicable). Such new lease shall have priority equal to this Lease. Concurrently with the execution and delivery of such new lease, Landlord shall turn over and/or assign to the new tenant all of its right, title and interest in and to moneys (including insurance proceeds) if any, then held by or subsequently paid to Landlord, which Tenant would have been entitled to receive but for such termination.

               (vii)Landlord shall have no obligation (i) to
                    waive Landlord's lien rights (it being
                    understood and agreed that Landlord shall be
                    required only to subordinate such lien rights to the security interests of the Leasehold Mortgagee) or (ii) to agree to any modification of any express term, covenant or provision of this Lease, including, without limitation, the disposition of the proceeds of a condemnation or casualty contrary to the
                    provisions of this Lease.   Landlord's
                    refusal to accept any proffered successor tenant or operator of the Project shall be deemed reasonable to the extent such party fails to meet any of the Stated Criteria. Tenant shall require any Mortgagee to provide Landlord with notice of any default under the terms of any loan agreements, mortgages or promissory notes entered or provided to the Mortgagee. In no event shall Landlord be required to forbear in the exercise of any remedies available to Landlord against New Guarantor upon the occurrence of an Event of Default by Tenant. In the event Landlord shall refuse to approve a successor to Tenant proffered by the Leasehold Mortgagee, the sole remedy available to the Leasehold Mortgagee shall be to commence arbitration proceedings in accordance with the provisions of Section 31. The arbitrators shall either approve or disapprove the proposed successor based on compliance with the Stated Criteria and shall make no other award or determination.

               (c)  Amendments Requested by Leasehold Mortgagee.
Landlord agrees, without obligation, to review and consider any proposed amendments to this Lease requested by any Leasehold
Mortgagee or prospective Leasehold Mortgagee.

          20.  Indemnification.

               (a) Indemnity Generally. Tenant shall defend, pay, indemnify and hold harmless Landlord and its agents, employees, servants and representatives (together, the "Indemnified Parties") from and against any and all claims, demands, injuries, damages, fines, penalties, lawsuits, actions, proceedings, orders, decrees, judgments or liability of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses incurred by any of the Indemnified Parties, including reasonable attorneys' fees and expenses, resulting or arising from or in connection with (i) any accident, bodily injury, death, personal injury of any kind, or property damage arising during the term of this Lease directly or indirectly, out of or from or on account of any occurrence in, upon, at, or about the Project; (ii) any accident, bodily injury, death, personal injury or property damage arising, directly or indirectly, out of or in connection with Tenant's operation of gaming activities or the Casino; (iii) any use, occupancy, non-use, or condition of the Project; and (iv) any failure on the part of the Tenant to perform or comply with any of the terms, covenants and conditions of this Lease.

               (b)  Defense.  In case any action, suit or
proceeding is brought against any of the Indemnified Parties by reason of any occurrence described in clauses (i) through (iv), Tenant or Tenant's insurer, upon the request of Landlord, will, at no expense to Landlord or the Indemnified Party, resist and defend such action, suit or proceeding or cause same to be resisted and defended by counsel reasonably acceptable to Landlord, subject to the right of any applicable insurer to direct and control such counsel. The Indemnified Party shall have the right, at its discretion, to retain its own counsel and be reimbursed by Tenant for all reasonable attorneys' fees and costs incurred in the defense of any action. The obligations of Tenant under this Section shall survive the termination of this Lease.

               (c) Environmental Indemnity and Release. In addition to the foregoing, Tenant agrees to indemnify and hold harmless the Indemnified Parties and to defend them against any lawsuits or claims for any liability, injuries, damages, penalties or fines (including reasonable attorneys' fees and expenses) arising from or relating to the disposal, discharge, release or spilling into or onto the air, water, soil, sewer system or similar media of any Hazardous Substance which disposal, discharge, release or spill, whether accidental or intentional, occurs on, within or from the Project (including the Casino, wherever located) during the Term. Tenant agrees that Landlord shall have no liability or obligation of any kind to Tenant on account of any Hazardous Substances released on or from the Premises and covenants not to bring any action, claim or demand against Landlord on account thereof; provided, however, that such covenant to not sue Landlord shall not apply to any release or migration of any Hazardous Substance onto the Premises from the Adjacent Parcel which is caused by Landlord or any tenant or occupant of the Adjacent Parcel, their respective employees, contractors or agents, and which first occurs during any period of Landlord's ownership after the Original Effective Date.

               (d) Survival of Indemnity. The provisions of this Section 20 shall survive any termination of this Lease.

          21. Right of Entry. Landlord and its authorized agents and employees shall, upon reasonable notice and during all reasonable business hours, have the right to enter upon the Project to examine same; provided, however, that any such entry shall not interfere with Tenant's use or the operation of the Project, and provided further that Tenant shall have the right to have a representative or employee of Tenant accompany any such inspection by Landlord. Landlord shall have the right from time to time to inspect the Premises and to conduct tests and evaluations to confirm whether Hazardous Substances have been released on or from the Project in violation of applicable Governmental Requirements. Such tests shall be conducted at Landlord's sole risk, cost and expense, except that if it is determined that Tenant shall have violated the provisions of
Section 20 relating to the release of Hazardous Substances, then Tenant shall, in addition to performing such remediation as may be required, pay to Landlord all costs incurred by Landlord in connection with such tests and evaluations, and such additional tests and evaluations as Landlord may conduct to confirm satisfactory completion of Tenant's remediation work.

          22. Limitation of Claims. Landlord shall not be responsible for any damage or loss to the Casino or the Project, its furnishings, fixtures, equipment or other goods thereon due to any cause whatsoever, including, but not limited to, theft, vandalism, public disorder, fire, weather, collisions, floating or underwater hazards, electrolysis, tie-up or boat defects. Additionally, Landlord shall not be responsible for any damage or injury to Tenant's patrons, wherever located, arising from any source, and Tenant shall perform all acts necessary to provide for the safety of its patrons while on the Premises or in the Casino. Upon any sale of the Premises by Landlord, Landlord shall be released from all obligations and liabilities accruing under this Lease prior to the effective date of such sale, provided the transferee shall expressly assume and agree to perform for the benefit of Tenant all obligations of Landlord under this Lease accruing after the effective date of such transfer.

          23. Attorneys' Fees and Expenses. Except as otherwise expressly provided in this Lease, each party shall pay its own attorneys' fees and expenses in connection with any matter arising under this Lease.

          24. Late Payments. Late payments shall be subject to a 3% penalty and interest on late payments shall accrue from the date of delinquency until paid at the rate of 2% in excess of the from time to time publicly announced prime rate of interest of The Bank of America; provided that a payment shall not be deemed to be a late payment if such payment is made within any applicable grace or cure period provided hereunder.

          25.  Default and Remedies.

               (a)  Tenant's Default.  It shall be an Event of
Default if any one or more of the events described in the following clauses (i) through (ix) shall occur and be continuing after expiration of the applicable notice and cure period provided for in such clause or otherwise provided for in subsection (b):

               (i) if default be made in the punctual payment of any Rent payable to Landlord hereunder, when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after written notice to Tenant (except that Landlord shall not be required to deliver notice of non-payment of Rent on more than two occasions during any Lease Year), or if default be made in the punctual payment of any Additional Rent payable hereunder, when and as the same shall become due and payable, and such default shall continue for a period of thirty (30) days after written notice to Tenant;

               (ii) if this Lease be mortgaged by Tenant except
                    as provided in Section 19, or if this Lease be assigned or the Project (including the Casino) or any part thereof be sublet, except as provided in Section 12;

               (iii)if Tenant shall abandon the Work or the
                    Project, or if Tenant shall fail to
                    continuously or fully operate the Project after Project Opening as required under this Lease;

               (iv) if Tenant shall fail to timely file its
                    application for Gaming Licensure, or if
                    Tenant shall withdraw or effectively abandon such application prior to termination of this Lease in accordance with its terms or, after first obtaining Gaming Licensure, if Tenant for any reason ceases to be licensed to conduct a gaming operation at the Project pursuant to the laws of the State of Missouri;

               (v) if Tenant shall fail to observe, perform or comply with any of the terms, covenants and conditions in this Lease other than those specified in subsections (i) through (iv) above, within 30 days after notice from Landlord specifying the nature of such default;

               (vi) if Tenant or New Guarantor shall file a
                    voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent or shall file any petition or answer seeking any reorganization, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute or law of the United States or any State, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or New Guarantor of all or any substantial part of either of their respective properties or of the Project;

               (vii)if within 60 days after the commencement of
                    any involuntary proceeding against Tenant or New Guarantor seeking reorganization, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute or law, Tenant or New Guarantor, as the case may be, fails to secure a dismissal and discharge thereof;

               (viii)if Tenant or New Guarantor shall make a
                    material misrepresentation in any
                    representation or warranty provided to
                    Landlord under this Lease or any of the New
                    Guarantees, as the case may be, or in any report provided to Landlord pursuant to
                    Section 13; or

               (ix) if New Guarantor shall be in default under
                    any covenant of New Guarantor contained in any of the New Guarantees and such default shall remain uncured beyond the period provided therein for the cure thereof, if any.

               (b) Cure or Remedies. No Event of Default shall be deemed to have occurred under clauses (ii) through (ix) unless Tenant or New Guarantor, as the case may be, shall fail to cure such default within 30 days after delivery by Landlord of written notice of such default to Tenant, unless the same cannot be cured within 30 days, in which event an Event of Default shall not be deemed to have occurred if Tenant commences the cure of such default within 30 days and thereafter diligently pursues such cure to completion. Upon an Event of Default, Landlord, at its option, may at any time thereafter declare this Lease and all rights of Tenant under this Lease as expired and terminated and Tenant shall remain liable as hereinafter provided.

               (c)  Surrender of Premises.  Subject to the
provisions of Section 27, upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Project to Landlord, and Landlord, upon any such expiration or termination, may without further notice enter upon and re-enter the Project and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all persons and property from the Project.

               (d) Reletting of Premises. If this Lease shall expire or be terminated, or if the Project or any part thereof shall be abandoned by Tenant, or shall become vacant during the Term, Landlord may in its own name, or as agent for Tenant if this Lease not be terminated, enter into possession of and relet the Project or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions as Landlord, in its discretion, may determine and may collect and receive the rents therefor.

               (e) Direct Damages. No event of expiration or termination of this Lease, abandonment or vacancy, shall relieve Tenant of its liability and obligations under this Lease, whether or not the Project shall be relet. In any such event Tenant shall pay Landlord the Rent and all Additional Rent required to be paid hereunder by Tenant up to the time of such event.
Thereafter:

               (i) In the event of termination of the Lease, Tenant, until the date which is the first to occur of (a) the expiration of the Term or
                    (b) the expiration of the 15th Lease Year subsequent to the date of termination, shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions hereof, after deducting all of Landlord's expenses in connection with such reletting, including without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alterations costs, and expenses of preparation of such reletting. The amount of Additional Rent due in the event of expiration or termination of this Lease shall be equal to the Additional Rent paid to Landlord in the year prior to the year of termination divided into twelve equal monthly installments. Tenant shall pay such damages (herein called "deficiency") to the Landlord on the days on which the net Rent would have been payable under this Lease if this Lease were still in effect, and the Landlord shall be entitled to recover from Tenant each deficiency as the same shall arise.

               (ii) At any time after the expiration or
                    termination of this Lease, in lieu of
                    collecting any further deficiencies as
                    aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, an amount equal to the difference between the Rent which would have accrued to Landlord under this Lease from the date of termination to the date which is the first to occur of (a) the expiration of the Term or (b) the expiration of the 15th Lease Year subsequent to the date of termination, and the then fair and reasonable rental value of the Premises for the same period as provided in Section 25(f). Tenant shall remain liable for any deficiencies not previously recovered by Landlord.

               (f) Value of Premises. If the Premises or any part thereof be relet by Landlord for the unexpired Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Landlord agrees to make reasonable efforts to mitigate its damages by listing the Premises with a licensed real estate broker for reletting on terms and conditions acceptable to Landlord, but Landlord shall have no obligation to relet the Premises to any particular tenant or for any particular use, including, without limitation, casino gaming.

               (g)  Additional Damages.  If this Lease be
terminated, or if the Project is abandoned or becomes vacant, and whether or not the Project be relet, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, in addition to any damages becoming due under this Section 25, the following: an amount equal to all expenses, if any, including reasonable attorneys' fees, incurred by Landlord in recovering possession of the Project (whether or not litigation be commenced in aid thereof), repairing any damage to the Project, and all reasonable costs and charges for the care of said Project while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses are incurred by Landlord. Tenant hereby expressly waives, as far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided Tenant, for and on behalf of itself and all persons claiming through or under Tenant (including any leasehold mortgagee or other creditor), also waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease except as expressly provided in this Lease. The terms "enter," "re-enter," "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meanings.

               (h) Waiver of Automatic Stay. In view of the public interest in the integrity of the gaming process and the involvement of the County and Landlord in the Project, in the event of any voluntary or involuntary petition in bankruptcy involving Tenant or New Guarantor, Tenant and New Guarantor hereby waive, to the fullest extent permitted by law, any right they may have to object to the waiver of vacation of the automatic stay in all respects as to the rights of Landlord under the Lease and the New Guarantees.

               (i) Waiver of Jury Trial. Tenant hereby waives all right to trial by jury in any action or proceeding hereafter instituted by Landlord against Tenant with respect to this Lease or the Project.

               (j) Additional Remedies. In the event of any breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall have the right to invoke any right and remedy allowed at law or in equity including the right to seek specific performance of Tenant's obligations under this Lease and to enjoin violations of this Lease by Tenant.

               (k) Landlord's Default. It shall be an event of default on the part of Landlord (a "Landlord Default") if any one or more of the events described in the following clauses (i) through (iii) shall occur and be continuing after expiration of the applicable notice and cure period provided for in such clause:

               (i) Landlord shall fail to make any payment which Landlord agrees to make to or for the benefit of Tenant pursuant to Section 2 or to otherwise cure on a timely basis any objection raised by Tenant under Section 2 which Landlord has theretofore agreed in writing to cure, after 30 days prior written notice to Landlord;

               (ii) Landlord shall make a material
                    misrepresentation in any representation or warranty provided to Tenant under Section 8(b) or to Assignee in the certificate to be provided to Assignee pursuant to Section 1(d)(5), and such misrepresentation shall materially and adversely affect any right or benefit available to Tenant or Assignee under this Lease; or

               (iii)Landlord shall breach any express covenant of
                    Landlord under this Lease and shall fail to cure such breach within 30 days after notice from Tenant specifying the nature of such breach, unless the same cannot be cured within 30 days, in which event Landlord shall not be deemed in default provided Tenant commences the cure of such default within 30 days and thereafter diligently pursues such cure to completion.

If a Landlord Default shall occur, Tenant shall have the right to pursue any remedy available to Tenant at law or in equity on account of such Landlord Default; provided, however, in no event shall Tenant be entitled to (i) withhold, deduct or offset Rent or Additional Rent, (ii) vacate or abandon the Project or close the Casino (except pursuant to any express right of vacation or closure granted Tenant under this Lease), (iii) seek or recover consequential damages (such as for lost profits) from Landlord,
(iv) seek or recover damages or equitable relief in violation of the provisions of Sections 20(c) or Section 22, or (v) terminate this Lease (except pursuant to any express right of termination granted Tenant under this Lease). Tenant hereby waives and releases each of the claims specified in clauses (i) through (v) hereof. In all events, any recovery of monetary damages (except in connection with a breach of Section 10) by Tenant shall be limited solely to the interest of Landlord in the Premises, which shall include the Rentals and avails thereof.

          26. Remedies Cumulative. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant or any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord or Tenant of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

          27. Surrender of Premises. Upon the expiration or termination of this Lease, Tenant agrees to quit and surrender the Premises, clean and free of any and all Hazardous Substances released, spilled or discharged into or on the Project during the Tenant's tenancy and in the same condition and repair as on the date of execution hereof, and Tenant, at Landlord's option, shall remove the Casino and any fixtures or structures installed or located within the Premises or any public right of way at Tenant's sole cost and expense and without expense to Landlord. Tenant may, or, if directed by Landlord, shall remove all personal property of Tenant from the Premises, including gaming equipment and gaming machinery. If Tenant shall fail to remove any of Tenant's property within 90 days after the receipt of notice of termination or expiration of this Lease, Tenant's property shall be deemed abandoned. If the Premises is not surrendered as and when aforesaid, Tenant shall indemnify Tenant against all loss or liability resulting from the delay of Tenant in so surrendering the same including without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Section shall survive the expiration or sooner termination of the Term.

          28. Cure of Tenant's Default. If Tenant shall fail to make any payment or perform any act required hereunder to be made or performed by Tenant then Landlord may, but shall be not be obligated to, make such payment or perform such act with the same effect as if made or performed by Tenant. Entry by Landlord upon the Project for such purpose shall not waive or release Tenant from any default or obligation hereunder. Tenant shall reimburse Landlord for all sums paid and all costs incurred by Landlord in performing the obligations of Tenant hereunder, including attorneys' fees, upon Landlord's demand therefor which shall be Additional Rent hereunder.

          29. Notices. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by a nationally recognized courier service, telecopier or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as such party shall hereafter inform the other party hereto by written notice given as aforesaid:

     If to Landlord:     St. Louis County Port Authority
                         Economic Council of St. Louis County
                         121 South Meramec, Suite 900
                         Clayton, Missouri 63105
                         Attention:  Director of Real Estate
                         FAX: (314) 615-7666

     Copies to:          Economic Council of St. Louis County
                         121 South Meramec, Suite 900
                         Clayton, Missouri 63105
                         Attention:  General Counsel

                         St. Louis County
                         41 South Central
                         Clayton, Missouri 63105
                         Attention: County Counselor
                         FAX: (314) 615-3732

     If to Southboat     Southboat Limited Partnership
     Ltd. Partnership:   10205 Gravois Road
                         St. Louis, Missouri 63123
                         Attention:  Mr. Dennis P. Long

     Copies to:          Frederick J. Berger, Esq.
                         Riezman & Berger, P.C.
                         7700 Bonhomme, 7th Floor
                         St. Louis, Missouri 63105

     If to Assignee:     Ameristar Casino St. Louis, Inc.
                         3773 Howard Hughes Parkway
                         Suite 490 South
                         Las Vegas, Nevada 89109
                         Attention:  President
                         FAX: (702) 369-8860

     Copies to:          Gordon R. Kanofsky
                         Senior Vice President of Legal Affairs
                         Ameristar Casinos, Inc.
                         16633 Ventura Boulevard
                         Suite 1050
                         Encino, California 91436
                         FAX: (818) 995-7099

                         Steven E. Kushner
                         Stinson, Mag & Fizzell
                         100 South Fourth Street, Suite 700
                         St. Louis, Missouri 63102
                         FAX: (314)259-4599

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt, or if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed. Any notices relating to maintenance shall be given to those parties locally responsible as hereinafter designated by the parties upon completion of the anticipated improvements. Prior to the Assignment Date, Tenant and Assignee shall receive a copy of each and every notice delivered by Landlord to Tenant or Assignee.

          30. Unavoidable Delay. As used in this Lease, the term "Unavoidable Delay" shall mean any delay if and to the extent caused by a fire, flood, tornado, earthquake, severe inclement weather or other Act of God, strike, lockout or other labor dispute, material breach of a contractual obligation by a party not affiliated with Tenant, Assignee or New Guarantor (provided Tenant or Assignee uses its best efforts to enforce its contractual rights and to secure performance by another contractor if such right is available to Tenant or Assignee under such contract), unavailability of essential materials, war, insurrection, civil disorder or a change in law or regulation or an order by the Commission. In no event shall the Investigation Deadline be changed due to any Unavoidable Delay. In no event shall lack of funds, Tenant's failure to comply with Tenant's contractual obligations or changes in the economy or marketplace constitute a basis for asserting an Unavoidable Delay.

          31.  Arbitration of Certain Disputes.

               (a) Arbitration of Specific Disputes. In the event of a dispute between the parties pursuant to Sections 9, 10, 12, 14, 16 or 19, the issue requiring resolution may be submitted by either party to expedited arbitration in accordance with the following procedures:

               (b) Arbitration Procedures. Arbitration shall be commenced by written notice thereof from the party seeking arbitration to the other party. Not later than 10 days after delivery of such notice, each party shall select an independent arbitrator who shall be an attorney licensed to practice law in any state and practicing law for not less than 20 years. Not later than 20 days after their selection, the two arbitrators shall jointly select a third arbitrator having the same qualifications as themselves. The arbitration panel shall meet and determine the rules for submission and hearing of evidence and so advise Landlord and Tenant not later than 10 days after their selection. The panel shall convene and conduct a hearing according to the rules established by them and shall render a written decision which shall be binding on the parties not later than 60 days after the date the third arbitrator has been selected. The decision of the arbitration panel shall be final and binding on the parties. Each party shall bear the fees and expenses of its own arbitrator and shall share equally in the payment of the fees and expenses of the third arbitrator.

          32. Estoppels. Each party acknowledges that from time to time the other party may request, for the benefit of third parties, information relating to the effectiveness of this Lease and the New Guarantees, whether this Lease or the New Guarantees have been modified or amended, the status of payments of Rent and Additional Rent due hereunder, whether an Event of Default or a Landlord Default has occurred and is continuing, and other information reasonably and customarily required by lenders, accountants and other parties having an interest in the Project, or in Landlord, Tenant or New Guarantor and their respective operations. Each party agrees to respond in writing to any request it may receive from the other party within 10 days after its receipt of such request, and to provide all such requested information.

          33. Relationship of Parties. Nothing contained in this Lease shall be deemed to constitute or be construed or implied to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of the landlord and tenant. The term "Landlord" as used in this Lease means only the owner of the current interest of Landlord in the Premises or, as the case may be, the successor thereto from time to time.

          34. No Broker. Tenant covenants, warrants and represents to Landlord that there was no broker instrumental in consummating the Assignment and that no conversations or prior negotiations were had by Tenant with any broker in connection therewith. Tenant agrees to indemnify and hold the Landlord harmless against and from all liabilities, including reasonable attorneys' fees, arising from any claims for brokerage commissions or finders' fees resulting from or arising out of any conversations or negotiations had by Tenant directly with any broker.

          35. Conflict of Interest. The parties agree to abide by all Governmental Requirements relating to conflict of interest. Additionally, but not in limitation of the foregoing, no member, officer, commissioner or employee of Landlord or any branch of County government who has any power of review or approval of any of the undertakings herein, shall participate in any decisions relating thereto which affect his/her personal interests or the interests of any corporation or partnership in which he or she is directly or indirectly interested. No member, official or employee of Landlord shall have any personal interest direct or indirect, in this Lease, nor participate in any decisions relating thereto which affect his or her personal interests or the interests of any corporation or partnership in which he or she is directly or indirectly interested. In the construction and/or operation of the Project, Tenant shall not knowingly, after due inquiry, employ or contract with any person if a member of his or her immediate family is a member, officer, commissioner or employee of Landlord or any branch of County government in an administrative capacity, by which is meant those who have selection, hiring, supervisory or operational responsibility for the work to be performed pursuant to this Lease. For the purposes of this section, "immediate family" includes: wife, husband, son, daughter, mother, father, brother, sister, brother-in-law, sister-in-law, father-in-law, mother-in-law, aunt, uncle, niece, nephew, step-parent and stepchild.

          36. Entire Lease. This Lease sets forth the entire agreement between the parties. There are no understandings, agreements, statements, promises, or representations or warranties, express or implied, in respect of the Property, the Project or this Lease which are not specified herein. This Lease shall not be modified, amended or supplemented except by a writing subscribed to by the party to be charged, nor may this Lease be canceled by Tenant or the Project surrendered except in accordance with the express provisions of this Lease.

          37. Survival of Covenants. All representations, warranties and indemnities set forth in this Lease shall survive the execution hereof.

          38. Binding Effect. This Lease binds the parties hereto and inures to the benefit of their respective heirs, personal representatives, successors or assigns.

          39. Time of the Essence. Time is of the essence with respect to the performance of this Lease and each and every provision contained herein.

          40. Venue. If and in the event of a dispute arising hereunder, venue shall be vested in the Circuit Court of St. Louis County, State of Missouri. Tenant acknowledges that it has negotiated this Lease in the County, and has made numerous business contacts and entered into agreements relating to real estate and other matters sufficient to confer jurisdiction of the courts of St. Louis County, State of Missouri.

          41. Authorization and Capacity. The parties hereto represent to each other that each has the full right, power and authority to enter into this Lease and to fully perform its obligations. The persons executing this Lease warrant and represent that each has the authority to execute in the capacity stated and to bind the parties hereto.

          42. Third-Party Beneficiaries. Subject only to the provisions of Sections 1(d) and (f), Landlord and Tenant are the only parties to this Lease and the only parties capable of or entitled to the enforcement of its provisions. Each party confirms that no other parties are intended to be third party beneficiaries of any covenant or provision of this Lease. Notwithstanding the foregoing provisions of this Section 42, Tenant acknowledges and agrees that the County shall be an intended third party beneficiary of Tenant's designation of the County as the "home dock" for the Project under Section 13.

          43. Severability. In the event any provision of this Lease is rendered void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Lease shall be construed so as to constitute a complete agreement, and this Lease, as so reformed, shall remain in full force and effect.

          44.  Non-Waiver Provision.   Failure by either party
hereto, at any time, to require the performance by the other of any term of this Lease, shall not in any way effect the right of either party to enforce such terms, nor shall any waiver by either party of any term hereof be taken or held to be a waiver of any other provision of this Lease. No waiver of any term or provision of this Lease shall be effective unless the same is in writing, signed by the parties hereto.

          45. Governing Law. This Lease is entered into in the State of Missouri and shall be construed, enforced and governed, as to both validity and performance, in accordance with the laws of the State of Missouri and all of the rights and obligations of the parties hereunder shall be determined in pursuant to the laws of the State of Missouri.

          46.  Recording of Lease.  From and after the
Commencement Date, either party may, at its own expense, cause a memorandum of this Lease, approved by the other party, to be recorded in the Office of the Recorder of Deeds for the County of St. Louis.

          47. Attachments. All exhibits attached to this Lease are incorporated herein and made part hereof by reference.

          48. Headings. The captions, headings and arrangements in this Lease are for convenience only and do not in any way define, limit or modify the terms or provisions hereof.

          49. Number and Gender of Words. Whenever the singular number is used in this Lease, the same shall include the plural where appropriate and words of any gender shall include the other gender where appropriate.

          50. Business Days. Except as provided in Section 11, whenever it is provided in this Lease that an event shall occur on a day which is a Saturday, Sunday or legal holiday in the State of Missouri, such event shall occur instead on the next business day.

          51. Multiple Counterparts. This Lease may be executed in a number of identical counterparts and if so executed, each such counterpart is deemed an original for all purposes, and all such counterparts shall collectively constitute one Lease.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as the date first above written.

       THIS LEASE CONTAINS A BINDING ARBITRATION PROVISION
              WHICH MAY BE ENFORCED BY THE PARTIES

                              LANDLORD:

                              ST. LOUIS COUNTY PORT AUTHORITY




                              By:  /s/ Charles Wiegers
                                   Name:     Charles Wiegers
                                   Title:    Chair

APPROVED AS TO FORM




/s/ Elaine B. Wright
General Counsel, Economic Council
     of St. Louis County


                              TENANT:

                              SOUTHBOAT LIMITED PARTNERSHIP
                              By: Southboat Lemay, Inc., its
general partner




                              By:  /s/ Dennis P. Long
                                   Name:     Dennis P. Long
                                   Title:    President of
                                   Southboat Lemay, Inc., Its
                                   General Partner
SCHEDULE OF ATTACHMENTS

ATTACHMENT A
Description of the Property

ATTACHMENT B
Site Plan of the Premises

ATTACHMENT C
Diagram of Adjacent Parcel

Attachment D-1
New Project Proposal Preliminary Construction Documents

Attachment D-2
New Project Proposal Employment and Contracting Policies

Attachment E
Guarantee of Minimum Rent

Attachment F
Guarantee of Completion

Attachment G
Assignment and Assumption Agreement

Attachment H
Release of Landlord and St. Louis County

Attachment I
License and Indemnity for Early Entry onto the Premises

Attachment J
Legal Description of Premises

ATTACHMENT K
Adjacent Parcel Buffer Zone


                          ATTACHMENT E

                    GUARANTEE OF MINIMUM RENT

          FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, and to induce the ST. LOUIS COUNTY PORT AUTHORITY, a public body corporate and politic of the State of Missouri ("Landlord") to approve the proposed assignment of the right, title and interest of Southboat Limited Partnership, a Missouri limited partnership ("Tenant") in that certain Amended and Restated Lease and Development Agreement, by and between Tenant and Landlord, dated as of February ___, 2000(the "Lease") to Ameristar Casino St. Louis, Inc., a Missouri corporation ("Assignee"), AMERISTAR CASINOS, INC., a Nevada corporation ("Guarantor"), having its principal place of business at 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109, does hereby unconditionally covenant and agree with Landlord, its successors and assigns, as follows:

          1. Terms defined in the Lease and used in this Guarantee of Minimum Rent (the "Rent Guarantee") shall have the same meaning herein as so defined.

          2. If an Event of Default shall occur under Section 25(a)(i) of the Lease at any time during the Guarantee Period (as hereinafter defined) due to the failure of Tenant to pay, within ten (10) days after notice of nonpayment (unless notice shall no longer be required pursuant to such subsection), any component or installment of Minimum Rent due Landlord pursuant to the Lease, or if the Lease shall be terminated at any time during the Guarantee Period due to an Event of Default, then Guarantor will well and truly immediately pay Landlord on demand, in cash, the full sum of unpaid Minimum Rent due Landlord under the Lease for the remainder of the Guarantee Period (and said sum will not be reduced by application of any "present value" formula), not to exceed the total amount of all Minimum Rent allocable to the Guarantee Period (the "Guaranteed Amount"). As used in this Rent Guarantee, the term "Guarantee Period" shall mean that period commencing on the Commencement Date and ending on the earlier to occur of (a) the last day of the 15th Lease Year occurring after the Commencement Date and (b) the date on which the Lease is terminated in accordance with its terms (other than due to an Event of Default). Notwithstanding the first sentence of this
Section 2, in lieu of paying to Landlord in one lump sum the entire Guaranteed Amount, Guarantor may elect to pay to Landlord the Minimum Rent as and when the same would have otherwise been due under the Lease through the remainder of the Guarantee Period had the Lease not been terminated or had an Event of Default under Section 25(a)(i) not occurred. Notwithstanding the foregoing, in the event of an Event of Default under this Rent Guarantee, Guarantor's option to make installment payments of Minimum Rent shall be null and void, and Guarantor shall immediately pay to Landlord, on demand, in cash, the full sum of the Guaranteed Amount due but unpaid.

          3. This Rent Guarantee constitutes an absolute and unconditional guarantee of payment of Minimum Rent accruing during the Guarantee Period and is not a guarantee of collection. It shall be enforceable against Guarantor, its successors and assigns, without the necessity for any suit or proceedings by Landlord against Tenant, its successors and assigns, and without the necessity of any notice of acceptance of this Rent Guarantee. In addition, Guarantor further waives any right Guarantor may have to seek a reduction in, or a credit against payment of, the Guaranteed Amount, or any portion thereof, for any reason other than payment of the Guaranteed Amount; provided, however, that the Guaranteed Amount shall be reduced by an amount equal to any rent or license or operating fees actually received by Landlord during the Guarantee Period from any new tenant, licensee or operator of the Premises procured by or for Landlord, after deduction of (i) all Rent and Additional Rent accrued under the Lease but unpaid to Landlord, and (ii) Landlord's reasonable expenses incurred in the enforcement of Tenant's obligations under the Lease and Guarantor's obligations under this Rent Guarantee, and in reletting or licensing the use of the Premises, including, without limitation reasonable brokerage fees and commissions and reasonable attorneys' fees and expenses.

          4. Guarantor agrees that the validity of this Rent Guarantee and the obligations of Guarantor shall in no way be terminated, affected or impaired by reason of the assertion or the failure or delay to assert by Landlord against Tenant, or Tenant's successors and assigns, any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The single or partial exercise of any right, power or privilege under this Rent Guarantee shall not preclude any other or the further exercise thereof or the exercise of any other right, power or privilege by Landlord.

          5. Failure of Guarantor to honor any demand for payment under this Rent Guarantee within ten (10) days after notice thereof by Landlord (which notice shall not be required more than twice during any twelve month period) and to make payment of any sums due hereunder within 5 days after delivery of such notice, or the breach by Guarantor of any representation or warranty of Guarantor hereunder, shall constitute an Event of Default hereunder.

          6. This Rent Guarantee shall not be affected and the liability of the Guarantor shall not be extinguished or diminished (a) by Landlord's receipt, application or release of security given for the performance and observation of the covenants and conditions in the Lease to be performed or observed by Tenant, its successors and assigns, including any sums paid by Guarantor under the Guarantee of Completion issued by Guarantor to Landlord on the Assignment Date (the "Completion Guarantee"),
(b) by the discharge of Tenant's liabilities through bankruptcy, insolvency or any similar debt relief proceedings, (c) by reason of sums paid or payable to Landlord from the proceeds of any insurance policy or condemnation award (unless the Lease is terminated incident to condemnation), or (d) by any extensions, renewals, amendments, indulgences, modifications, transfers or assignments in whole or in part of the Lease, whether or not notice thereof is given to Guarantor.

          7. Guarantor agrees that the liability of Guarantor is co-extensive with that of Tenant and also joint and several.

          8. Landlord's acceptance of a note or collateral of Tenant or Guarantor shall not constitute the full cash payment required herein. This Rent Guarantee is given in addition to all other guarantees which may pertain to Tenant's indebtedness, and is not subordinate to any other guarantees. Landlord's rights under all guarantees, including this Rent Guarantee, shall be cumulative and independently enforceable. It shall not be a condition to the enforcement of this Rent Guarantee that any other guarantees or collateral be resorted to by Landlord. Any such collateral or guarantee, including the Completion Guarantee, may be applied by Landlord in satisfaction of any obligation or liability of Tenant under the Lease without thereby impairing, reducing, diminishing or otherwise modifying the obligations of Guarantor under this Rent Guarantee.

          9. In order to induce Landlord to approve the proposed assignment of Tenant's right, title and interest in the Lease to Assignee, Guarantor makes the following representations and warranties to Landlord:

          (a) Guarantor is duly formed and validly existing as a Nevada corporation;

          (b) the execution and delivery of this Rent Guarantee and the performance by Guarantor of Guarantor's obligations hereunder have been duly authorized by all requisite corporate action;

          (c) this Rent Guarantee constitutes the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms;

          (d) no litigation or regulatory proceedings are pending or, to the best of Guarantor's knowledge, threatened against Guarantor which, if adversely determined, would likely have a material adverse impact on Guarantor or on this Rent Guarantee;

          (e) Guarantor is not a party to, and neither Guarantor nor Guarantor's properties, real or personal, are subject to, any agreement, order, proceeding, ruling or other matter in conflict with any provision of this Rent Guarantee or which materially and adversely affects its ability to perform its obligations hereunder;

          (f) Guarantor is solvent and is not a party to any assignment for the benefit of creditors or bankruptcy proceeding;
and

          (g) Guarantor is not in material default of any contract or agreement to which it is a party which materially and adversely affects Guarantor's ability to perform its obligations under this Rent Guarantee.

          10. Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Rent Guarantee is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificate may be relied on by third parties. Should Landlord be obligated by any bankruptcy or other law in connection with any bankruptcy proceeding of Tenant or Guarantor to repay to Tenant or to Guarantor or to any trustee, receiver or other representative or any of them, any amounts previously paid to Landlord, its successors and assigns, this Rent Guarantee shall be reinstated in the amount of such repayments.

          11. As a further inducement to Landlord to approve the proposed assignment of Tenant's right, title and interest in the Lease to Assignee and in consideration thereof, Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Rent Guarantee, Landlord and Guarantor shall and do hereby waive trial by jury. Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Rent Guarantee shall be governed by and construed in accordance with the laws of the State of Missouri, and Guarantor hereby consents to jurisdiction and venue in the Circuit Court of St. Louis County, Missouri, or in the United States District Court for the Eastern District of Missouri, St. Louis, Missouri, wherein Landlord at its election may bring an action for the enforcement of this Rent Guarantee. If Landlord commences an action in such court, Guarantor hereby agrees that it will submit to the personal jurisdiction of such court and will not attempt to have such action dismissed, abated or transferred on the ground of forum non conveniens.

          12. Guarantor covenants and agrees that for so long as the restrictive covenant described in Section 10(c) of the Lease shall remain in effect as against Tenant, Guarantor shall not participate in any manner in the ownership, sponsorship, control, management, operation or use of any riverboat gaming facility along either the Illinois or Missouri banks of the Mississippi River from the southern boundary of the City of St. Louis to the northern boundary of Jefferson County, Missouri. Guarantor acknowledges that the restrictive covenant contained in this
Section 12 (and made by the Tenant under the Lease) is reasonable under all of the circumstances. The provisions of this Section 12 shall survive any termination of this Rent Guarantee.

          13. Guarantor covenants and agrees to pay interest to Landlord on any and all sums due Landlord hereunder which remain unpaid for more than five (5) days after delivery of Landlord's demand for payment, commencing on the date such payment is due, at the rate of two percent (2%) in excess of the from time to time publicly announced prime rate of interest of The Bank of America.

          14. If any provision or application of this Rent Guarantee is invalid, unenforceable or illegal for any reason, the parties agree that such invalid, unenforceable or illegal provision or application shall be deemed modified to the extent, but only to the extent, required to make such portion or application enforceable, and that no such modification shall be deemed to affect the remainder of this Rent Guarantee.

          15. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by a nationally recognized courier service, telecopier or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as such party shall hereafter inform the other party hereto by written notice given as aforesaid:

          If to Guarantor:    Ameristar Casinos, Inc.
                              3773 Howard Hughes Parkway
                              Suite 490 South
                              Las Vegas, Nevada 89109
                              Attention:  President
                              FAX: (702) 369-8860

          With copies to:     Gordon R. Kanofsky
                              Senior Vice President of Legal
                              Affairs
                              Ameristar Casinos, Inc.
                              16633 Ventura Boulevard
                              Suite 1050
                              Encino, California 91436
                              FAX: (818) 995-7099

                              Steven E. Kushner
                              Stinson, Mag & Fizzell
                              100 South Fourth Street, Suite 700
                              St. Louis, Missouri 63102
                              Fax: (314) 259-4599

          If to Landlord:     St. Louis County Port Authority
                              Economic Council of St. Louis
                              County
                              121 South Meramec, Suite 900
                              Clayton, Missouri 63105
                              Attention:  Director of Real
                                          Estate
                              FAX: (314) 615-7666

          With copies to:     Economic Council of St. Louis
                              County
                              121 South Meramec, Suite 900
                              Clayton, Missouri 63105
                              Attention:  General Counsel
                              FAX: (314) 615-7666

                              St. Louis County
                              41 South Central
                              Clayton, Missouri 63105
                              Attention: County Counselor
                              FAX: (314) 615-3732

          All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt, or if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed.

     16. Guarantor hereby indemnifies and holds Landlord harmless from and against any attorneys' fees and the expenses of such attorneys, costs of collection and court costs which may be incurred by Landlord in the enforcement of its rights hereunder, whether or not litigation is commenced, but only if Landlord is the prevailing party in any such enforcement action.

          IN WITNESS WHEREOF, Guarantor has executed this Rent
Guarantee this ___ day of _____________.


                                   AMERISTAR CASINOS, INC.



                                   By:
                                        Name:
                                        Title:

ATTEST:



By:
     Name:
     Title:


                          ATTACHMENT F

                    GUARANTEE OF COMPLETION

          FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, and to induce the ST. LOUIS COUNTY PORT AUTHORITY, a public body corporate and politic of the State of Missouri ("Landlord") to approve the proposed assignment of the right, title and interest of Southboat Limited Partnership, a Missouri limited partnership ("Tenant") in that certain Amended and Restated Lease and Development Agreement, by and between Tenant and Landlord, dated as of February ___, 2000 (the "Lease") to Ameristar Casino St. Louis, Inc., a Missouri corporation ("Assignee"), AMERISTAR CASINOS, INC., a Nevada corporation ("Guarantor"), having its principal place of business at 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109, does hereby unconditionally covenant and agree with Landlord, its successors and assigns, as follows:

          1. Terms defined in the Lease and used in this Guarantee of Completion (the "Completion Guarantee") shall have the same meaning herein as so defined.

          2. If Tenant shall abandon the Project after commencement of any Work, or, if for reasons other than an Unavoidable Delay or a delay caused by Landlord or St. Louis County, any lien for services, labor or materials shall be filed against the Property or the Project on account of the Work, and such lien shall not be timely discharged or, in the event Tenant or Guarantor shall elect to contest the lien in good faith and by appropriate proceedings without providing security to Landlord in accordance with Section 9(d) of the Lease, or in the event the Work shall be defective in any material respect or not in conformity with the Plans in any material respect and Tenant shall fail or refuse to correct the Work after 30 days' prior written notice, then Guarantor, at Guarantor's sole risk, cost and expense, and subject to all of the provisions of the Lease governing the Work, will well and truly immediately perform or correct the Work, or pay and discharge the lien claim, as the case may be. Guarantor shall pay all costs of the Work not paid by Tenant and reimburse Landlord for any costs reasonably incurred by Landlord in completing or correcting the Work or in paying the cost of any lien claim or the defense thereof, as the case may be.

          3. This Completion Guarantee constitutes an absolute and unconditional guarantee of completion of the Work in accordance with the requirements of the Lease and payment of all costs incurred by Tenant and/or Guarantor for or in connection with the Work. This Completion Guarantee shall be enforceable against Guarantor, its successors and assigns, without the necessity for any suit or proceedings by Landlord against Tenant, its successors and assigns, and without the necessity of any notice of non-payment, non-performance or non-observance or any notice of acceptance of this Completion Guarantee or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Nothing contained in this Section 3, however, shall impair the right of Guarantor to contest the validity of any claim for the cost of labor or materials or to pursue any claim against a contractor, subcontractor or supplier in connection with the Work; provided, however, that in any such event the right of Guarantor to contest or pursue any such claim shall be conditioned on delivery to Landlord of reasonably adequate cash security to cover the cost of the claim, together with reasonable attorneys fees and expenses, or the reasonable cost required to complete or correct the Work, as the case may be.

          4. Guarantor agrees that the validity of this Completion Guarantee and the obligations of Guarantor shall in no way be terminated, affected or impaired by reason of the assertion or the failure or delay to assert by Landlord against Tenant, or Tenant's successors and assigns, any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The single or partial exercise of any right, power or privilege under this Completion Guarantee shall not preclude any other or the further exercise thereof or the exercise of any other right, power or privilege by Landlord.

          5. Failure of Guarantor to honor any demand for performance or payment under this Completion Guarantee and to make immediate payment of any sums due hereunder, or the breach by Guarantor of any representation or warranty of Guarantor hereunder, shall constitute an Event of Default hereunder.

          6. This Completion Guarantee shall not be affected and the liability of the Guarantor shall not be extinguished or diminished (a) by Landlord's receipt, application or release of security given for the performance and observation of the covenants and conditions in the Lease to be performed or observed by Tenant, its successors and assigns, including any sums paid by Guarantor under the Guarantee of Minimum Rent to be issued by Guarantor to Landlord on the Commencement Date (the "Rent Guarantee"), (b) by the discharge of Tenant's liabilities through bankruptcy, insolvency or any similar debt relief proceedings,
(c) by reason of sums paid or payable to Landlord from the proceeds of any insurance policy or condemnation award (unless the Lease is terminated incident to condemnation), or (d) by any extensions, renewals, amendments, indulgences, modifications, transfers or assignments in whole or in part of the Lease, whether or not notice thereof is given to Guarantor. If the Lease is terminated in accordance with its terms (other than due to an Event of Default) prior to completion of the Work, the obligations of Guarantor under this Completion Guarantee shall thereafter be limited to securing the obligation of Tenant to pay all costs incurred by Tenant in connection with the Work and to remove all property of Tenant from the Premises in accordance with the terms of the Lease.

          7. Guarantor agrees that it shall have no rights of indemnification or subrogation, and that Guarantor shall subordinate its rights of recourse, against Tenant by reason of any indebtedness or sums due to Guarantor, unless and until the obligations secured by this Completion Guarantee are fully performed. Guarantor agrees that it shall not assert any claim which it has or may have against Tenant, including any claims under this Completion Guarantee, until the obligations of Tenant under the Lease in respect of the Work are fully satisfied and discharged. The liability of Guarantor is co-extensive with that of Tenant and also joint and several.

          8. Landlord's acceptance of a note or collateral of Tenant shall not constitute the full cash payment required herein. This Completion Guarantee is given in addition to all other guarantees which may pertain to Tenant's indebtedness or obligations, and is not subordinate to any other guarantees. Landlord's rights under all guarantees, including this Completion Guarantee, shall be cumulative and independently enforceable. It shall not be a condition to the enforcement of this Guarantee that any other guarantees or collateral be resorted to by Landlord. Any such collateral or guarantee, including the Rent Guarantee, may be applied by Landlord in satisfaction of any obligation or liability of Tenant under the Lease without thereby impairing, reducing, diminishing or otherwise modifying the obligations of Guarantor under this Completion Guarantee.

          9. In order to induce Landlord to approve the proposed assignment of Tenant's right, title and interest in the Lease to Assignee, Guarantor makes the following representations and warranties to Landlord:

          (a) Guarantor is duly formed and validly existing as a Nevada corporation;

          (b)  the execution and delivery of this Completion
Guarantee and the performance by Guarantor of Guarantor's obligations hereunder have been duly authorized by all requisite corporate action;

          (c) this Completion Guarantee constitutes the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms;

          (d) no litigation or regulatory proceedings are pending or, to the best of Guarantor's knowledge, threatened against Guarantor which, if adversely determined, would likely have a material adverse impact on Guarantor or on this Completion
Guarantee;

          (e) Guarantor is not a party to, and neither Guarantor nor Guarantor's properties, real or personal, are subject to, any agreement, order, proceeding, ruling or other matter in conflict with any provision of this Completion Guarantee or which materially and adversely affects its ability to perform its obligations hereunder;

          (f) Guarantor is solvent and is not a party to any assignment for the benefit of creditors or bankruptcy proceeding;
and

          (g) Guarantor is not in material default of any contract or agreement to which it is a party which materially and adversely affects Guarantor's ability to perform its obligations under this Completion Guarantee.

          10. Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Completion Guarantee is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificate may be relied on by third parties. Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to Guarantor or to any trustee, receiver or other representative or any of them, any amounts previously paid to Landlord, its successors and assigns, this Completion Guarantee shall be reinstated in the amount of such repayments.

          11. As a further inducement to Landlord to approve the proposed assignment of Tenant's right, title and interest in the Lease to Assignee and in consideration thereof, Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Completion Guarantee, Landlord and Guarantor shall and do hereby waive trial by jury. Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Completion Guarantee shall be governed by and construed in accordance with the laws of the State of Missouri, and Guarantor hereby consents to jurisdiction and venue in the Circuit Court of St. Louis County, Missouri, or in the United States District Court for the Eastern District of Missouri, St. Louis, Missouri, wherein Landlord at its election may bring an action for the enforcement of this Completion Guarantee.

          12. Guarantor hereby indemnifies and holds Landlord harmless from and against any attorneys' fees and the expenses of such attorneys, costs of collection and court costs which may be incurred by Landlord in the enforcement of its rights hereunder, whether or not litigation is commenced, but only if Landlord is the prevailing party in any such enforcement action.

          13. Guarantor covenants and agrees to pay interest to Landlord on any and all sums due Landlord hereunder which remain unpaid for more than five (5) days after delivery of Landlord's demand for payment, commencing on the date such payment is due, at the rate of two percent (2%) in excess of the from time to time publicly announced prime rate of interest of The Bank of America.

          14. If any provision or application of this Completion Guarantee is invalid, unenforceable or illegal for any reason, the parties agree that such invalid, unenforceable or illegal provision or application shall be deemed modified to the extent, but only to the extent, required to make such portion or application enforceable, and that no such modification shall be deemed to affect the remainder of this Completion Guarantee.

          15. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by a nationally recognized courier service, telecopier or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as such party shall hereafter inform the other party hereto by written notice given as aforesaid:

          If to Guarantor:    Ameristar Casinos, Inc.
                              3773 Howard Hughes Parkway
                              Suite 490 South
                              Las Vegas, Nevada 89109
                              Attention:  President
                              FAX: (702) 369-8860

          With copies to:     Gordon R. Kanofsky
                              Senior Vice President of Legal
                              Affairs
                              Ameristar Casinos, Inc.
                              16633 Ventura Boulevard
                              Suite 1050
                              Encino, California 91436
                              FAX: (818) 995-7099

                              Steven E. Kushner
                              Stinson, Mag & Fizzell
                              100 South Fourth Street, Suite 700
                              St. Louis, Missouri 63102
                              Fax: (314) 259-4599

          If to Landlord:     St. Louis County Port Authority
                              Economic Council of St. Louis
                              County
                              121 South Meramec, Suite 900
                              Clayton, Missouri 63105
                              Attention:  Director of Real
                                          Estate
                              FAX: (314) 615-7666

          With copies to:     Economic Council of St. Louis
                              County
                              121 South Meramec, Suite 900
                              Clayton, Missouri 63105
                              Attention:  General Counsel
                              FAX: (314) 615-7666

                              St. Louis County
                              41 South Central
                              Clayton, Missouri 63105
                              Attention: County Counselor
                              FAX: (314) 615-3732

          All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt, or if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed.


          IN WITNESS WHEREOF, Guarantor has executed this
Completion Guarantee this ___ day of _______________.

                                   AMERISTAR CASINOS, INC.


                                   By:
                                        Name:
                                        Title:
ATTEST:


By:
     Name:
     Title: